UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT 6 to
FORM 10-12g

_____________________

CHINA DU KANG CO., LTD.

_____________________

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

                                                                       Nevada                                                                     90-0531621
(State of Incorporation or Organization)                           (I.R.S. Employer Identification No.)

Town of Dukang, Baishui County, Shaanxi province, China
A-28,Van Metropolis,#35 Tangyan Road,
Xi'an, Shaanxi, PRC,                                             710065
Address of Principal Executive Offices                     Zip Code

8629-88830106-822
_____________________
Telephone Number

Copies to:

Charles W. Barkley, Esq.
6201 Fairview Road, Suite 200
Charlotte, NC 28210
(704) 944-4290

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, .001 par value per share
 (Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CHINA DU KANG CO., LTD.
___________________________
TABLE OF CONTENTS

Page
Item No.	Item Caption
1.	Business
1A.	Risk Factors
2.	Financial Information
3.	Properties
4.	Security Ownership of Certain Beneficial Owners and Management
5.	Directors and Executive Officers
6.	Executive Compensation
7.	Certain Relationships and Related Transactions, and Director Independence
8.	Legal Proceedings
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
10.	Recent Sale of Unregistered Securities
11.	Description of Registrant’s Securities to be Registered
12.	Indemnification of Directors and Officers
13.	Financial Statements and Supplementary Data including the Consolidated Financial Statements
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
15.	Financial Statements and Exhibits

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).We intend to be subject to the requirements of Regulation 13A under the Exchange Act, which requires us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we are required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means China Du Kang Co., Ltd.  Our principal place of business is located at A-28,Van Metropolis,#35 Tangyan Road, Xi'an, Shaanxi, PRC,, 710065.  Our telephone number is 8629-88830106-822.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1.   Business

China Du Kang Co., Ltd (“Du Kang” or the “Company”) was incorporated as U. S. Power Systems, Inc., in the State of Nevada on January 16, 1987.  On or about June 8, 2006 the Company’s name was changed to Premier Organic Farms Group, Inc. On or about November 30, 2006 the name was changed to Amstar Financial Holdings, Inc. (“AFLH”). On or about March 18, 2008 the name was changed to its current name of China Du Kang Co., Ltd. with its corporate charter still residing in Nevada.  The Company changed its fiscal year ending from September 30 to December 31 in February 2008.

Overview

The Company had been engaged in the business to provide various financial services since it's incorporation.  The Company was not successful and discontinued the majority of its operation by December 31, 2007.

“We previously were a shell company, therefore the exemption offered pursuant to Rule 144 is not available. Anyone who purchased securities directly or indirectly from us or any of our affiliates in a transaction or chain of transactions not involving a public offering cannot sell such securities in an open market transaction.”

On January 10, 2008, the Company entered into a Plan of Exchange Agreement (the “Agreement”) with Hong Kong Merit Enterprise Limited (“Merit”), a holding company incorporated in Hong Kong.  Pursuant to the terms of the Agreement, the Company agreed to issue post split 88,000,000 shares of its common stock to the shareholder(s) of Merit in exchange for Merit to transfer all of its issued and outstanding shares of common stock to the Company, thereby causing Merit to become a wholly-owned subsidiary of the Company.  Merit also agreed to pay $260,000 to the Company at closing.  The parties closed the transaction contemplated by the Agreement on February 11, 2008.

This transaction is being accounted for as a reverse merger, since the shareholders of Merit owns a majority of the outstanding shares of the Company’s common stock immediately following the share exchange.  Merit is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will reflected in the consolidated financial statements for periods prior to the share exchange will be those of Merit and its subsidiaries and will be recorded at the historical cost basis.  After completion of the share exchange, the Company‘s consolidated financial statements will include the assets and liabilities of both Du Kang and Merit, the historical operations of Merit and the operations of the Company and its subsidiaries from the closing date of the share exchange.

Merit was incorporated on September 8, 2006 in Hong Kong under the Companies Ordinances as a Limited Liability company.  Merit was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship..

On January 22, 2008, Merit entered into a Share Purchase Agreement (the “Purchase Agreement”) with the owners of Shaanxi Huitong Food Co., Inc. ("Huitong"), a limited liability company incorporated in the People's Republic of China ("PRC") on August 9, 2007 with a registered capital of $128,200 (RMB1,000,000).  Pursuant to the Purchase Agreement,  the Merit agreed to purchase 100% of the equity ownership in  Huitong for a cash consideration of $136,722 (RMB 1,000,000).  Subsequent to the completion of the Agreement, Huitong became a wholly-owned subsidiary of Merit.

Huitong was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship.  On December 26, 2007 Huitong executed a share exchange agreement (the "Exchange Agreement") with the owners of Shaanxi Xidenghui Technology Stock Co., Ltd. ("Xidenghui"), whereby Huitong exchanged 100% of its issued and outstanding capital  for 98.24% of the equity ownership in Xidenghui.  Subsequent to completion of the Share Exchange,  Xidenghui became a majority-owned subsidiary of Huitong.

Xidenghui was incorporated  in Weinan City, Shaanxi Province, PRC on March 29, 2001 under the Company Law of PRC.  Xidenghui was engaged in the business of production and distribution of distilled spirit with a brand name of “Xidenghui”.  Currently, its principal business is to hold an equity ownership interest in Shannxi Baishui Dukang Liquor Co., Ltd. (“Baishui Dukang”) and Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. (“Brand Management”).

Baishui Dukang was incorporated in Baishui County, Shaanxi Province, PRC on March 1, 2002 under the Company Law of PRC.  Baishui Dukang was principally engaged in the business of production and distribution of distilled spirit with a brand name of “Baishui Dukang”. On May 15, 2002, Xidenghui invested inventory and fixed assets, with a total fair value of  $ 4,470,219 (RMB 37,000,000) to Baishui Dukang and owns 90.51% of Baishui Dukang’s equity interest ownership, thereby causing Baishui Dukang to become a majority-owned subsidiary of Xidenghui.

On October 30, 2007, Xidenghui executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management").  Pursuant to the agreement, Xidenghui contributed cash of $769,200 (RMB 700,000), and owns 70% equity interest ownership therein.  Brand Management was subsequently incorporated on November 12, 2007.  Upon the completion of incorporation, Brand Management became a majority-owned subsidiary of the Xidenghui.  Xidenghui is principally engaged in the business of distribution of Baishui Dukang’s liquor and manage the franchise of the “Baishui Dukang” brand name.

Baishui Dukang and Brand Management are the two of these affiliated companies that are engaged in business operations.  Du Kang, Merit, Huitong, and Xidenghui are holding companies, whose business is to hold an equity ownership interest in Baishui Dukang and Brand Management.   All these affiliated companies are hereafter referred to as the "Company".  Currently, the Company is principally engaged in the business of production and distribution of distilled spirit with the brand name of “Baishui Dukang”. The Company also franchises the brand name to other liquor productors.  The Company's structure is summarized in the flow chart found in Item 14. Supplementary Data.

Previous to this, on or about October 25, 2006 a Definitive Agreement was entered into by Premier Organic Farms Group, Inc. and Amstar International, Inc.  On or about December 19, 2006, the merger defined in this agreement was closed.  In the definitive agreement Amstar International, Inc. was to merge with Premier Organic Farms Group, Inc. (PFOG).  Prior to the merger PFOG was to change its name to Amstar Financial Holdings, inc., dilute their shares down to approximately 608,771 shares with 96.12% of the ownership passing to Amstar International Stockholders.  In addition, as part of the terms of this agreement a favorable hearing before a judge of competent jurisdiction, regarding a petition of fairness subject to section 3(a)(10) of the Securities Act of 1933 was to be approved.  An order granting this petition of fairness was signed on December 18, 2006 by a judge in State of Nevada, County of Elko, case number CV-C-06-1016.  This transaction closed on December 19, 2006, in Phoenix, Arizona.

Baishui Dukang Liquor Factory (“Dukang Liquor Factory”) was built as a State owned enterprise in the middle of 1970s with about 400 employees. By the early 1990’s it was no longer profitable and Dukang Liquor Factory stopped manufacturing in the early 90’s. Sanjiu Dukang Liquor Production Co., Ltd ("Sanjiu") acquired Dukang Liquor Factory in 1995, restarted and attempted to operate for one year. Unable to attain profitability, the Sanjiu closed the facility in 1998 and it remained closed until Baishui Dukang leased the facility on March 4, 2002.

On March 4, 2002, Baishui Dukang signed a lease agreement with Sanjiu, pursuant to which Baishui Dukang agreed to lease the liquor production facility of Sanjiu, including all the fixed assets and the piece of land that the fixed assets attached, for a period of 20 years, which was latterly extended to 30 year. On February 3, 2005, Sanjiu was acquired by Shannxi Baishui Dukang Liquor Development Co., Ltd, an affiliate of the Company. On April 30, 2005, Baishui Dukang signed a complementary lease agreement with Shannxi Baishui Dukang Liquor Development Co., Ltd, pursuant to which Baishui Dukang agreed to continue to lease the liquor production facility for the rest of the original 30-year period. Baishui Dukang also agreed to pay $362,450 (RMB 3,000,000) to the local government to continue the lease and to absorb the pension and unemployment insurance expenses of Sanjiu's original employees. All the pension and unemployment insurance payments were to be made directly to the local China Social Security Administration to satisfy all of the pension and unemployment insurance expenses that were required in connection with the original Sanjiu employees.

From that time until the present, the Baishui facility has been the Company’s exclusive manufacturing facility and the Company has continued to market the lines that were originally proffered by the Baishui Dukang Liquor Factory. The Company has made significant improvements to the facility and expects to continue to improve the facility.

Current Operations

Shaanxi Xi Deng Hui Technology Stock Co. Ltd. is holding company which established on March 29, 2001 after being restructured enterprise with added capital. The registered capital is 129,000,000 RMB ($17,793,103 USD).  On or about January 31, 2008 Shaanxi Xi Deng Hui Technology Stock Co. Ltd purchased a majority interest in Amstar Financial Holdings, Inc. (formerly AFLH) in a reverse merger.  The company’s new name is China Du Kang Company Limited now listed as CDKG.

Shaanxi Xi Deng Hui Stock Co. Ltd., Holds

●	90.51% and controls Shaanxi Bai Shui Du Kang Liquor Co., Ltd., and holds

●	70% Shaanxi Bai Shui Du Kang Brand Management Co., Ltd.;

Principal Products

The Company manufactures, sells, licenses and distributes a proprietary line of white wines that are generally known in China under the heading Du Kang. The largest sellers are currently collections called the “Baishui Dukang” series, the Thirteen Dynasties series and Jiu Zu Gong.

Du Kang is a generic description, like “vodka” or “merlot” and is one of the most famous Chinese white wine brands. The Company’s subsidiaries Shaanxi Bai Shui Du Kang Liquor Co. Ltd and Shaanxi Bai Shui Du Kang own the “Bai Shui Du Kang” brand, while another subsidiary, owns three 3 brands:

•	Bai Shui Du Kang
•	Thirteen Dynasties and
•	Jiu Zu Gong.

At present, Du Kang has 6000 ton production capacity per year including (brewing and packaging).  Liquor products unit price ranges from $2.00 USD to $150.00 USD. Our Du Kang Liquor products are sold in most cities in China.  In northeast, north, south coastal region and middle areas of China we sell liquor through long-term liquor distributors. In Shaanxi province we sell liquor to franchise stores in Xi’an ,Bai Shui, Hua yin, Han Cheng, Fu Ping Pu Cheng, Da Li, Wei Nan city.  Throughout China the Du Kang market sales, awareness and brand image is broadening.

Through its subsidiaries in China, the Company sells and develops new and additional liquors, liquor raw materials, deep processing of agricultural and sideline products and research and develop of high-tech products and brewing methods. We were the first company, in cooperation with the Chinese Academy of Sciences, to ship Du Kang yeast and grain aboard #3 and #7 Shenzou spaceflights for a series of scientific experiements designed to improve yield and flavors. No newly developed products have entered the market since 2008. We are currently focusing on expanding distribution of existing brands so we have devoted only minimal resources to research and development activities in the past two years.

Major products include the Baishui Dukang series, Thirteen Dynasties series, Shen Zhou Nectar, Guo Bin Special, and Jiu Zu Gong.

Distribution methods of the products and services;

The Company set a new sales strategy, including sales territory that covers many counties in China and since July 2007. Du Kang Liquor products previously have been sold mostly in the larger cities in China. In 2008 and 2009, we put in place distributorship agreements, license agreements, and agency agreements that now includes the northeast, north, south coastal, and middle areas of China.

We derive our revenue from following three ways:

•	Sales of liquor within China generally through long-term liquor distributors (“distributor”).

•	Fees from agent liquor stores/retailers (“agent”)

•
Our subsidiary, Shaanxi Bai Shui Du Kang Brand Management Co., Ltd. grants the license of using “Baishui Dukang” trademark to white spirits manufactures (“licensee”) who comply with the liquor (or white spirits) production standard of PRC.

Accordingly, the company enters into three different types of agreements: Distributorship Agreements, Agency Agreements, and Licensing Agreements. All are designed to expand the distribution of the company’s products and services. The material differences among the agreements are as follows:

1.
The company’s distribution agreements grant the distributor the exclusive right to distribute the company’s products within a defined territory. The distributor agreements provide a 5-year exclusive territory with liquor distributors subject to performance requirements.

2.
The company’s agency agreements grant the agent the exclusive right to sell the company’s products within a defined territory. The agency agreements grant an agent to exclusively sell particular products of the Company in exchange for a pre-determined royalty.

3.
The company’s licensing agreements grant the licensee a non-exclusive right to use the company’s trademarks, logos, and brand names in connection with the development, marketing, and sale of the licensee’s independently manufactured products. The licensing agreements grant a license to use the Company’s trademarks in exchange for a pre-determined royalty.

Our major customers are disclosed below and our agreements with these major customers are attached in the exhibits.

Summary of Revenue

		For the Nine Months Ended		For the Year Ended		For the Year Ended
		September 30, 2010		December 31, 2009		December 31, 2008
			Percentage		Percentage		Percentage
Name of	Type of		of Total		of Total		of Total
Customer	Customer	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue
Shaanxi Dukang Group Co., Ltd.	Distributor	$628,735	41.45%	$594,731	29.92%	$252,813	22.11%
Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd.	Distributor	150	0.01%	129,866	6.53%	321,127	28.09%
Shaanxi Baishui Dukang Marketing Management Co., Ltd.	Distributor	-	-	72,149	3.63%	117,370	10.27%
Shaanxi Baishui Dukang Shiyue Co., Ltd.	Distributor	127,930	8.43%	98,772	4.97%	118,797	10.39%
Shanxi Baishui Xingjijiu Marketing Co., Ltd.	Licensee	-	-	299,445	15.07%	-
Henan Zhechengxian Eastern Liquor Co., Ltd.	Licensee	20,249	1.34%	23,610	1.19%	47,877	4.19%
Ms. Anxian Xie	Agent	118,020	7.78%	48,372	2.43%	-	-
Ms. Sue Dong	Agent	103,673	6.84%	37,316	1.88%	-	-
Total		$998,757	65.85%	$1,304,261	65.62%	$857,984	75.05%

We derive all our revenue within the PRC as further disclosed in the following:

	For the Nine Months Ended		For the Year Ended		For the Year Ended
	September 30, 2010		December 31, 2009		December 31, 2008
		Percentage		Percentage		Percentage
Name of		of Total		of Total		of Total
Province	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue
Shaanxi Province	$1,184,642	78.11%	$1,587,641	79.87%	$953,751	83.43%
Henan Province	152,478	10.05%	147,707	7.43%	90,787	7.94%
Shandong Province	76,944	5.07%	105,612	5.31%	2,633	0.23%
Hebei Province	6,942	0.46%	-		-
Anhui Province	27,075	1.79%	71,147	3.58%	51,019	4.46%
Hubei Province	55,539	3.66%	-		-
Gansu Province	-		23,034	1.16%	4,788	0.42%
Zhejiang Province	6,109	0.40%	35,242	1.77%	36,626	3.20%
Heilongjiang Province	6,942	0.46%	17,276	0.87%	3,591	0.31%
Total	$1,516,671	100.00%	$1,987,659	100.00%	$1,143,195	100.00%

Competitive Business Conditions

While management is pleased at the progress of the distribution of its Du Kang liquors, it remains a relatively insignificant participant in the liquor and beverage industry. Many of our competitors are larger and have significantly more financial resources. We were recently awarded inclusion in China’s top 500 large and medium sized beverage manufacturers. An article in the April 15, 2009 edition of “The Atlantic” magazine (Risen, The Atlantic, April 15, 2009) reported that “Maotai”, a “baijiu” type of white liquor that is competitive, was the largest selling liquor in the world. The article notes that Maotai is somewhat expensive – the bottle tested cost $115 USD, smells of ammonia, and has a bitter taste.

Both a February, 2010 issue of the newspaper China Daily (Qingfen and Yue, China Daily, February 2, 2010) also noted that "Moutai and Wuliangye”, two higher end liquors were selling briskly, Both Moutai and Wuliangy are products that compete with the Company’s liquors. The article contained a quote  a report from a China investment firm that said,

“in 2010, China's high-end liquor (wine and spirit) consumption will grow by more than "30 percent" from a year earlier, higher than the liquor market as a whole, which will see a "20 to 25" percent rise..”

The Company believes that its Du Kang series is positioned well against the larger sellers and should enjoy increased sales if the liquor market overall improves as expected.

Sources and Availability of Raw Materials

The raw material needed in our production is mainly grain. The company purchases sorghum from farmers in the northeast and other wholesalers. While its price fluctuates in response to market conditions, availability has never been an issue. In addition, the company expects to enter into a contract of quota system for the production by local farmers to purchase some of the other required raw materials such as wheat and corn

Dependence of Major Customers

The company has long-term marketing contract with the following four companies: Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd., Shaanxi Baishui Dukang Marketing Management Co., Ltd., Shaanxi Baishui Dukang Shiye Co., Ltd., and Shaanxi Dukang Liquor Group Co., Ltd.. These four companies sell our products in China.

We have begun to expand our distributorship and licensing programs and expect to reduce the dependence on these three distributors over the course of 2010.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration;

The company has received all the certificates required to be issued by the Chinese government pertaining to production and sales of liquor, such as the Production License, Trade Mark Registration Certificate, etc. All these certificates are in force.

We believe we have full rights to the intellectual property required for sales in China. We have been contacted by a U. S. group that indicates that they have a prior right to the name “Du Kang” within the United States.

Regulation.

We are currently regulated People’s Government of Shaanxi Province approved Business License, Organization Code of PRC. We have obtained and maintain China Manufacture Certificate, Sanitation License and Food Security permits to Shaanxi Bai Shui Du Kang Liquor Co., Ltd. On March 1, 2008 which is valid until December 31, 2011 in China, which we believe are all of the necessary legal government approvals if a manufacturer in PRC starts its business and continue its operation.

The greatest impact of government regulation for company’s business is the change of tax policy. In China, white spirit production belongs to a traditionally high tax industry. However, the company’s location, Bai Shui county, is rated as a national level poor county. The company is considered to be a pillar enterprise and major client of taxation in Bai Shui county.

Historically, the company has enjoyed preferential tax treatment on a national and local level. The Company entered into a Tax Abatement Agreement in 2004. Taxes were exempted for the first 2 years of existence of the Agreement and reduced by half for the following 3 years. The Agreement expired as of August, 2009. Management is optimistic that they can work with taxing authorities to continue some level of preferential tax treatment for income of the company.

Employees.

The Company currently has 128 full time employees. During peak seasons the Company hires temporary workers and typically has approximately 250 part time employees during these periods.”

All officers and directors are employed on a full time basis and devote their full time energies to the Company. Each officer and director devote at least 40 hours per week during each work week.

Costs and effects of compliance with environmental laws

Company’s main product is liquor, and the raw material for liquor production is grain and water. The water is taken from Dukang spring, a fresh water aquifer that has a history of thousands of years. The company’s manufacturing process meets the national standard for environmental protection. Moreover, the company was commended as a “Manufacturing Enterprise to Recycle Energy” by the government of the Shaanxi province.

In recent years, company has spent over $4400 to refurbish the company’s production equipment, factory, building, boiler, water line, electricity as well as air, to improve its efficiency. In addition, the Company has invested in recovery processing of the distiller’s grains produced in liquor-making, in order to produce the fodder.

Item 1A.   Risk Factors

RISK FACTORS

RISKS RELATED TO OUR BUSINESS

OUR AUDITORS HAVE NOTED THERE IS CERTAIN DOUBT ABOUT OUR ABILITY TO OPERATE AS A GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has an accumulated deficit of $17,078,877 at December 31, 2009 that includes losses of $460,263 and $1,401,815for the years ended December 31, 2009 and 2008, respectively.   In addition, The Company has a working capital deficiency of $12,129,196 and a shareholders' deficiency of $6,701,526 at December 31, 2009.  These factors raise certain doubt about its ability to continue as a going concern.

Management has taken steps to revise the Company's operating and financial requirements.  The Company is actively pursuing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance owners' investment.  However, there can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

WE HAVE HAD LOSSES FROM OPERATIONS AND ANTICIPATE LOSSES FOR THE FORESEEABLE FUTURE.

Since inception we have had limited revenues from operation.  Revenues for the year ended December 31, 2009 totaled $ 1,987,659as compared to $1,143,195 for the year ended 2008. For the year ended December 31, 2009 we experienced a loss from operations of $(460,641) as compared to a loss of $(1,467,447) for the prior year..We have not achieved profitability. We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis.

WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We expect to incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. While we have no experience as a public company, we estimate that these additional costs will total approximately $60,000 per year. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

RISKS RELATING TO OUR SECURITIES

WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK AND YOU MAY NEVER RECEIVE DIVIDENDS.   THERE IS A RISK THAT AN INVESTOR IN OUR COMPANY WILL NEVER SEE A RETURN ON INVESTMENT AND THE STOCK MAY BECOME WORTHLESS.

We have never paid dividends on our common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid. If you are counting on a return on your investment in the common stock, the shares are a risky investment.

THERE IS CURRENTLY NO SUBSTANTIAL MARKET FOR OUR COMMON STOCK AND NO ASSURANCE THAT ONE WILL DEVELOP.

There is currently on an extremely limited trading market for our shares of Common Stock, under the symbol “CDKG.” We have provided no public information and our symbol contains a “skull and crossbones” insignia on the pink sheets until this filing. We currently have a “stop sign” insignia. We are filing this information partly to provide such information to the public although there can be no assurance that a more substantial market will ever develop or be maintained.  Any market price for shares of our Common Stock is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect.  In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies.  These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our Common Stock.  Further, there is no correlation between the present limited market price of our Common Stock and our revenues, book value, assets or other established criteria of value.  The present limited quotations of our Common Stock should not be considered indicative of the actual value of the Company or our Common Stock.

Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price.  There is a risk that this downward pressure may make it impossible for an investor to sell his shares at any reasonable price.

Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock.  Such sales could be made pursuant to Rule 144 under the Securities Act of 1933, as amended, as shares become eligible for sale under the Rule.

BECAUSE OUR SHARES ARE DEEMED HIGH RISK “PENNY STOCKS,” YOU MAY HAVE DIFFICULTY SELLING THEM IN THE SECONDARY TRADING MARKET.

The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange, the equity security also constitutes a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. These regulations generally require broker-dealers who sell penny stocks to persons other than established customers and accredited investors to deliver a disclosure schedule explaining the penny stock market and the risks associated with that market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. These regulations also impose various sales practice requirements on broker-dealers. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market is limited. As a result, the market liquidity for our common stock is severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

IF A MARKET DEVELOPS FOR OUR SECURITIES THE COULD BE VOLATILE AND MAY NOT APPRECIATE IN VALUE.

If a market should develop for our securities, of which we have no assurance, the market price is likely to fluctuate significantly. Fluctuations could be rapid and severe and may provide investors little opportunity to react. Factors such as changes in results from our operations, and a variety of other factors, many of which are beyond the control of the Company, could cause the market price of our common stock to fluctuate substantially. Also, stock markets in penny stock shares tend to have extreme price and volume volatility. The market prices of shares of many smaller public companies securities are subject to volatility for reasons that frequently unrelated to the actual operating performance, earnings or other recognized measurements of value. This volatility may cause declines including very sudden and sharp declines in the market price of our common stock. We cannot assure investors that the stock price will appreciate in value, that a market will be available to resell your securities or that the shares will retain any value at all.

RISKS RELATING TO DOING BUSINESS IN THE PEOPLE'S REPUBLIC OF CHINA

WE ARE SUBJECT TO THE POLITICAL AND ECONOMIC POLICIES OF THE PEOPLES REPUBLIC OF CHINA, AND GOVERNMENT REGULATION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR INTENDED BUSINESS.

All of our assets and operations are in the PRC.   As a result our operating results and financial performance as well as the value of our securities could be affected by any changes in economic, political and social conditions in China.

The Chinese government adopted an “open door” policy to transition from a planned economy to a market driven economy in 1978. Since then the economy of the PRC has undergone rapid modernization although the Chinese government still exerts a dominant force in the nation’s economy. There has historically been a substantial market in liquor consumption in China.

The Chinese government operates the economy in many industries through various five-year plans and even annual plans. A large degree of uncertainty is associated with potential changes in these plans. Since the economic reforms have no precedent, there can be no assurance that future changes will not create materially adverse conditions on our business.

Due to the limited effectiveness of judicial review, public opinion and popular voting there are few avenues available if the governmental action has a negative effect. Any adverse changes in the economic conditions, in government policies, or in laws and regulations in China could have a material adverse effect on the overall economic growth, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business.

THERE ARE RISKS INHERENT IN DOING BUSINESS IN CHINA OVER WHICH WE HAVE NO CONTROL.

The political and economic systems of the PRC are very different from the United States and more developed countries. China remains volatile in its social, economic and political issues which could lead to revocation or adjustment of reforms.  There are also issues between China and the United States that could result in disputes or instabilities.  Both domestically and internationally the role of China and its government remain in flux and could suffer shocks, or setbacks that may adversely affect our business.

THE CHINESE LEGAL SYSTEM IS MUCH DIFFERENT FROM THAT OF THE UNITED STATES WITH CONSIDERABLY LESS PROTECTION FOR INVESTORS, AND IT MAY BE EXTREMELY DIFFICULT FOR INVESTORS TO SEEK LEGAL REDRESS IN CHINA AGAINST US OR OUR OFFICERS AND DIRECTORS, INCLUDING CLAIMS THAT ARE BASED UPON U.S. SECURITIES LAWS.

All of our current operations are conducted in China.  All of our current directors and officers are nationals or residents of China. It may be difficult for shareholders to serve us with service of process in legal actions. All of the assets of these persons are located outside the United States in China. The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents.  As a result there is no established body of law that has precedential value as is the case in most western legal systems. Differences in interpretations and rulings can occur with little or no opportunity for redress or appeal.

As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon our officers and directors.  Even if service of process was successful, considerable uncertainty exists as to whether Chinese courts would enforce U. S. laws or judgments obtained in the United States. Federal and state securities laws in the U. S. confer substantial rights to investors and shareholders that have no equivalent in China. Therefore a claim against us or our officers and/or directors or even a final judgment in the U. S. based on U. S. may not be heard or enforced by the Chinese courts.

In 1979, the PRC began to adopt a complex and comprehensive system legal system and has approved many laws regulating economic and business practices in the PRC including foreign investment. Currently many of the approvals required for our business can be obtained at a local or provincial level.  We believe that it is generally easier and faster to obtain provincial approval than central government approval. Changes to existing laws that repeal or alter the local regulatory authority and replacements by national laws could negatively affect our business and the value of our securities.

NEW CHINESE LAWS MAY RESTRICT OUR ABILITY TO CONTINUE TO MAKE ACQUISITIONS OF BUSINESSES IN CHINA.

New regulations on the acquisition of businesses commonly referred to as “SAFE” regulations (State Administration of Foreign Exchange) were jointly adopted on August 8, 2006 by six Chinese regulatory agencies with jurisdictional authority. Known as the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors the new Rule requires creation of offshore Special Purpose Ventures, or SPVs, for overseas listing purposes. Acquisitions of domestic Chinese companies require approval prior to listing securities on foreign exchanges.

We obtained the approvals that we believe are required in making the acquisitions that formed the present company. Nonetheless, our growth has largely been by acquisition and we intend to continue to make acquisitions of Chinese businesses. Since the “SAFE” rules are very recent there are many ambiguities and uncertainties as to interpretation and requirements.  These uncertainties and any changes or revisions to the regulations could limit or eliminate our ability to make new acquisitions of Chinese businesses in the future.

WE MAY BE AFFECTED BY RECENT CHANGES TO CHINA’S FOREIGN INVESTMENT POLICY, WHICH WILL CHANGE THE INCOME TAX RATE FOR FOREIGN ENTERPRISES.

On January 1, 2008 a new Enterprise Income Tax Law will take effect. The new law revises income tax policy and sets a unified income tax rate for domestic and foreign companies at 25 percent. It also abolishes favorable treatment for foreign invested enterprises. When the new law takes effect, foreign invested enterprises will no longer receive favorable tax treatment.  Any earnings we may obtain may be adversely affected by the new law.

CHINA CONTROLS THE CURRENCY CONVERSION AND EXCHANGE RATE OF ITS CURRENCY, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The Chinese government imposes control over the conversion of the Chinese currency, the Renminbi, into foreign currencies, although recent pronouncements indicate that this policy may be relaxed. Under the current system, the People's Bank of China publishes a daily exchange rate based on the prior day's activity which controls the inter-bank foreign exchange market. Financial institutions are permitted a narrow range above or below the exchange rate based on then current market conditions. Since 1997, the State Council has prohibited restrictions on certain international payments or transfers for current account items. The regulations also permit conversion for distributions of dividends to foreign investors. Investment in securities, direct investment, and loans, and security investment, are still subject to certain restrictions.

For more than a decade the exchange rate for the Renminbi (“RMB”) was pegged against the United States dollar leaving the exchange rates relatively stable at roughly 8 RMB for 1 US Dollar. The Chinese government announced in 2005 that it would begin pegging the Renminbi exchange rate against a basket of currencies, instead of relying solely on the U.S. dollar. This has recently caused the dollar to depreciate as against the RMB. As of December 31, 2009, the rate was 6.837 RMB for 1 US Dollar.  Since all of our expected operations are in China, significant fluctuations in the exchange rate may materially and adversely affect our revenues, cash flow and overall financial condition.

CHINESE LAW REQUIRES APPROVAL BY CHINESE GOVERNMENT AGENCIES AND COULD LIMIT OR PROHIBIT THE PAYMENT OF DIVIDENDS FROM ANY PROCEEDS OBTAINED FROM LIQUIDATION OF OUR ASSETS.

All of our assets are located inside the Peoples Republic of China. Chinese law governs the distributions that can be made in the event of liquidation of assets of foreign invested enterprises.  While dividend distribution is allowed it is subject to governmental approval.  Liquidation proceeds would also be subject to foreign exchange control. We are unable to predict the outcome in the event of liquidation insofar as it affects dividend payment to non- Chinese nationals.

CHINA HAS BEEN THE LOCALE FOR THE OUTBREAK OF VARIOUS DISEASES AND A PANDEMIC CAUSED BY DISEASES SUCH AS SARS, THE AVIAN FLU, OR SIMILAR DISEASES COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR WORKERS AND EVEN THE CHINESE ECONOMY IN GENERAL, WHICH MAY ADVERSELY AFFECT BUSINESS.

The World Health Organization reported in 2004 that large scale outbreaks of avian flu throughout most of Asia, including China, had nearly caused a pandemic that would have resulted in high mortality rates and which could cause wholesale civil and societal disruption.  There have also been several potential outbreaks of similar pathogens in China with the potential to cause large scale disruptions, such as SARS, pneumonia and influenza. Any future outbreak which infiltrates the areas of our operations would likely have an adverse effect on our ability to conduct normal business operations.

Item 2.   Financial Information

MANAGEMENT'S DISCUSSION AND ANALYSIS

For

CHINA DU KANG CO., LTD.,

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

Cautionary statement identifying important factors that could cause actual results to differ from those projected in forward looking statements.

This document contains both statements of historical facts and forward looking statements. Forward looking statements are subject to certain risks and uncertainties, which could cause actual result to differ materially from those indicated by the forward looking statements. Examples of forward looking statements include, but are not limited to, (i) projection of revenues, income or loss, earnings per share, capital expenditures, dividends, capital structure, and other financial items, (ii) statements of our plans and objectives with respect to business transactions and enhancement of shareholder value, (iii) statements of future economic performance, and (iv) statements of assumptions underlying other statements and statements about our business prospects. This document also identifies important factors that could cause actual results to differ materially from those indicated by the forward looking statement. These risks and uncertainties include the factors discussed under the heading "Risk Factors" beginning at page 6 of this Prospectus.

The section "Management's Discussion and Analysis of Financial Condition and Results of Operations" should be read in conjunction with our audited consolidated or un-audited condensed consolidated financial statements and the notes thereto appearing elsewhere in this prospectus.

OVERVIEW

China Du Kang Co., Ltd (“China Du Kang” or the “Company”) was incorporated as U. S. Power Systems, Inc., in the State of Nevada on January 16, 1987.  On or about June 8, 2006 the Company’s name was changed to Premier Organic Farms Group, Inc. On or about November 30, 2006 the name was changed to Amstar Financial Holdings, Inc. (“AFLH”). On or about March 18, 2008 the name was changed to its current name of China Du Kang Co., Ltd. with its corporate charter still residing in Nevada.  The Company changed its fiscal year ending from September 30 to December 31 in February 2008.

The Company’ operations currently consist of sales of a line of proprietary liquors known generally in China as the Baishui Dukang series.  These are clear liquors sold under a variety of trade names including Thirteen Dynasty, Jiu Zu Gong and Baishui. The Company’s products are sold mostly in larger urban areas in China through three long term marketing agreements.

On January 10, 2008, the Company entered into a Plan of Exchange Agreement (the “Exchange Agreement”) with Hong Kong Merit Enterprise Limited (“Merit”), a holding company incorporated in Hong Kong.  Pursuant to the terms of the Exchange Agreement, the Company agreed to issue post split 88,000,000 shares of its common stock to the shareholders of Merit in exchange for Merit to transfer all of its issued and outstanding shares of common stock to the Company, thereby causing Merit to become a wholly-owned subsidiary of the Company.  The parties closed the transaction contemplated by the Agreement on February 11, 2008.

This transaction is being accounted for as a reverse merger, since the shareholders of Merit owns a majority of the outstanding shares of the Company’s common stock immediately following the share exchange.  Merit is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will reflected in the consolidated financial statements for periods prior to the share exchange will be those of Merit and its subsidiaries and will be recorded at the historical cost basis.  After completion of the share exchange, the Company‘s consolidated financial statements will include the assets and liabilities of both Du Kang and Merit, the historical operations of Merit and the operations of the Company and its subsidiaries from the closing date of the share exchange.

Merit was incorporated on September 8, 2006 in Hong Kong under the Companies Ordinances as a Limited Liability company.  Merit was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship

On January 22, 2008, Merit entered into a Share Purchase Agreement (the “Purchase Agreement”) with the owners of Shaanxi Huitong Food Co., Inc. ("Huitong"), a limited liability company incorporated in the People's Republic of China ("PRC") on August 9, 2007 with a registered capital of $128,200 (RMB1,000,000).  Pursuant to the Purchase Agreement,  Merit agreed to purchase 100% of the equity ownership in  Huitong for a cash consideration of $136,722 (RMB 1,000,000).  The local government approved the transaction on February 1, 2008.  Subsequent to the completion of the acquisition, Huitong became a wholly-owned subsidiary of Merit.

Huitong was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship.  On December  26, 2007, Huitong executed an acquisition agreement with shareholders of Shaanxi Merithui Technology Stock Co., Ltd. ("Xidenghui"), whereby Huitong agreed to acquire 98.24% of the equity ownership of Xidenghui from the shareholders.  Subsequent to completion of the acquisition agreement,  Xidenghui became a majority-owned subsidiary of Huitong.

Xidenghui was incorporated  in Weinan City, Shannxi Province, PRC on March 29, 2001 under the Company Law of PRC.  Xidenghui was engaged in the business of production and distribution of distilled spirit with a brand name of “Xidenghui”.  Currently, its principal business is to hold an equity ownership interest in Shannxi Baishui Dukang Liquor Co., Ltd. (“Baishui Dukang”) and Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. (“Brand Management”).

Baishui Dukang was incorporated in Baishui County, Shanxi Province, PRC on March 1, 2002 under the Company Law of PRC.  Baishui Dukang was principally engaged in the business of production and distribution of distilled spirit with a brand name of “Baishui Du Kang”. On May 15, 2002, Xidenghui invested inventory and fixed assets, with a total fair value of  $ 4,470,219 (RMB 37,000,000) to Baishui Dukang and owns 90.51% of Baishui Dukang’s equity interest ownership, thereby causing Baishui Dukang to become a majority-owned subsidiary of Xidenghui.

Baishui Dukang Liquor Factory (“Dukang Liquor Factory”) was built as a State owned enterprise in the middle of 1970s with about 400 employees. By the early 1990’s it was no longer profitable and Dukang Liquor Factory stopped manufacturing in the early 90’s. Sanjiu Dukang Liquor Production Co., Ltd ("Sanjiu") acquired Dukang Liquor Factory in 1995, restarted and attempted to operate for one year. Unable to attain profitability, the Sanjiu closed the facility in 1998 and it remained closed until Baishui Dukang leased the facility on March 4, 2002.

On March 4, 2002, Baishui Dukang signed a lease agreement with Sanjiu, pursuant to which Baishui Dukang agreed to lease the liquor production facility of Sanjiu, including all the fixed assets and the piece of land that the fixed assets attached, for a period of 20 years, which was latterly extended to 30 year. On February 3, 2005, Sanjiu was acquired by Shannxi Baishui Dukang Liquor Development Co., Ltd,, an affiliate of the Company. On April 30, 2005, Baishui Dukang signed a complementary lease agreement with Shannxi Baishui Dukang Liquor Development Co., Ltd, pursuant to which Baishui Dukang agreed to continue to lease the liquor production facility for the rest of the original 30-year period. Baishui Dukang also agreed to pay $362,450 (RMB 3,000,000) to the local government to continue the lease and to absorb the pension and unemployment insurance expenses of Sanjiu's original employees. All the pension and unemployment insurance payments were to be made directly to the local China Social Security Administration to satisfy all of the pension and unemployment insurance expenses that were required in connection with the original Sanjiu employees.

We manufacture product for distribution under certain labels that are proprietary to the Company and which are also distributed through agencies. We also permit third parties to manufacture under similar products under distinguishable names.

We authorize liquor manufacturers who comply with our requirements to use certain sub brand names of “Baishui Dukang” to process the production of liquor and to sell to customers within the designated area in a certain period of time. The amount of franchise fee varies based on the sales territory and the number of sub brand names. We generally collect the entire franchise fee when the franchise contract is executed, and then recognize franchise fee revenue over the beneficial period described by the contract, as the revenue is realized or realizable and earned. We also authorize liquor stores who comply with our requirements to exclusively sell certain sub brand names of “Baishui Dukang” products within the designated area in a certain period of time. The amount of franchise fee varies based on the sales territory and the number of sub brand names. We generally collect the entire franchise fee when the franchise contract is executed, and then recognize franchise fee revenue over the beneficial period described by the contract, as the revenue is realized or realizable and earned

The company’s annual income increased from $1,143,195 in 2008 to $1,987,659 in 2009, which the growth rate is 73.9%. The biggest increase is the revenue in franchise fees, which increased from $189,444 in 2008 to $927,965 in 2009, an improvement of  390%. The increase in brand name franchise is mainly because the participation of company’s strategic partner sand the royalties from strategic partner.s In addition, in 2008 and 2009, the sales of liquor also increased slightly from $953,751 to $1,059,694, which the growth is $105,943.

The  company adjusts its sales policy from 2008 and increases the strategic partner. Moreover, the expansion of “Bai Shui Du Kang” brand influence and the collection of royalties bring the good benefit for the company.

China has a vast territory and a large population. Every enterprise will seek for the total occupation of their products in all Chinese market. As a liquor enterprise with small production scale and not longer period of operation, it is difficult for the company to occupy the national market in a short period of time. Therefore, according to company’s actual situation, under the precondition of meeting current production capacity and ensuring the sales of products, the company’s management want to look for the enterprise (in the region our products have not reached yet) which meet the PRC liquor production standard as our strategic partner to expand the sales territory, promote the brand influence, and increase company’s income. Practice has proved that it is a very effective strategy. Some well-known company also adopt this strategic and have many successful cases. Firstly, it can make up company’s deficiency that production capacity can not meet the actual need. Secondly, it can save a large amount of funds for expansion of reproduction scale. Thirdly, it can expand the influence of company and market share, raise the brand value. Fourthly, it can accelerate the speed of products into market, and reduce the production and transportation cost. Fifthly, it can maximize the profit, and increase company’s income along with the improvement of brand influence and royalties. All of above will lay a good foundation for next step of company’s development.

The current situation is an opportunity as well as a challenge for company’s development.

I、High requirements for inner management and market management have been put forward along with the company’s development. The company will further deepen the internal reform, strengthen the implementation of target responsibility system, implement the tasks, ascertain the responsibility, reduce the energy consumption, improve the efficiency, guarantee the quality, improve management’s ability of scientific  and programmed decision-making, and decrease operation cost.

II、The company will increase scientific research input, intensify the development of new product. Based on retaining the sales of matured product in existing market, the company will strive for annually putting two or three new product on the market, in order to suit varying customer needs. As income increases, china began to form a middle class. Therefore, company’s goal is to satisfy the high-end products needed by middle class consumer groups.

III、As the expansion of sales territory and participation of strategic partner, it becomes more and more difficult to regulate the market. Further, company will increase the number of lawyer and market regulators, strengthen the supervision, send more officers to resident in strategic partner enterprise, implement rigid control on quality and sales territory, and strictly crack down on violations.

The Company operates in two reportable business segments: Sales of Liquor and License Fees. We currently have five major customers who constitute approximately 5% or more of the Company’s total sales. These customers are identified in Item 1, Business, Segment Reporting. As a group, they represent over 50% of our total revenues. Because we depend on a small number of major customers, our revenues are dependent on those customers, rendering the Company vulnerable to a reduction in liquidity or income from operations. To the extent that any of these five customers fail or refuse to continue to do business with the Company, the Company’s revenues would be adversely impacted. Further, while our distribution is expanding throughout China, our sales are concentrated in the Shaanxi province of China, where the Company’s headquarters are located. One customer, Shaanxi Baishui Dukang Marketing Management  Co., Ltd., accounts for 29.2% of our total revenue. Consequently, the Company’s revenue and business volume are exposed to additional risk due to the concentration of revenues received from this one source.

IV、The company will expand the market method, gradually reduce our reliance on three agents, purchase or set up our own marketing team in due course, and instruct the relevant department to conduct the marketing research and feasibility analysis.

V、The Liquor industry is a high tax industry in China, which affects profitability. . The company located in Bai Shui County, Shaanxi Province. Prior to 2009 we had a preferential tax treatment agreement but that agreement has expired and we do not currently have any tax amelioration in place.

VI、The principal raw materials for liquor-making are grain. Because the price of grain will be fluctuated with the influence of climate, it will increase the cost of production and further affect the corporate profit.
(i )The company will sign the Contract of Ordering Needed Grain with local farmers, that is to say, purchasing from designated person. In this way, the interest of farmers will be protected and also price risk of grain will be minimized.
(ii)There are almost 2000 tons of stocks of wine base, which absolutely can guarantee the demand for one-year regular production. Therefore, the company will purchase when the food prices is low, and will not purchase when the food prices is high.
(iii)Partial profit of the company is from strategic partner. Accordingly, the fluctuation of food price will have no effect on this part of revenue.

On October 30, 2007, Xidenghui executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management").  Pursuant to the agreement, Xidenghui contributed cash of $95,704 (RMB 700,000), and owns 70% equity interest ownership therein.  Brand Management was subsequently incorporated on November 12, 2007.  Upon the completion of incorporation, Brand Management became a majority-owned subsidiary of the Xidenghui.  Brand Management is principally engaged in the business of distribution of Baishui Dukang’s liquor and manage the franchise of the “Baishui Du Kang” brand name.

Baishui Dukang and Brand Management are the two of these affiliated companies that are engaged in business operations.  Du Kang, Merit, Huitong, and Xidenghui are holding companies, whose business is to hold an equity ownership interest in Baishui Dukang and Brand Management.   All these affiliated companies are hereafter referred to as the "Company".  Currently, the Company is principally engaged in the business of production and distribution of distilled spirit with the brand name of “Baishui Dukang”. The Company also franchises the brand name to other liquor manufactures.  The Company's structure is summarized in the following chart.

Regarding material challenges, risks and material trends affecting the Company, Management believes the primary risk is the potential for raw material prices to fluctuate, affecting the Company’s profitability. The Company requires approximately 2,000 tons of grain each year. Thus far the Company has not faced shortages from suppliers but has little control over pricing. The Company expects to enter into supply contracts in 2011 with designated suppliers to streamline the ups and downs of pricing.

Secondly, the Company expects the continued expansion of distributors to require additional supervisory and marketing personnel. The Company hopes to expand its marketing staff to provide close supervision and support to the network of resellers.

Finally, management believes that our current manufacturing capacity is sufficient for the next year or so, we may begin to examine expansion of our facility and our manufacturing capacity as we continue to expand our network of resellers.

Sales.

RESULTS OF OPERATIONS

COMPARISON OF THE YEARS ENDED DECEMBER 31 2008 AND DECEMBER 31, 2009

REVENUES

Gross revenues were $1,987,659 and $1,143,195 for the years ended December 31,2009 and 2008 respectively due primarily to the sales of liquor and the sale of franchise fees.  We recognize revenue when the earning process is complete which generally occurs when products are shipped, both title and the risks and rewards of ownership are transferred, or services have been rendered and accepted, the selling price is fixed or determinable, and collectability is reasonably assured..  We do not provide unconditional rights of return and other concessions to our customers. Sales returns and other allowances have been immaterial in our operation.

Revenues increased from $1,143,195 in the year ended December 31, 2008 to $1,987,659 for the year ended December 31, 2009. Most of the increase was attributable to an increase in franchise fees from $189,444 to $927,965 from the year ended 2008 to the year ended 2009, representing an increase of $738,521.Franchise fees includes fees payable by our distributors and agents. In 2009 we significantly altered our distribution process and de-emphasized sales by Company owned retail outlets in favor of a network of distributors and agents. We added four distributors in 2009 and 3 agents. The Company expects to continue to expand its network of third party distributors and agents throughout 2010. Increase in franchise fees resulted from additions to our licensing agreements with third parties who wish to use the Du Kang name. These agreements are for renewable one year terms. We expected our franchise fees will increase in 2010 as we implement our sales strategy to sell additional distributorships and to increase sales generated by distributors. Sales of liquor also increased slightly from $953,751 in 2008 to $1,059,694 in 2009, an increase of $105,943.

Inventory

Our inventory is aged to improve the taste and smoothness of the finished product. Total storage time is approximately three (3) years, so our inventory turnover rate typically exceeds 1,000 days. We believe our practices are standard in the liquor industry in China. The base wine of our liquors goes through a production process that includes weighing, measuring, sampling and tasting, and chromatographic analysis of the production microcomponents before the finished goods come off the production line. When the base wine comes off the production line, the product is extremely bitter and is generally not smooth enough for sale.

Some finished goods will be stored for 3 years in total, initially through a 2-year storage in wooden containers and then a 1-year jar storage. This storage process creates a chemical process for the stored wine that goes into flavor blending before packaging. After packaging, the products will also be stored for 3 months. We then conduct random inspection and testing before releasing the production run for the market.

Weexperience an extended time for inventory turnover, as  good quality base wine are stored for several decades for flavor blending. At present, national liqour industry performance is subject to PRC National Standard GB/T14867-2007 Feng-flavor Chinese Spirit, GB/T10781.1-2006 Strong Aromatic Chinese Spirits, and business standards Q/SBDJ01-2002 Mixed-Flavor (Feng, Strong Aromatic and Jiang) Chinese Spirits and Q/SBDJ03-2002 Feng and Strong Aromatic Flavor Chinese Spirits. These requirements set forth the minimum storage requirements for truthful labeling and sale. In short, the more years base wine stored for, the higher its market price will be.

Further, the storage of a certain quantity of base wine also assists in smoothing the fluctuations in grain price which can keep the productions cost competitive and dealing with peak and off peak seasonality.

Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work-in-progress are valued on the weighted-average-cost method. Elements of costs in finished good and work-in-progress include raw materials, direct labor, and manufacturing overhead.

INCOME/LOSS

The company experienced a loss from operations of $(460,263) in the year ended December 31, 2009, which reflects an improvement of $941,552 from $(1,401,815) in the year ended December 31, 2008, The improvement was attributable to an increase in gross profit and a decrease in operation expenses. The increase in profit is mainly attributed to the performance of new marketing polices. The number of the franchisees has increased, the marketing network is expanding and covers more than thirty provinces, cities and districts throughout the country. Revenue has increased by more than 70% compared with the revenue in the year ended Dec 31, 2008.

OPERATING EXPENSES

Total operating expenses decreased from $1,749,683 in the year ended December 31, 2008 to $1,357,076 for the year ended December 31, 2009, representing an improvement of $392,607, or approximately 26.8%.  The decrease in operating expenses was largely due to the decrease in general and administrative expenses, which was offset by the increase in selling expenses

GENERAL AND ADMINISTRATIVE EXPENSES

Our general and administrative expenses reduced from $1,378,286 in the year ended December 31, 2008 to $891,327 for the year ended December 31, 2009, reflecting a 35% improvement. The decrease was largely attributed to the decrease of $328,080 in the professional fees and consultant fees from $388,645 in the year ended December 31, 2008 to $60,565 for the same period in 2009. The large professional and consultant fees in 2008 were related to our efforts for going public.  Our office expenses also decreased from $222,774 in the year ended December 31, 2008 to $83,332 for the same period in 2009. This is mainly attributed to the adjustment of the travel expense, hotel expense and various kinds of the allowances of the marketing staff as well as the managers. The primary cause for the decrease of these expenses was the implementation of a flat fee system for each person in each department linking their expense with their economic benefit.

Our travel and entertainment expense decreased $75,016 from $215,369 in the year ended December 31, 2008 to $140,353 in the same period in 2009 due to less overseas travel for going public. Travel and communication expenses decreased from＄215,369 in the year ended Dec 31, 2008 to ＄140,353 for the same period in 2009, reflecting a 34% improvement.

Payroll increased from $248,882 in the year ended December 31 2008 to $266,278 at December 31, 2009. For those same periods, employee benefits and pension increased from $15,510 to $19,846; depreciation and amortization decreased from $152,953 to $151,244; vehicle expenses decreased from $42,034 to $30,168; rental decreased from $8,672 to $5,555 and other general and administrative costs declined from $15,828 to $12, 391. Loss on physical inventory count increased substantially from $67,673 to $121, 595. This is attributed largely to the disposal of our packing materials due to the changes in the label requirement and the changes in our product line.

The elimination of the expenses of becoming a public company incurred last year along with the reduced expenses enjoyed by the change in our distribution methods are the primary reasons that the general and administrative costs were significantly reduced this year. Some increase in administrative costs is expected going forward as we implement and expand the licensing and third party distribution methods.

SELLING EXPENSES

Selling expenses increased $94,352 from $371,397 in the year ended December 31, 2008 to $465,749 for the year ended December 31, December 31, 2009.  The increase is due to an increase in promotion expenses from $120,592 in the year ended December 31, 2008 to $256,417 for the same period in 2009, a difference of $135,825. This is partly due to the costs of the conference that we attended to promote our products and the increased promotion necessary for the agency and third party distributors. We also increased our travel and entertainment expenses from $41,547 to $56,327 for the same periods due to the inspection of our franchisees. Package design decreased by $56,213, from $73,252 in the year ended December 31, 2008 to $17,039 for the year ended December 31, 2009, as we finished most of the package design for our products in 2008.

LIQUIDITY AND CAPITAL RESOURCES

Net cash used by operating activities for years ended December 31, 2008 and 2009 were $(1,024,760) to $(320,119) respectively, an improvement of 68%. The decrease in net cash used by operating activities were primarily due to the improvement in the net loss from $ (1,401,815) to $(460,263); and the decrease in inventory, as well as the increase in accounts payable, which was offset by the increase in prepaid expense and decrease of in deferred revenue.

Cash flows used in investment activities were $(776,073) to $(554,304) for the years ended December 31, 2009 and December 2008, respectively. The increase was due primarily to the loans that we made to our non-consolidated subsidiary, Shaanxi Yellow-river Wetlands Park Co., Ltd. Loans to related parties increased from $228,513 as of December 31, 2008 to $1,111,566 as of December 31, 2009.

Net cash used  by financing activities for the years ended December 31, 2009 and 2008 were $1,033,872 and $1,409,517 respectively.  The majority of the decrease was attributed to our less borrowing from our affiliates in the current.period. Instead, we borrowed $292,360 from a local bank, and we paid back this loan in January 2010. The loans from related parties was $15,095,908 as of December 31, 2009, as compared to $14,318,396 as of December 31, 2008.

We have historically funded our cash needs through a series of debt transactions, primarily with related parties. These related party loans have operated as informal lines of credit since the inception of the Company, and related parties have extended credit as needed which the Company has repaid at its convenience. Our officers and directors and related parties have assured us that they will continue to provide capital infusions sufficient to fund operations over the next 12 months as needed, but they are under no legal obligation to do so.  If our related parties are unable or unwilling to provide additional capital infusions we would likely require additional financing which would likely be on more unfavorable terms.  If we are unable to attain additional capital there would likely be a material adverse affect on our operations and financial condition.

The related-parties include affiliates and individuals. Affiliates are companies that are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors, officers, and principal shareholders of the Company. Individuals include our officers, shareholders, and prior directors of subsidiaries.

We currently have outstanding sixteen loans from related parties, which are set forth in the charts below. The first chart encompasses all such loans as of December 31, 2007, and the second chart encompasses all such loans as of December 31, 2008. Each of these related party loans is an interest-free demand note with no defined repayment terms. Eight of these loans are to affiliate entities over which the Company exerts control. The remaining eight related party loans are shareholders, and current or former officers and directors. are unsecured, demand notes, which are non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. , We have not paid any interest on these loans, Although we may be required to impute interest under certain tax rules. To date we have not imputed any interest on these loans. Cash flows from due from related parties are classified as cash flows from investing activities.  Cash flows due to related parties are classified as cash flows from financing activities.

We have cash of $698,050 at the beginning of the 2009 period and cash of $619.472 at the end of the period.  We have cash sufficient to fund operations for approximately 12 months assuming that sales and margins remain constant.

Our liquidity is dependent upon the continuation of and expansion of our operations, receipt of revenues and additional infusions of capital provided by equity and debt financing. Management believes that the current program of sales through distributorship agreements will improve throughout 2010 and that margins overall will continue to improve thereby.  Demand for our products is dependent on market acceptance of our liquor and conditions in the liquor and general beverage markets, and general economic conditions. All of our products are currently sold in the Peoples Republic of China and are heavily dependent on the economy, exchange rates, and consumption habits within the Peoples Republic of China.  Many of these factors are cyclical and beyond the control of management.

CAPITAL RESOURCES

General

Access to short and long term sources of cash is important to the continuation of our research and development and commencement of our operations. Our ability to operate is limited by our financial capacity to obtain cash and additional lines of credit in the future.

Total assets for the periods ending 2009 and 2008 were $11,453,018 and $10,902,043 respectively.  Total current assets increased for the same periods from $4,028,050 to $4,999,760, which was primarily attributable to the increase of loans from related-parties, which increased from $228,513 at December 31, 2008 to $1,111,566 at December 31, 2009;  and the increase in prepaid expense to purchase raw materials that increased from $138,398 to $506,992 for the same respective periods.

Property, plant and equipment declined from $5,047,159 at December 31, 2008 to $4,631,698 at December 31, 2009, due to a disposal of vehicles.  For the same respective periods long term investment increased slightly from $1,750,751 to $1,755,104 due to the changes in currency exchange rate. Liabilities increased from December 31, 2008 to December 31, 2009 from $15,918,387 to $17,128,956   We had bank loans of $292,517 at December 31, 2009.  Accounts payable were $856,270 at December 31, 2009 as compared to $844,240 at December 31, 2008. Amounts due to related parties were the most significant change of current liabilities increasing from $14,318,396 at December 31, 2008 to $15,095,908 at December 31, 2009, as we obtained more loans from related-parties. Taxes payables increased from $49,243 to $198,965 during the same periods.

Shareholder Equity

Shareholders equity for the periods ending December 31, 2009 and December 31, 2008 were $(6,701,526 and $(6,168,789) respectively.  The increase in shareholders’ deficit was due to the loss in the year ended December 31, 2009.  The accumulated deficit was $(17,078,877) at December 31, 2009 as compared to $(16,618,614 at December 31, 2008. The shareholders’ deficit for China Du Kang was $(6,729,277) and $(6,253,207) for those same periods.

LIQUIDITY AND CAPITAL RESOURCES AND RESULTS OF OPERATIONS AS OF JUNE 30, 2010 AND FOR THE SIX MONTHS THEN ENDED (UNAUDITED)

We experienced a net loss of $(144,533) for the six months ended June 30, 2010 as compared to a loss of $(152,989) for the same period of 2009. Adjustments to reconcile the net loss to cash provided by operating activities included $(12,425) for minority interest for the six months ended June 30, 2010 as compared to $(22,140) for the same period of 2009. Depreciation decreased to $164,155 from $179,415 for the same respective periods. Also, amortization increased negligibly to $4,910 from $4,904.

Changes in operating assets and liabilities included an increase in others payable from $(7,016)for the six months ended June 30, 2009 to $48,587 for the same period in 2010. Prepaid expenses increased from $(165,242) for the six month period ended June 30, 2009 to $207,214 for the same period ended June 30, 2010. Inventories for the same periods decreased from $26,819 to $(430,903). Accounts payable increased for the same periods from $(92,045) to $220,206. Accrued expenses decreased  from $71,138 to $65,224 for the respective period, as did other payables from $7,731 to $(10,845) and deferred revenue from $(60,637) to $448,855. Taxes payable for the same periods were $(926) as compared to $50,562 for the six months ended June 30, 2010. Overall, net cash used by operating activities improved from $(400,908) for the six months ended June 30, 2009 to $526,168 for the same period of 2010.

Purchase of fixed assets for the six months ended June 30, 2009 were $(34,026) as compared to $(86,845) for the same period of 2010. The payback of loans to related parties accounted for $(459,695) for the six months ended June 30, 2009 and $(219,467)for the same period of 2010. The net cash used by investing activities were $(493,721) and $(306,312) for the six months ended June 30, 2009 and 2010 respectively.

Net cash used by financing activities changed from $522,785 for the six months ended June 30, 2009 to $(347,994) for the same period of 2010. The change was attributable to loans from related parties in the period of 2009. Payback of loans from related parties went from $0at June 30, 2009 to $(55,372) for the same period of 2010. Bank loans were $292,260 for the six months ended June 30, 2009 and $0 for the same period of 2010. Payback of loans from related parties was $230,525 and $0for the same respective periods. The change in cash declined from $698,050for the six months ended June 30, 2009 to $619,472for the six months ended June 30, 2010. Cash at the end of the period for the six months ended June 30, 2009 was $308,569 and $543,752 for the same period of 2010.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 (UNAUDITED)

Revenue

Revenues continued to improve as the Company’s revised distribution plans for its products continued. For the nine month period ended September 30, 2010 total revenues were $1,516,671 as compared to $1,486,899 for the same period of 2009. These include sales of liquor, which were $835,039 for the period ended September 30, 2010 and $805,843 for the same period of 2009. Franchise fees improved slightly in the period ended September 30, 2010 to $681,632 from $681,056for the same period of 2009. We experienced a net loss from operations of $(55,727) for the nine months ended September 30, 2010 as compared to a loss from operations of $(11,465) for the same period of 2009.

Costs of Revenues increased for the nine months ended September 30, 2010 to  $721,046 as compared to $603,427 for the same period of 2009.

Operating Expenses

Expenses from operations also increased, totalling $776,773 and $614,892 for the nine months ended September 30, 2010 and September 30, 2009, respectively. The losses from operations changed from ($11,465) to ($55,727) for the nine months ended September 30, 2009 and 2010, respectively.

Payroll improved from $167,437 for the period ended September 30, 2009 to $144,126 for the same period of 2010. Employee benefit and pension also declined from $15,372  at September 30, 2009 to $3,272 for the same period of 2010. Depreciation and amortization expenses decreased from $117,117 to $103,870 for those same periods in 2010.  Increases in expenses occurred in professional and consultancy fees from $9,648 for the nine month period ended September 30, 2009 to $87,640 in the same period of 2010. Office expenses also decreased from $46,966 for the nine month period ended September 30, 2009 to $42,672 for the same period in 2010. Vehicle expenses for those same periods increased slightly to $27,689 from $22,566. Travel and entertainment went from $101,992to $145,786 for the comparable periods. Other general and administrative expenses decreased from $44,508 to $33,680 for the same respective periods. Total general and administrative expenses increased slightly from $525,606 to $588,735 for the same periods.

Selling Expenses

Total selling expenses increased from $89,286  for the nine months ended September 30, 2009 to $188,038 for the same period of 2010. Advertising expenses increased significantly from $30,911 to $104,873 as the Company rolled out its new distribution methods. For the respective periods, package design expenses decreased from $12,760 in the nine months ended September 30, 2009 to $0 in the same period of 2010. The Company continued to increase expenses incurred in promotions, from  expenses of $25,147 for the period ended September 30, 2009 to $75,265 for the same period of 2010. Travel and entertainment expense declined from $20,462 for the nine months ended September 30, 2009 to $3,900 for the same period of 2010 as the Company’s reliance on independent distributors increased.

The changes in operating expenses, both selling expenses and general and administrative expenses arose from the company’s decision to change its distribution practices in 2009 and the continued implementation in 2010. The company has continued to move away from its emphasis on company owned stores to a much broader network of third party resellers under distribution, licensing, franchise, or similar agreements.

We have historically funded our cash needs through a series of debt transactions, primarily with related parties.  Our officers and directors and related parties have assured us that they will continue to provide capital infusions sufficient to fund operations over the next 12 months as needed, but they are under no legal obligation to do so.  If our related parties are unable or unwilling to provide additional capital infusions we would likely require additional financing which would likely be on more unfavorable terms.  If we are unable to attain additional capital there would likely be a material adverse affect on our operations and financial condition.

The related-parties include affiliates and individuals. Affiliates are companies which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors, officers, and principal shareholders of the Company. Individuals include our officers, shareholders, and prior directors of subsidiaries.

Loans from related-parties are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Accordingly, we have not paid any interest on these loans. Cash flows from due from related parties are classified as cash flows from investing activities.  Cash flows from due to related parties are classified as cash flows from financing activities.

Our liquidity is dependent upon the continuation of and expansion of our operations, receipt of revenues and additional infusions of capital provided by equity and debt financing. Management believes that the current program of sales through distributorship agreements will improve throughout 2010 and that margins overall will continue to improve thereby.  Demand for our products is dependent on market acceptance of our liquor and conditions in the liquor and general beverage markets, and general economic conditions. All of our products are currently sold in the Peoples Republic of China and are heavily dependent on the economy, exchange rates, and consumption habits within the Peoples Republic of China.  Many of these factors are cyclical and beyond the control of management.

CAPITAL RESOURCES

General

Access to short and long term sources of cash is important to the continuation of our research and development and commencement of our operations. Our ability to operate is limited by our financial capacity to obtain cash and additional lines of credit in the future.

Total assets for the periods ending December 31, 2009 and September 30, 2010 were $11,453,018 and $12,356,303 respectively.  Total current assets increased for the same periods from $4,999,760 to $5,927,471, which mostly occurred because of a increase in inventory from $2,694,596 in December 2009 to $3,173,743 for the same respective periods. There was an increase in cash and cash equivalents from $619,472 at December 31, 2009 to $776,773 at September 30, 2010 and in prepaid expenses from $506,992 to $409,536. For the same respective periods, other receivables declined from $67,134 to $17,725. Due from related parties remained essentially unchanged with $1,111,566 at December 31,2009 to $1,549,694 at September 30, 2010.

Property, plant and equipment declined slightly from $4,631,698 at December 31, 2009 to $4,576,956 at September 30, 2010.  For the same respective periods long term investment increased slightly from $1,755,104 to $1,791,553.

Total liabilities increased from December 31, 2009 to September 30, 2010 from $4,631,698 to $4,576,956. Total current liabilities increased from December 31, 2009 to September 30, 2010 from $17,128,956 to $18,488,109. Much of the change resulted from increases in deferred revenues, which was one of the larger changes, increasing from $329,092 at December 31, 2009 to $1,196,119 by the end of the nine month period ending September 30, 2010.

We had bank loans of $292,517 at December 31, 2009 and $746,480 at September 30, 2010.  Accounts payable increased from $856,270 at December 31, 2009 to $1,078,289, largely as a result of improved sales. Amounts due to related parties increased from $15,095,908 at December 31, 2009 to $14,631,408 at September 30, 2010, largely reflecting carrying costs. Accrued expenses increased from $92,546 to $191,590 for the same periods, as did taxes payable from $198,965 to $329,781. Our lease liability also increased for those same periods from $129,722 to $148,366.

Shareholder Equity

The deficit for shareholders equity for the periods ending September 30, 2010 and December 31, 2009 were $(7,018,794) and $(6,729,277) respectively. Our accumulated deficit for those periods was $(117,226,068) from $(17,078,877.) Common stock remained the same at $100,114 as did paid in capital at $10,671,262.

Impact of Inflation.

We believe that inflation will have a negligible effect on operations. The Company can offset inflationary increases in the cost of labor by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources.

Access to short and long term sources of cash is important to the continuation of our research and development and commencement of our operations. Our ability to operate is limited by our financial capacity to obtain cash and additional lines of credit in the future.

We use cash primarily for:

- research and development

- general and administrative costs

-and other operating expenses.

So far, we have received cash primarily from shareholder loans and paid in capital.

The manufacturing facility is Shaanxi Bai Shui Du Kang Liquor Co., Ltd. The plant is located in South of Dukang Street, Town of Dukang, Baishui County, the city of Weinan, Shaanxi Province, 715600.

All of the equipment is used in our manufacturing process. The main equipments include:

Fermenter：grain fermentation

Crasher： before the fermentation of the grain, it is better to have it crashed and then it can fullly access to the distiller's yeast

Brewing equipment: which is also called Liquor distillation equipment.  The well fermented semifinished products can be poured into it. After heating,  the Ethanol, water and various organic compounds can be fractioned by distillation.

Cellar: for the storage of the liquor after it is brewed

Liquid filling machine: filling the liquor into the containers, such as the bottles

Capping machine: cover the bottle shutters

Labeling machine: affix  labels on the products

Packaging machine: put the bottles into the boxes.

Cartoning sealing machine  : seal the boxes

Progressive assembly line: it can help to make the liquid filling, capping, labeling and packaging ect. Be completed in a assembly line. So it can speed up the production efficiency.

Off-Balance Sheet Arrangements.

None.

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP").

Each subsidiary has an accounting manager that records the transactions for that subsidiary in accordance the PRC GAAP. These transactions and bookkeeping are reviewed by the Company’s CFO and made adjustment as needed to conform with the US GAAP at the end of every reporting period. Then, the CFO prepares a consolidated trial balance for the entire company and based on the consolidated trial balance, she prepare a consolidated financial statement in accordance with the US GAAP.then submitted to the Company’s outside auditor. The Company does not use outside consultants or financial advisers in connection with the preparation of its reports.

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").  This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP").

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation.  Inter-company transactions have been eliminated in consolidation.

The preparation and supervision of the Company’s financial reports is the responsibility of the Company’s CFO. Each subsidiary has at least one accounting manager who compiles the financials transactions of the subsidiary in accordance with PRC GAAP. The CFO supervises this process and all accounting managers report to the CFO for accounting matters. While the accounting managers are versed in PRC GAAP principles, they have limited or no experience in US GAAP. The conversion to US GAAP is the responsibility of the CFO.

The Company’s current CFO is a certified public account in the PRC, having passed her examination in 1990. Since that time she has been continuously engaged in various accounting positions. She became familiar with US GAAP while preparing reports for those companies, leading up to her selection as the Company’s CFO in 2008.  There is no outside firm involved in the preparation of the financial reports or the analysis of the internal controls.

The Company does not have a separate audit committee. The only member of the Board with experience in US GAAP is the Company’s CFO, who has exclusive and plenary control over the policies governing financial reporting and internal controls. The Board relies on the expertise of the CFO for both issues regarding reporting and issues regarding internal control.

The subsidiary manager approves transactions and invoices for payments. The accounting manager for the subsidiary serves as a cross check and payes the invoices and records the transactions. These transactions are recorded and sent to the CFO in PRC GAAP format. The CFO then reviews the reports, converts them to US GAAP, and investigates as needed any issues presented regarding internal controls.

The Company’s current CFO is a certified public accountant in the PRC, having passed her examination in 1990. Since that time she has been continuously engaged in various accounting positions. She became familiar with US GAAP while preparing reports for those companies, leading up to her selection as the Company’s CFO in 2008.

Foreign Currencies Translation

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People’s Bank of China (“PBOC”) prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in owners' equity. Gain and losses resulting from foreign currency transactions are included in operations.

The Company’s financial statements are translated into the reporting currency, the United States Dollar (“US$”). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these consolidated financial statements are reflected as accumulated other comprehensive income (loss) in the consolidated statement of shareholders’ equity.

Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the statement of changes in owners’ equity and amounted to $(421,776) and $(405,969) as of December 31, 2009 and 2008, respectively. The balance sheet amounts with the exception of equity at December 31 , 2009 were translated at 6.837 RMB to $1.00 USD as compared to 6.854 RMB at December 31, 2008. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the nine months ended December 31 2009 and 2008 were 6.841 RMB and 6.962 RMB, respectively.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use if estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 4 of our financial statements for the year ended December 31, 2009. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

Item 3. Properties

Property, Plant and Equipment

Depreciation expense charged to operations was $339,782 and $330,057  for the year ended December 31, 2009 and 2008, respectively. The property, plant and equipment shown in the following chart are those held directly by the Company and the remaining properties are owned per a capital lease.

	December 31,	December 31,
	2009	2008

Building and warehouses	$2,963,873	$2,913,855
Machinery and equipment	1,857,877	1,820,095
Office equipment and furniture	194,394	191,029
Motor vehicles	329,815	491,005
Leased Assets*	2,159,053	2,153,698
	7,505,012	7,569,682

Less: Accumulated depreciation	(2,914,467)	(2,534,754)
	4,590,545	5,034,928

Add: Construction in progress	41,153	12,231

Total	$4,631,698	$5,047,159

Leased Assets*
On March 4, 2002, Baishui Dukang signed a lease agreement with Shaanxi Sanjiu Dukang Liquor Production Co., Ltd ("Sanjiu"), pursuant to which Baishui Dukang agreed to lease the liquor production facility of Sanjiu, including all the fixed assets and the piece of land that the fixed assets attached, for a period of 20 years, which was latterly extended to 30 year. On February 3, 2005, Sanjiu was acquired by Shannxi Baishui Dukang Liquor Development Co., Ltd, an affiliate of the Company. On April 30, 2005, Baishui Dukang signed a complementary lease agreement with Shannxi Baishui Dukang Liquor Development Co., Ltd, pursuant to which Baishui Dukang agreed to continue to lease the liquor production facility for the rest of the original 30-year period. Baishui Dukang also agreed to pay $362,450 (RMB 3,000,000) to the local government to continue the lease and to absorb the pension and unemployment insurance expenses of Sanjiu's original employees. All the pension and unemployment insurance payments were to be made directly to the local China Social Security Administration to satisfy all of the pension and unemployment insurance expenses that were required in connection with the original Sanjiu employees.

Pursuant to the lease agreement, Baishui Dukang is required to absorb the pension and unemployment insurance expenses of Sanjiu's original employees until they all reach their retirement age.  Pursuant to the applicable laws in PRC, male employees retire when they reach 60 years old, while female employees retire when they reach 55 years old. Accordingly, Sanjiu’s original employees will gradually retire until Year 2032.  The pension and unemployment insurance expenses are based on a certain percentage of the employees’ gross payroll. The percentage may be changed as the applicable law is amended.  In practice, the expenses can be based on the local average salary published by the local government.  Over the life of the lease, the Management anticipates the percentage will remain the same while the local average salary will increase 4% annually.  The number of employees that we need to absorb their pension and unemployment insurance expenses will gradually decrease as Sanjiu’s original employees reach their retirement ages.  To the best of our estimation, we anticipate the future payment for pension and unemployment insurance expenses for Sanjiu’s original employees as rental payment follows:

Item 4.   Security Ownership of Certain Beneficial Owners and Management.

Principal Shareholders

The following table contains certain information as of December 21, 2010 as to the number of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each person who is a Director of the Company, (iii) all persons as a group who are Directors and Officers of the Company, and as to the percentage of the outstanding shares held by them on such dates and as adjusted to give effect to this Offering.

\

Name and Position	Shares	Percentage
Wang Yongsheng CEO, Director	9,030,000	9.052%
Liu Su Ying Chief Financial OfficerDirector	0	0%
Deng Guo Gang	8,800,000	8.28%
Totals	17,830,000	17.33%

NAME	AGE	TITLE	DATE OF APPOINTMENT	PERCENT OF TIME DEVOTED
Wang Yongsheng	36	CEO	January 5, 2008	100%
Liu Su Ying	58	Chief Financial Officer	January 5, 2008	100%
Nie fen Ying	43	Director	January 5, 2008	100%

Item 5.   Directors and Executive Officers.

Wang Yongsheng,  36,  CEO
Mr. Wang studied EMBA in Xi’an Jiao Tong University, and obtained his certificate. He served as the purchasing and supplying manager and the vice producing director of Xi Deng Hui Alcohol Co. Ltd. in 1996. He left the  prior position and held the post of the vice general manager of Du Kang Liquor Limited Liability Company in 2002. In 2004, he was promoted  to be the Chairman of  Du Kang Liquor Limited Liability Company and he is still the chairman till now. Since Feb. 18th, 2008 till now, he stared to be the Chief Executive Officer of China Dukang Co.,Ltd.

Mr. Wang has nearly fifteen years experience as a director of alcoholic beverage sales companies in the People’s Republic of China. He has been associated with Dukang Liquor since 2002, and has been associated with the Company since its acquisition of the liquor producing facilities. He has served as CEO since 2008, and has directed our efforts to expand our distribution methods and increase the revenues of the Company.

Liu Su Ying,   58,    CFO
Ms. Liu passed the Adult Self－Study Examination in Shaanxi from 1987 to 1990 major in Accounting.

Ms. Liu is a certified public account in the PRC, having passed her examination in 1990. Since that time she has been continuously engaged in various accounting positions. She became familiar with US GAAP while preparing reports for those companies, leading up to her selection as the Company’s CFO in 2008.

From 1990 to 1998 she was deputy section chief of accounting department of Shaanxi Wei Nan Textile Factory. From1999 to 2001 she worked in Shaanxi Hui Huang Construction and Building Material Company as manager of accounting department. In 2001, she was appointed as the CFO of Shannxi Xidenghui Technology Co.,Ltd and she is still the chairman till now. Since Feb. 18th, 2008 till now, she stared to be the CFO of China Dukang Co.,Ltd.

Nie Fen Ying,  42,  Director
Nie Fen Ying graduated from Xian Yang Normal University majoring in physical distribution management. After 3 years of studying, she served as sales manager in Shaanxi Bai Shui Dukang Liquor Co., Ltd. from 2001 to 2003 which is a liquor production and sales company. Since 2003 till now she has been sales manager of Shaanxi Xi Deng Hui Stock Co., Ltd. which is holding company of the company she first served in after acquisition. Since Feb. 18th, 2008 till now, she is appointed as the Director of China Dukang Co.,LTD.

Ms. Nie has nearly a decade of experience in production and sales of liquor in the People’s Republic of China. She was familiar with the Company’s predecessor and has served as a director since 2008. She has been instrumental in guiding the dedicated liquor sales segment of the business.

Director Independence

The Company does not have a separately designated Audit, Nominating, or Compensation committee, and those functions are currently being provided by the members of the Board of Directors.

The board of directors is currently composed of three members, two of whom,Mr. Wang Yongsheng and Ms. Liu Su Ying, are members of the management of China Du Kang.  The OTC Bulletin Board does not have rules regarding director independence.  The following director , Nie Fen Ying, is considered “independent” as defined under the rules of the NASDAQ Stock Market.  Accordingly, only one member of the board is an independent director under the NASDAQ definition.

All of the officers and directors devote 100% full time energies to the Company, which equals 40 or more hours per work week.

Under the bylaws of the company, directors are elected at each annual meeting of the stockholders and serve until a successor has been duly elected and qualified except upon death, resignation, or removal. Vacancies on the Board of Directors may be filled by appointment by the remaining directors until the next shareholder meeting. Presently, directors are not compensated for their service in such capacities but are permitted reimbursement of any costs or expenses of attendance. The company is not aware of any current legal proceedings or legal proceedings that have occurred within the past 5 years as to any current director.

The prior CEO and Chairman of the Board of Directors, Howard Wayland, Jr., remained as a member of the Board of Directors until August 26, 2008. Mr. Wayland filed for protection from creditors under Chapter 7 of the United States Bankruptcy Code shortly after his resignation as a director of the company.

Item 6.   Executive Compensation

No compensation was awarded to or paid to any executive officer or director of the Company during the years 2009, 2008, and 2007 other than as shown in the table below.

The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued.

Summary Compensation Table

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Wang	2009	$3,026	0	0	0	0	0	0	$3,026
Yongsheng	2008	$3,026	0	0	0	0	0	0	$3,026
CEO	2007	$3,474	0	0	0	0	0	0	$3,474

Liu Su Ying	2009	$3,550	0	0	0	0	0	0	$3,550
CFO	2008	$3,550	0	0	0	0	0	0	$3,550
	2007	$3,250	0	0	0	0	0	0	$3,250

Ni Fen Ying	2009	$3,447	0	0	0	0	0	0	$3,447
Director	2008	$3,447	0	0	0	0	0	0	$3,447
	2007	$3,150	0	0	0	0	0	0	$3,150

(1)  Unless stated otherwise, the business address for each person named is c/o China Du Kang Co., Ltd.

(2)  Calculated pursuant to Rule 13d-3(d) (1) of the Securities Exchange Act of 1934

(3)  We believe that each individual or entity named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by them (subject to community property laws where applicable) and except where otherwise noted.

We have not entered into any other employment agreements with our employees, Officers or Directors. We have no standard arrangements to compensate our directors for their services to us.

Stock Option Plan

We have not implemented a stock option plan at this time and since inception, have issued no stock options, SARs or other compensation. We may decide, at a later date, and reserve the right to, initiate such a plan as deemed necessary by the Board.

Changes in Control

None.

Item 7.   Certain Relationships and Related Transactions, and Director Independence

Due to lack of cash resources, our related-parties have been making loans to our company to finance its operation.  The related-parties include affiliates and individuals.  Affiliates are companies which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors, officers, and principal shareholders of the Company. Individuals include our officers, shareholders, and prior directors of our subsidiaries.  All loans were interest free. Loans from these related-parties are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Accordingly, we have not paid any interest for these loans.

A chart of the related party transactions follows:

Item 8.   Legal Proceedings

The Company’s prior CEO, Howard Wayland, Jr., filed for protection from creditors under Chapter 7 of the United States Bankruptcy Code in Houston, TX. Mr. Wayland resigned as CEO in 2008 and resigned as a director prior to filing the petition. Mr. Wayland discharged, among other things, various guarantees he had made in connection with the prior operations of the Company.

We are not presently involved in any litigation that is material to our business. We are not aware of any pending or threatened legal proceedings. In addition, none of our officers, directors, promoters or control persons has filed or been involved for the past five years:

●	in any bankruptcy petition
●	in any conviction of a criminal proceeding or involved in a pending criminal proceeding (excluding traffic violations and minor offenses)

●	is subject to any order, judgment or decree enjoining, barring suspending or otherwise limiting their involvement in any type of business, securities, or banking activities,

●	or has been found to have violated a federal or state securities or commodities law.

There have been no securities trading suspensions by any regulator, and there is no pending or threatened litigation for which the adverse effect, assuming an unfavorable outcome, would exceed $25,000.

Item 9.   Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

There is currently on an extremely limited trading market for our shares of Common Stock, under the symbol “CDKG.PK” Until the filing of this Form 10, we have not provided public information and our symbol contained a “stop” insignia on the pink sheets. In 2007, the Pink Sheets Electronic OTC Markets developed OTC market tiers that were designed to provide investors with rankings as to how well companies disclosed financial information and other pertinent information to the public. The market tiers ranged from trusted to transparent to distressed to dark and finally, toxic. The toxic designation was noted with a skull and crossbones “caviat emptor” or “buyer beware” insignia. This designation indicated a public interest concern associated with the company and blocked the publication of stock quotes on pinksheets.com. The company now has a “yield sign” which denotes limited information. This tier indicates that the company has limited financial information or has not been filing for more than 6 months. This designation does permit publication of stock quotes on pinksheets.com and the company currently has published quotes and other information available on pinksheets.com.

We are filing this information partly to provide such information to the public although there can be no assurance that a more substantial market will ever develop or be maintained.  Any market price for shares of our Common Stock is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect.  In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies.  These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our Common Stock.  Further, there is no correlation between the present limited market price of our Common Stock and our revenues, book value, assets or other established criteria of value.  The present limited quotations of our Common Stock should not be considered indicative of the actual value of the Company or our Common Stock.

Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price.  There is a risk that this downward pressure may make it impossible for an investor to sell his shares at any reasonable price. Management believes that we currently have approximately 9,164 holders of common stock as of December 31, 2009.

The Company's Common Stock is traded over-the-counter and quoted from time to time in the Pink Sheets Electronic OTC Markets under the trading symbol "CDKG.PK". Consequently, there is currently no established public trading market for the Company's Common Stock. The following table sets forth the range of high and low bid prices as reported by the Pink Sheets Electronic OTC Markets for the periods indicated. Such quotations represent inter-dealer prices without retail markup, markdown, or commission, and may not necessarily represent actual transactions. As of April 1, 2010 the opening bid was $.0012 and the closing bid was $.90 with 5000 shares traded.

CALENDAR YEARS	BY QUARTER	BID PRICE
		LOW	HIGH

2008	First	$0.01	0.01
	Second	0.015	0.25
	Third	0.17	0.25
	Fourth	0.01	0.20

2009	First	$0.01	$0.13
	Second	0.015	0.025
	Third	0.017	0.025
	Fourth	0.01	0.02

Trading in the common stock in the over-the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. Further, these prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions.

Shaanxi Xi Deng Hui Technology Stock Co. Ltd. is a holding company which was established on March 29, 2001 after being restructured as an enterprise with added capital. The current registered capital is 129,000,000 RMB ($17,793,103 USD).  On January 31, 2008, Shaanxi Xi Deng Hui Technology Stock Company, Ltd. purchased a majority interest in Amstar Financial Holdings, Inc. (formerly AFLH) in a reverse merger.  The company’s new name is CHINA DU KANG CO.LTD.., now listed as CDKG.

Shaanxi Xi Deng Hui Technology Stock Co. Ltd., holds

●           90.51% of Shaanxi Bai Shui Du Kang Liquor Co., Ltd.
●           70% of Shaanxi Bai Shui Du Kang Brand Management Co., Ltd.

These two companies respectively manufacture and sell the famous white wine known as Du Kang. Du Kang is one of the most famous Chinese white wine brands, and Shaanxi Bai Shui Du Kang Liquor Co. Ltd owns the “Baishui Du Kang” brand.  Shaanxi Bai Shui Du Kang also owns three other brands of beverage.  These brands include Bai Shui Du Kang, Thirteen Dynasties and Jiu Zu Gong. Shaanxi Xi Deng Hui Technology Stock Co. Ltd. has also invested 12,000,000 RMB ($1,655,172 USD) into Huanghe Wetland Park Co. Ltd., and holds 7.9% ownership in Huanghe Wetland Company.  Huanghe Wetland Company is engaged in the theme park business, and began in 2007.  At the present, Shaanxi Xi Deng Hui Technology Stock Co. Ltd. businesses involve the production and sales of Bai Shui Du Kang liquor, and also focuses on tourism and trading.

Shaanxi Xi Deng Hui Stock Co., Ltd. is the first company to cooperate with The Chinese Academy of Sciences on a spaceflight Shenzhou and shipped Du Kang yeast which is used into Du Kang Liquor brewing for the flight.  At present, Du Kang has 6000 ton production capacity per year including (brewing and packaging).  Liquor products unit price ranges from $2.00 USD to $150.00 USD.  Du Kang Sales Co. Ltd. has set and implemented new sales strategy, including “sales territory covering hundreds of counties” since July 2007.  Du Kang Liquor products now are sold in most cities in China.  In northeast, north and middle areas of China there are long-term contracts with agencies. In Shaanxi province we have franchise stores in Bai Shui, Han Cheng, Fu Ping, Pu Cheng, Da Li, Wei Nan city.  Throughout China the Du Kang market sales, awareness and brand image is broadening.

There are almost 1.5 billion people in China; the liquor consumption market is very great.

Item 10.   Recent Sales of Unregistered Securities

POFG was originally incorporated in the State of Nevada in January 1997 as US Power Systems, Inc.  In 2006, the company changed its name to Premier Organic Farms Group, Inc., following its acquisition of Premier Organic Farms Corporation, which was an organic farming enterprise utilizing aquaculture and hydroponics in farming operations.

In November, 2006 POFG agreed to issue 18,662,000 shares directly to the shareholders of Amstar International shareholders in a stock for stock exchange for all of the issued and outstanding shares of Amstar. The exchange was submitted for a fairness hearing in the General Courts of Justice in the State of Nevada under 3(a)10 of the Securities Act of 1933, as amended. An Order approving the fairness of the exchange was issued in December 2006. On or about January 31, 2008 the company issued 88,000,000 shares to Zhang Hong Jun, the sole shareholder of HONGKONG MERIT ENTERPRISE LIMITED ("MERIT"). Mr. Zhang Hong Jun was a "non-US person," being a citizen and resident of the People's Republic of China. Mr. Zhang Hong Jun thereafter distributed the 88,000,000 shares to the shareholders of China Du Kang, all of which were "non- US persons," being citizens and residents of the People's Republic of China. We believe that the securities exchanged to the non-US persons were private placements under Section 4(2) under the Securities Act of 1933, as amended and exempt from registration under Regulation S as promulgated under the Act. AFLH also issued 362,200 shares of newly issued common voting shares to Sedgefield Capital Corporation for consulting services rendered by Sedgefield prior to the reverse acquisition by Hongkong Merit Enterprise Limited. The Company then changed its name to China Du Kang. In June, 2008, the Company issued a total of One Million Shares to four persons, including 850,000 shares 3 non-US persons or entities residing in China and 150,000 shares to their securities counsel, valued at the market price of $0.04 per share. These shares were issued to defray costs of maintaining the public corporation, preparation of business plan information, conformation of financial and legal information, and related services.

We believe that the securities exchanged to the non-US persons were private placements under Section 4(2) under the Securities Act of 1933, as amended and exempt from registration under Regulation S as promulgated under the Act. All shares were issued through the following exemptions: Section 4(2), Rule 506 and Rule 701 of the securities these were made in three offerings. However the main exemption to unregistered securities was made through the petition of fairness listed above (in this section number 1). This petition of fairness relied under section 3(a)(10) of the Securities Act of 1933 and was approved. An order granting this petition of fairness was signed on December 18, 2006 by a judge in State of Nevada, County of Elko, case number CV-C-06-1016. This in effect made all shares issued free trading shares. Shares officers and control persons are still subject to rule 144 regarding their disposition of shares.

On January 10, 2008, the Company entered into a Plan of Exchange Agreement (the “Exchange Agreement”) with Hong Kong Merit Enterprise Limited (“Merit”), a holding company incorporated in Hong Kong.  Pursuant to the terms of the Exchange Agreement, the Company agreed to issue post split 88,000,000 shares of its common stock to the shareholders of Merit in exchange for Merit to transfer all of its issued and outstanding shares of common stock to the Company, thereby causing Merit to become a wholly-owned subsidiary of the Company.  The parties closed the transaction contemplated by the Agreement on February 11, 2008. The transaction was accounted for as a reverse merger with Merit becoming a wholly owned subsidiary of the Company and the shareholders of Merit becoming the majority shareholders.

We believe the securities offered in the exchange, including the common stock, were issued and sold in reliance upon exemptions from registration contained in Regulation S, which exempt issuances to non-US persons, subject to compliance with Rule 901 -905. The issuance of the shares was undertaken without general solicitation or advertising. Each recipient of the shares was a non- US person as defined in Regulation S, was acquiring the shares of for investment purposes and not with a view to any public resale or other distribution and otherwise met the requirements of Regulation S. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933 pursuant to Regulation S.

AFLH also agreed to issue 362,200 shares of newly issued common voting shares to Sedgefield Capital Corporation for consulting services rendered by Sedgefield prior to the reverse acquisition by Hongkong Merit Enterprise Limited. We believe the amounts owed to Sedgefield by Amstar totaled $25,000. Those shares were issued on March 6, 2010.

In June, 2008, the Company issued 850,000 shares of common stock, valued at $17,000 to two Chinese consultants and their Chinese attorney. Also, on June 30, 2008,150,000 shares of common stock, valued at $3,000, to its securities counsel, Charles Barkley.

We believe the securities offered in the exchange, including the common stock, were issued and sold in reliance upon exemptions from registration contained in Regulation D and Regulation S, which exempt transactions by an issuer not involving any public offering and issuances to non-US persons and were otherwise in compliance with Rules 901 through 905. The issuance of the shares was undertaken without general solicitation or advertising. Each recipient of the shares was a non- US person as defined in Regulation S, was acquiring the shares of for investment purposes and not with a view to any public resale or other distribution and otherwise met the requirements of Regulation S. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933 pursuant to Regulation S.

Item 11.   Description of Registrant's Securities to Be Registered

The company is only registering its class of common stock at this time. There are 250,000,000 of common shares of common stock in the amended articles of incorporation which were filed in the Nevada Secretary of State on or about February 11, 2008.

The Company’s authorized capital consists of 250,000,000 shares of Common Stock and 5,000,000 shares of convertible preferred shares, each with par value $.001. We have issued 100,113,791 shares of Common Stock, which are currently outstanding and no preferred shares.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our stockholders may not cumulate their votes. Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock). Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. Each share of Common Stock shall be entitled to the same rights and privileges as every other share of Common Stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series of Preferred stock.

In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of preferential amounts to the holders of shares of Preferred Stock, the common stockholders will be entitled to receive all of the remaining assets of the Corporation. Each stockholder is entitled to a ratable distribution in proportion to the number of shares of Common Stock held by them.  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Subject to the preferential and other dividend rights applicable to Preferred Stock, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock.

Preferred Stock

Under Nevada law, we have authorized up to a total of 5,000,000 preferred shares “blank check” preferred stock. Nevada law permits broad discretion is determining the rights and preferences of blank check preferred stock. The Preferred Stock may be issued from time to time in one or more series.  All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative.   The preferred stock shall have voting rights over the voting rights of common stock as established by the Board of Directors. The Board of Directors hereby is authorized to cause such shares to be issued in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The Board of Directors is authorized to cause preferred shares to be issued in one or more classes or series and with may designate preferences with respect to each such class or series. Each class or series may have designations, powers, preferences and rights with respect to the shares of each such series as well as qualifications, limitations or restrictions.

Subject to certain limitations prescribed by law and the rights and preferences of the preferred stock. Each new series of preferred stock may have different right s and preferences that may be established by our board of directors. We may offer preferred stock to our officers, directors, holders of 5% or more of any class of our securities, or similar parties except on the same terms as the preferred stock is offered to all other existing or new stockholders.

The Board may determine the rights and preferences of future series of preferred stock such as:

	§	Shares;

	§	Dividends;

§	Conversion rights to common stock or other securities;

	§	Voting rights;

	§	Preferential payments upon liquidation;
	§	Establishment of reserves for preferred payments; and

	§	Redemption prices to be paid upon redemption of the preferred stock.

          Common Stock - General Provisions.  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Company.

       Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefore.

       In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

          Common Stock - Other Provisions.

       (a) Voting Rights.  The shares of Common Stock shall have the following voting rights:

       (1) Each share of Common Stock shall entitle the holder thereof to one vote upon all matters upon which stockholders have the right to vote.

        Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

       (b) Dividends and Distributions.  Except as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore; provided, however, that in no event may the rate of any dividend payable on outstanding shares of any class of Common Stock be greater than the dividend rate payable on outstanding shares of the other class of Common Stock.   All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock.  In no event will shares of Common Stock be split, divided or combined unless the outstanding shares of the Common Stock shall be proportionately split, divided or combined.

Item 12.   Indemnification Of Directors and Officers

Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, our bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change or control.

Item 13.                      Financial Statements and Supplementary Data Including the Consolidated Financial Statements

Flowchart of Business Organization

China Du Kang Co., Ltd. ("Du Kang") F/K/A Amstar Financial Holdings, Inc. ("AFLH") Incorporated in the State of Nevada on January 16, 1987

Acquiring 100% equity interest on 2/11/2008

Hong Kong Merit Enterprise Limited “Merit" Incorporated in Hong Kong on September 8, 2006

Acquiring 100% equity interest on 1/22/2007

Shaanxi Huitong Food Co., Inc. “Huitong” Incorporated in Shaanxi Province, PRC on August 9, 2007

Acquiring 98.24% equity interest on 12/26/2007
Shaanxi Xidenghui Technology Stock Co., Ltd. “Xidenghui” Incorporated in Shaanxi Province, PRC on March 29, 2001

Acquiring 90.51% equity interest on 5/15/2002

Acquiring 70% equity interest on 11/12/2007
Shaanxi Baishui Dukang Liquor Co., Ltd. “Dukang” Incorporated in Shaanxi Province, PRC on March 1, 2002	Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. “Brand Management” Incorporated in Shaanxi Province, PRC on November 12, 2007

Keith Zhen, our independent registered public accountant, has advised us that he personally conducted all of the audit field work while present in our office in Xi’an City, PRC.  No foreign audit firm played a role in the preparation or furnishing of the audit reports.  Although Mr. Zhen was trained as an accountant in the U.S. and maintains his principal office in Brooklyn, New York, Mr. Zhen has concluded that it is appropriate for him to render the audit report on our financial statements because Chinese is his native language, he specializes in providing accounting services to SEC filers whose operations are located in China, and he spends a considerable portion of each year within the PRC.

Item 14.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Previous Principal Independent Accountants

Amstar Financial Holding, Inc. has engaged Greg Lamb & Associates as their independent auditors located at 6409 Viking Trail, Arlington, TX 76001. Subsequent, to the reverse merger that occurred on or about January 31, 2008, Amstar Financial Holdings, Inc. was acquired by China Du Kang Company which was and continues to be audited by Keith Zhen, CPA, 2070 West 6th Street, Brooklyn, NY 1122.

Greg Lamb & Associates Co's reports on the financial  statements  did  not contain an  adverse  opinion  or  disclaimer   of  opinion  and was not modified as  to uncertainty, audit scope, or accounting principles,  except  that  the  reports contained  an  explanatory  paragraph  indicating that substantial doubt exists about our ability to continue as a going concern.

We have had no disagreements with Greg Lamb &  Associates  on   any  matter  of accounting principles or practices, financial statement disclosure, or auditing scope  or  procedure, which  disagreements  if not resolved to the satisfaction of  Greg Lamb & Associates  would  have  caused  it to make reference   to  the subject matter of any such disagreements in their reports on  the financial statement for the periods ended December 31,2007. We requested that   Greg Lamb & Associates furnish a letter addressed to
the Securities and  Exchange Commission stating that it is not in a position to agree or disagree with the  above statements.

New Principal Independent Accountants

Effective as of the closing date of January 31, 2008, our Board of Directors engaged Keith Zhen, CPA  as  our  new  independent  registered public accounting firm.

Item 15.   Financial Statements and Exhibits

(a)	List of Financial Statements

The following historical and pro forma consolidated financial statements of the Company are included in the information statement and filed as part of this registration statement on Form 10:

(1)	China Du Kang Co., LTD. And Subsidiaries F/K/A Amstar Financial Holdings, Inc., Financial Report at December 31, 2008 and 2007 and for the Years Ended December 31, 2008 and 2007;

(2)
China Du Kang Co., LTD. And Subsidiaries F/K/A Amstar Financial Holdings, Inc., Financial Report at September 30, 2009 and December 31, 2008 and for the Three and Six Months Ended September 30, 2009 and 2008

(3)	Amstar Financial Holdings, Inc. Financial Report at December 31, 2007 and February 11, 2008 and the period January 1, 2008 through February 11, 2008 and the year ended December 31, 2007.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

FINANCIAL REPORT

At September 30, 2010 and December 31, 2009 and
For the Three and Nine Months Ended September 30, 2010 and 2009

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

INDEX

PAGE

CONSOLIDATED BALANCE SHEETS	2

CONSOLIDATED STATEMENTS OF OPERATIONS	3

CONSOLIDATED STATEMENTS OF CASH FLOWS	4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	5-28

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$776,773	$619,472
Others receivable	17,725	67,134
Prepaid expenses (Note 6)	409,536	506,992
Inventories (Note 7)	3,173,743	2,694,596
Due from related parties (Note 10)	1,549,694	1,111,566
Total current assets	5,927,471	4,999,760

Property, Plant and Equipment, net (Note 8)	4,576,956	4,631,698
Intangible assets, net (Note 9)	60,323	66,456
Long-term investment	1,791,553	1,755,104

Total Assets	$12,356,303	$11,453,018

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Bank loans (Note 14)	$746,480	$292,517
Notes Payable	28,486	-
Accounts payable	1,078,289	856,270
Accrued expenses (Note 11)	191,590	92,546
Others payable	54,293	56,711
Taxes payable	329,781	198,965
Deferred revenue	1,196,119	329,092
Due to related parties (Note 12)	14,631,408	15,095,908
Employee security deposit	43,297	77,225
Lease liability-current	148,366	129,722
Total Current Liabilities	18,448,109	17,128,956

Long-term Liabilities:
Lease liability-long-term	922,200	1,025,588
Total Long-term Liabilities	922,200	1,025,588
Total Liabilities	19,370,309	18,154,544

Commitments and Contingencies (Note 19)	-	-

Shareholders' Equity:
China Du Kang Co., Ltd. Shareholders' Equity
Preferred stock, par value $0.001, 5,000,000 shares authorized;
no shares issued and outstanding as of
September 30, 2010 and December 31, 2009	-	-
Common stock, par value $0.001, 250,000,000 shares authorized;
100,113,791 shares issued and outstanding as of
September 30, 2010 and December 31, 2009	100,114	100,114
Additional paid-in capital	10,671,262	10,671,262
Accumulated deficit	(17,226,068)	(17,078,877)
Accumulated other comprehensive income	(564,102)	(421,776)
Total China Du Kang Co., Ltd. Shareholders' equity (deficit)	(7,018,794)	(6,729,277)
Noncontrolling Interest	4,788	27,751
Total Shareholders' Equity (Deficit)	(7,014,006)	(6,701,526)
Total Liabilities and Shareholders' Equity (Deficit)	$12,356,303	$11,453,018

See Notes to Consolidated Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Sales of Liquor	$296,107	$306,101	$835,039	$805,843
License Fees	289,347	485,546	681,632	681,056
Gross Profit	585,454	791,647	1,516,671	1,486,899

Costs of Revenues
Costs of Liquor Sold	249,723	341,034	795,625	883,472
Costs of Franchise Fees	-	-	-	-
Total Costs of Sales	249,723	341,034	795,625	883,472

Gross Profit	335,731	450,613	721,046	603,427

Operating Expenses

Selling Expenses
Adverting expenses	26,662	17,170	104,873	30,911
Package design	-	-	-	12,766
Promotion expenses	28,715	14,171	79,265	25,147
Travel and entertainment	1,665	2,822	3,900	20,462
Total Selling Expenses	57,042	34,163	188,038	89,286

General and administrative expenses
Payroll	48,833	49,726	144,126	167,437
Employee benefit and pension	2,675	4,846	3,272	15,372
Depreciation and amortization expenses	34,786	33,749	103,870	117,117
Professional fees and consultancy fees	2,796	-	87,640	9,648
Office expenses	28,203	5,507	50,462	46,966
Vehicle expenses	16,408	12,467	27,689	22,566
Travel and entertainment	55,998	27,100	145,786	101,992
Other general and administrative expenses	15,221	11,504	33,680	44,508
Total General and Administrative Expenses	204,920	144,899	596,525	525,606

Total Operating Expenses	261,962	179,062	784,563	614,892

Income (Loss) from Operation	73,769	271,551	(63,517)	(11,465)

Other Income (Expenses)
Interest income	555	304	803	1,054
Interest expenses	(6,495)	(5,156)	(7,898)	(13,674)
Other income (expense)	(13,178)	7,011	(12,185)	6,631
Total other income (expenses)	(19,118)	2,159	(19,280)	(5,989)

Income (Loss) before Provision for Income Tax	54,651	273,710	(82,797)	(17,454)

Provision for Income Tax	(54,221)	(92,198)	(87,525)	(92,198)

Net Income (Loss)	430	181,512	(170,322)	(109,652)

Less: Net income attributable to noncontrolling interest	10,706	(315)	23,131	21,825

Net Income (Loss) attributable to
China Du Kang Co., Ltd.	$11,136	$181,197	$(147,191)	$(87,827)

Basic and Fully Diluted Earnings per Share	$0.00	$0.00	$(0.00)	$(0.00)

Weighted average shares outstanding	100,113,791	100,113,791	100,113,791	100,113,791

See Notes to Consolidated Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30,
	2010	2009
	(unaudited)	(unaudited)
Operating Activities

Net income (loss)	$(147,191)	$(87,827)
Adjustments to reconcile net income (loss) to
net cash provided (used) by operating activities:
Minority interest	(23,131)	(21,825)
Depreciation	249,801	259,220
Amortization	7,384	7,355
Changes in operating assets and liabilities:
(Increase)/Decrease in accounts payable
(Increase)/Decrease in others payable	49,921	(67,719)
(Increase)/Decrease in prepaid expenses	106,111	(102,023)
(Increase)/Decrease in inventories	(415,844)	70,885
Increase/(Decrease) in accounts payable	200,692	(66,179)
Increase/(Decrease) in accrued expenses	95,437	98,530
Increase/(Decrease) in other payable	24,459	9,506
Increase/(Decrease) in taxes payable	124,485	122,514
Increase/(Decrease) in deferred revenue	845,264	(11,545)
Increase/(Decrease) in employee security deposit	(34,915)	(1,836)
Increase/(Decrease) in lease liabilities	(106,850)	(109,651)
Net cash provided (used) by operating activities	975,623	99,405

Investing Activities

Purchase of fixed assets	(175,166)	(72,534)
Loans to related parties	(407,841)	(325,736)
Net cash (used) by investing activities	(583,007)	(398,270)

Financing Activities

Bank loans	440,115	291,983
Payback of loans from related parties	(764,496)	(46,657)
Net cash provided (used) by financing activities	(324,381)	245,326

Increase (decrease) in cash	68,235	(53,539)
Effects of exchange rates on cash	89,066	(37,820)
Cash at beginning of period	619,472	698,050
Cash at end of period	$776,773	$606,691

Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during year for:
Interest	$7,898	$13,674
Income taxes	$-	$-

See Notes to Consolidated Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-	BASIS OF PRESENTATION

The accompanying unaudited financial statements of China Du Kang Co., Ltd. and subsidiaries, (the “Company” or "Du Kang") were prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. Management of the Company (“Management”) believes that the following disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements and the notes for the year ended December 31, 2009.

These unaudited financial statements reflect all adjustments, consisting only of normal recurring adjustments that, in the opinion of Management, are necessary to present fairly the financial position and results of operations of the Company for the periods presented. Operating results for the three and nine months ended September 30, 2010, are not necessarily indicative of the results that may be expected for the year ending December 31, 2010.

Note 2-	ORGANIZATION AND BUSINESS BACKGROUND

China Du Kang Co., Ltd (“China Du Kang” or the “Company”) was incorporated as U. S. Power Systems, Inc., in the State of Nevada on January 16, 1987.  On or about June 8, 2006 the Company’s name was changed to Premier Organic Farms Group, Inc. On or about November 30, 2006 the name was changed to Amstar Financial Holdings, Inc. (“AFLH”). On or about March 18, 2008 the name was changed to its current name of China Du Kang Co., Ltd. with its corporate charter still residing in Nevada.  The Company changed its fiscal year ending from September 30 to December 31 in February 2008.

The Company had been engaged in the business to provide various financial services since it's incorporated.  The Company was not successful and discontinued the majority of its operation by December 31, 2007.

On January 10, 2008, the Company entered into a Plan of Exchange Agreement (the “Exchange Agreement”) with Hong Kong Merit Enterprise Limited (“Merit”), a holding company incorporated in Hong Kong.  Pursuant to the terms of the Exchange Agreement, the Company agreed to issue post split 88,000,000 shares of its common stock to the shareholders of Merit in exchange for Merit to transfer all of its issued and outstanding shares of common stock to the Company, thereby causing Merit to become a wholly-owned subsidiary of the Company.  The parties closed the transaction contemplated by the Agreement on February 11, 2008.

This transaction is being accounted for as a reverse merger, since the shareholders of Merit owns a majority of the outstanding shares of the Company’s common stock immediately following the share exchange.  Merit is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will reflected in the consolidated financial statements for periods prior to the share exchange will be those of Merit and its subsidiaries and will be recorded at the historical cost basis.  After completion of the share exchange, the Company‘s consolidated financial statements will include the assets and liabilities of both Du Kang and Merit, the historical operations of Merit and the operations of the Company and its subsidiaries from the closing date of the share exchange.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	ORGANIZATION AND BUSINESS BACKGROUND

Merit was incorporated on September 8, 2006 in Hong Kong under the Companies Ordinances as a Limited Liability company.  Merit was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship.

On January 22, 2008, Merit entered into a Share Purchase Agreement (the “Purchase Agreement”) with the owners of Shaanxi Huitong Food Co., Inc. ("Huitong"), a limited liability company incorporated in the People's Republic of China ("PRC") on August 9, 2007 with a registered capital of $128,200 (RMB1,000,000).  Pursuant to the Purchase Agreement,  Merit agreed to purchase 100% of the equity ownership in  Huitong for a cash consideration of $136,722 (RMB 1,000,000).  The local government approved the transaction on February 1, 2008.  Subsequent to the completion of the acquisition, Huitong became a wholly-owned subsidiary of Merit.

Huitong was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship.  On December  26, 2007, Huitong executed an acquisition agreement with shareholders of Shaanxi Xidenghui Technology Stock Co., Ltd. ("Xidenghui"), whereby Huitong agreed to acquire 98.24% of the equity ownership of Xidenghui from the shareholders.  Subsequent to completion of the acquisition agreement,  Xidenghui became a majority-owned subsidiary of Huitong.

Xidenghui was incorporated  in Weinan City, Shaanxi Province, PRC on March 29, 2001 under the Company Law of PRC.  Xidenghui was engaged in the business of production and distribution of distilled spirit with a brand name of “Xidenghui”.  Currently, its principal business is to hold an equity ownership interest in Shannxi Baishui Dukang Liquor Co., Ltd. (“Baishui Dukang”) and Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. (“Brand Management”).

Baishui Dukang was incorporated in Baishui County, Shanxi Province, PRC on March 1, 2002 under the Company Law of PRC.  Baishui Dukang was principally engaged in the business of production and distribution of distilled spirit (liquor) with a brand name of “Baishui Du Kang”. On May 15, 2002, Xidenghui invested inventory and fixed assets with a total fair value of $ 4,470,219 (RMB 37,000,000) to Baishui Dukang and owns 90.51% of Baishui Dukang’s equity interest ownership, thereby causing Baishui Dukang to become a majority-owned subsidiary of Xidenghui.

On October 30, 2007, Xidenghui executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management").  Pursuant to the agreement, Xidenghui contributed cash of $95,704 (RMB 700,000), and owns 70% equity interest ownership therein.  Brand Management was subsequently incorporated on November 12, 2007.  Upon the completion of incorporation, Brand Management became a majority-owned subsidiary of the Xidenghui.  Brand Management is principally engaged in the business of distribution of Baishui Dukang’s liquor and manage the franchise of the “Baishui Du Kang” brand name.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	ORGANIZATION AND OPERATIONS (continued)

Baishui Dukang and Brand Management are the two of these affiliated companies that are engaged in business operations.  Du Kang, Merit, Huitong, and Xidenghui are holding companies, whose business is to hold an equity ownership interest in Baishui Dukang and Brand Management.   All these affiliated companies are hereafter referred to as the "Company".  Currently, the Company is principally engaged in the business of production and distribution of distilled spirit with the brand name of “Baishui Dukang”. The Company also franchises the brand name to other liquor manufacture.  The Company's structure is summarized in the following chart.

China Du Kang Co., Ltd. ("China Du Kang") F/K/A Amstar Financial Holdings, Inc. ("AFLH") Incorporated in the State of Nevada on January 16, 1987

Acquiring 100% equity interest on 2/11/2008

Hong Kong Merit Enterprise Limited “Merit" Incorporated in Hong Kong on September 8, 2006

Acquiring 100% equity interest on 1/22/2008

Shaanxi Huitong Food Development Co., Inc. “Huitong” Incorporated in Shaanxi Province, PRC on August 9, 2007

Acquiring 98.24% equity interest on 12/26/2007

Shaanxi Xidenghui Technology Stock Co., Ltd. “Xidenghui” Incorporated in Shaanxi Province, PRC on March 29, 2001

	Acquiring 90.51% equity interest on 5/15/2002	Acquiring 70% equity interest on 11/12/2007

	Shaanxi Baishui Dukang Liquor Co., Ltd. “Baishui Dukang” Incorporated in Shaanxi Province, PRC on March 1, 2002	Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. “Brand Management” Incorporated in Shaanxi Province, PRC on November 12, 2007

Under the PRC regulations on acquisition of businesses, commonly referred to as "SAFE" regulations (State Administration of Foreign Exchange), which were jointly  adopted on August 8,   2006   by six PRC regulatory agencies with jurisdictional Authority, a Chinese entity may not be owned or controlled directly by foreign investors or shareholders but may be acquired in a two-step transaction with a wholly owned foreign enterprise (“WOFE”).

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	ORGANIZATION AND OPERATIONS (continued)

China Du Kang is the US holding company for Merit, a Hong Kong entity organized under the Companies Ordinance as a limited liability company. Merit was established as a WOFE corporation for the purpose of effecting an acquisition transaction with Huitong, a WOFE corporation incorporated in PRC. Huitong in turn contracted with Xidenghui, which was a Chinese holding company. Xidenghui had two subsidiaries, Baishui Dukang and Brand Management.

This arrangement provides separate holding companies for the United States, Hong Kong, and PRC. This allows the Company to lawfully conduct operations in China while ownership is represented in shares of the U. S. holding company.

Note 3-	CONTROL BY PRINCIPAL OWNERS

The directors, executive officers, their affiliates, and related parties own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger or sale of the Company's assets.

Note 4-	GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $17,226,068 at September 30, 2010 that includes losses of $170,322 for the nine months ended September  30, 2010 and $460,263 for the year ended December 31, 2009.   In addition, The Company had a working capital deficiency of $12,520,638 and a shareholders' deficiency of $7,014,006 at September  30, 2010.  These factors raise substantial doubt about its ability to continue as a going concern.

Management has taken steps to revise the Company's operating and financial requirements.  The Company is actively pursuing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance owners' investment.  However, there can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The Company relied heavily for its financing needs on its affiliates, shareholders/directors as more fully disclosed in Note 12.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").  This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP").  Certain accounting principles, which are stipulated by US GAAP, are not applicable in the PRC GAAP.  The difference between PRC GAAP accounts of the Company and its US GAAP consolidated financial statements is immaterial.

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation.  Inter-company transactions have been eliminated in consolidation.

Certain amounts in the prior year's consolidated financial statements and notes have been revised to conform to the current year presentation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results when ultimately realized could differ from those estimates.

Subsequent Events

The Company evaluated subsequent events through the date of issuance of these financial statements. We are not aware of any significant events that occurred subsequent to the balance sheet date but prior to the filing of this report that would have a material impact on our consolidated financial statements.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currencies Translation

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency.  Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People’s Bank of China (“PBOC”) prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in owners' equity.  Gain and losses resulting from foreign currency transactions are included in operations.

The Company’s financial statements are translated into the reporting currency, the United States Dollar (“US$”).  Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period.  Translation adjustments resulting from translation of these consolidated financial statements are reflected as accumulated other comprehensive income (loss) in the consolidated statement of shareholders’ equity.

Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the statement of changes in owners’ equity and amounted to $(564,102) and $(421,776) as of September  30, 2010 and December 31, 2009, respectively.  The balance sheet amounts with the exception of equity at September 30, 2010 were translated at 6.698 RMB to $1.00 USD as compared to 6.837 RMB at December 31, 2009. The equity accounts were stated at their historical rate.  The average translation rates applied to income statement accounts for the nine months ended September 30, 2010 and  2009 were 6.816 RMB and 6.843 RMB, respectively.

Statement of Cash Flows

In accordance with FASB ASC 830-230, “Statement of Cash Flows”, cash flows from the Company’s operations is calculated based upon the functional currency.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes its revenues net of sales taxes and sales-related taxes. In accordance with the FASB ASC 605, Revenue Recognition , the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title and the risks and rewards of ownership have occurred or services have been rendered and accepted, the selling price is fixed or determinable and collectability is reasonably assured

(1) Sales of Liquor

The Company generally sells liquor to liquor distributors with which the Company executed an exclusive distributor contract, pursuant to which the distributor cannot act as a distributor for any other products of the third party. The Company recognizes liquor sales revenue when the significant risks and rewards of ownership have been transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured. The Company generally recognizes revenue from sales of liquor when its products are shipped

The Company does not provide an unconditional right of return, price protection or any other concessions to our customers. Sales returns and other allowances have been immaterial in our operation

(2) License Fees

(a) License fees from liquor manufactures

We authorize liquor manufacturers who comply with our requirements to use certain sub brand names of “Baishui Dukang” to process the production of liquor and to sell to customers within the designated area in a certain period of time. The amount of license fee varies based on the sales territory and the number of sub brand names. We generally collect the entire license fee when the license agreement is executed, and then recognize license fee revenue over the beneficial period described by the agreement, as the revenue is realized or realizable and earned

(b) License fees from liquor stores

We also authorize liquor stores who comply with our requirements to exclusively sell certain sub brand names of “Baishui Dukang” products within the designated area in a certain period of time. The amount of license fee varies based on the sales territory and the number of sub brand names. We generally collect the entire license fee when the agency agreement is executed, and then recognize license fee revenue over the beneficial period described by the agreement, as the revenue is realized or realizable and earned

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred Revenue

Deferred revenue consists of prepayments to the Company for products that have not yet been delivered to the customers and franchise fees received upfront for services have not yet been rendered and accepted.  Payments received prior to satisfying the Company’s revenue recognition criteria are recorded as deferred revenue.

Cost of License Fees

Costs of franchise fees principally include the costs to prepare the franchise contracts and the payroll to employees who are responsible for inspection and monitoring the franchisees. These expenses are immaterial and therefore included in the general and administrative expenses.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Others Receivable

Others receivable principally includes advance to employees who are working on projects on behalf of the Company.  After the work is finished, they will submit expense reports with supporting documents to the accounting department. Upon being properly approved, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified as cash flows from operating activities.

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions.  Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits.  Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable, and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work-in-progress are valued on the weighted-average-cost method. Elements of costs in finished good and work-in-progress include raw materials, direct labor, and manufacturing overhead.

Baishui Dukang, one of our subsidiaries, is engaged in the distillery business.  Pursuant to the production requirement, all spirits that are newly distilled from sorghum, so call “liquor base”, must be barrel-aged for several years, so we bottle and sell only a portion of our liquor base inventory each year.  We classify barreled liquor base as work-in-progress. Following industry practice, we classify all barreled liquor base as a current asset.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value. The percentages or depreciable life applied are:

		Building and warehouses	20 years
		Machinery and equipment	7-10 years
		Office equipment and furniture	5 years
		Motor vehicles	5 years
		Leased assets	Lease duration

Intangible Assets

Intangible assets are carried at cost.  Amortization is calculated on a straight-line basis over the estimated useful life of the assets without residual value.  The percentages or amortizable life applied are:

		Land use right	50 years
		Trade Mark	10 years

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Land Use Right

All land belongs to the State in PRC.  Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively.  The land use right can be sold, purchased, and exchanged in the market.  The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

The Company owns the right to use a piece of land, approximately 657 acre, located in Weinan City, Shaanxi Province for a fifty-year period ended February 9, 2051.   The costs of these land use rights are amortized over their prospective beneficial period, using the straight-line method with no residual value.

Valuation of Long-Lived assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Long-term Investment

On March 1, 2006, Xidenghui executed an investment agreement with Shaanxi Yichuan Nature Park Co., Inc., pursuant to which, Xidenghui agreed to invest cash of $1,596,254 (RMB 12,000,000) to establish a joint-venture named Shaanxi Yellow-river Wetlands Park Co., Ltd., and owns 7.9% equity ownership interest therein. Shaanxi Yellow-river Wetlands Park Co., Ltd. is engaged in the business of recreation and entertainment.

Xidenghui finished the investment contribution in September 2007.  As the project is currently ongoing, the Management believes the amount invested approximates the fair value and uses the cost method to record the investment.

Advertising Costs

The Company expenses advertising costs as incurred or the first time the advertising takes place in accordance with the FASB ASC 720-35, “Advertising Costs”. The advertising costs were $104,873, and  $30,911 for the nine months ended September 30, 2010 and 2009, respectively.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development Costs

Research and development costs relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed when incurred in accordance with the FASB ASC 730, Research and Development. Research and development costs were immaterial for the six months ended September 30, 2010 and 2009, respectively.

Value-added Tax ("VAT")

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT).  All of the Company’s products that are sold in PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government.  This VAT may be offset by VAT paid on purchase of raw materials included in the cost of producing the finished goods. The Company presents VAT on a net basis.

Sales Tax

Baishui Dukang produces and distributes distilled liquor, which is subject to sales tax in PRC. Sales tax rate is $0.14 (RMB1.00) per kilogram and 10%-20% of gross sales revenue. The Company presents sales tax on a net basis.

Related Parties

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

Due from/to Affiliates

Due from/to affiliates represent temporally short-term loans to/from affiliates, which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors and principal shareholders of the Company.  These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand.  Cash flows from due from related parties are classified as cash flows from investing activities.  Cash flows from due to related parties are classified as cash flows from financing activities.

Loans from Directors and Officers

Loans from directors and officers are temporally short-term loans from our directors and officers to finance the Company’s operation due to lack of cash resources.  These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand.  Cash flows from these activities are classified as cash flows from financing activates.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Lease

On March 4, 2002, Baishui Dukang signed a lease agreement with Shaanxi Sanjiu Dukang Liquor Production Co., Ltd ("Sanjiu"), pursuant to which Baishui Dukang agreed to lease the liquor production facility of Sanjiu, including all the fixed assets and the piece of land that the fixed assets attached, for a period of 20 years, which was latterly extended to 30 year. On February 3, 2005, Sanjiu was acquired by Shannxi Baishui Dukang Liquor Development Co., Ltd, an affiliate of the Company. On April 30, 2005, Baishui Dukang signed a complementary lease agreement with Shannxi Baishui Dukang Liquor Development Co., Ltd, pursuant to which Baishui Dukang agreed to continue to lease the liquor production facility for the rest of the original 30-year period. Baishui Dukang also agreed to pay $362,450 (RMB 3,000,000) to the local government to continue the lease and to absorb the pension and unemployment insurance expenses of Sanjiu's original employees. All the pension and unemployment insurance payments were to be made directly to the local China Social Security Administration to satisfy all of the pension and unemployment insurance expenses that were required in connection with the original Sanjiu employees.

Pursuant to the lease agreement, Baishui Dukang is required to absorb the pension and unemployment insurance expenses of Sanjiu's original employees until they all reach their retirement age.  Pursuant to the applicable laws in PRC, male employees retire when they reach 60 years old, while female employees retire when they reach 55 years old. Accordingly, Sanjiu’s original employees will gradually retire until Year 2032.  The pension and unemployment insurance expenses are based on a certain percentage of the employees’ gross payroll. The percentage may be changed as the applicable law is amended.  In practice, the expenses can be based on the local average salary published by the local government.  Over the life of the lease, the Management anticipates the percentage will remain the same while the local average salary will increase 4% annually.  The number of employees that we need to absorb their pension and unemployment insurance expenses will gradually decrease as Sanjiu’s original employees reach their retirement ages.  To the best of our estimation, we anticipate the future payment for pension and unemployment insurance expenses for Sanjiu’s original employees as rental payment follows:

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

	Lease (continued)

Estimated Pension and Unemployment Insurance Expenses

Year	Pension Insurance Expense					Unemployment Insurance Expense					Total		Present Value as of December 31, 2009 (the incremental interest rate is 8%)
	Province average salary (RMB)	Annual increase rate	Percentage	No. of employees	Estimated pension insurance expense (RMB)	City average salary (RMB)	Annual increase rate	Percentage	No. of employees	Estimated pension insurance expense	USD$1.00=RMB¥6.83720 @12/31/2009
											(RMB)	(USD)	(RMB)	(USD)
2009	13,254	4%	20%	325	861,494	10,558	4%	2.50%	325	85,784	947,279	138,548
2010	13,784	4%	20%	316	871,143	10,980	4%	2.50%	316	86,745	957,888	140,100	886,934	129,722
2011	14,335	4%	20%	309	885,919	11,420	4%	2.50%	309	88,217	974,136	142,476	835,165	122,150
2012	14,909	4%	20%	301	897,502	11,876	4%	2.50%	301	89,370	986,872	144,339	783,411	114,581
2013	15,505	4%	20%	282	874,483	12,351	4%	2.50%	282	87,078	961,561	140,637	706,776	103,372
2014	16,125	4%	20%	268	864,312	12,846	4%	2.50%	268	86,065	950,377	139,001	646,811	94,602
2015	16,770	4%	20%	258	865,344	13,359	4%	2.50%	258	86,168	951,512	139,167	599,614	87,699
2016	17,441	4%	20%	244	851,123	13,894	4%	2.50%	244	84,752	935,875	136,880	546,074	79,868
2017	18,139	4%	20%	228	827,124	14,449	4%	2.50%	228	82,362	909,486	133,020	491,367	71,867
2018	18,864	4%	20%	215	811,162	15,027	4%	2.50%	215	80,772	891,935	130,453	446,189	65,259
2019	19,619	4%	20%	199	780,828	15,629	4%	2.50%	199	77,752	858,580	125,575	397,689	58,165
2020	20,404	4%	20%	173	705,963	16,254	4%	2.50%	173	70,297	776,260	113,535	332,925	48,693
2021	21,220	4%	20%	148	628,103	16,904	4%	2.50%	148	62,544	690,647	101,013	274,265	40,114
2022	22,068	4%	20%	135	595,849	17,580	4%	2.50%	135	59,332	655,182	95,826	240,909	35,235
2023	22,951	4%	20%	113	518,698	18,283	4%	2.50%	113	51,650	570,348	83,418	194,181	28,401
2024	23,869	4%	20%	102	486,933	19,015	4%	2.50%	102	48,487	535,420	78,310	168,787	24,687
2025	24,824	4%	20%	77	382,290	19,775	4%	2.50%	77	38,067	420,357	61,481	122,698	17,946
2026	25,817	4%	20%	52	268,497	20,566	4%	2.50%	52	26,736	295,233	43,180	79,792	11,670
2027	26,850	4%	20%	41	220,167	21,389	4%	2.50%	41	21,923	242,091	35,408	60,583	8,861
2028	27,924	4%	20%	25	139,618	22,244	4%	2.50%	25	13,903	153,521	22,454	35,573	5,203
2029	29,041	4%	20%	18	104,546	23,134	4%	2.50%	18	10,410	114,957	16,813	24,664	3,607
2030	30,202	4%	20%	12	72,485	24,059	4%	2.50%	12	7,218	79,703	11,657	15,834	2,316
2031	31,410	4%	20%	6	37,692	25,022	4%	2.50%	6	3,753	41,446	6,062	7,624	1,115
2032	32,667	4%	20%	1	6,533	26,023	4%	2.50%	1	651	7,184	1,051	1,224	179
Total					12,696,318					1,264,252	13,960,570	2,180,403	7,899,087	1,155,310

We consolidate Sanjiu into our consolidated financial statement based on FASB ASC 810-10-25 (FIN 46R). Since Sanjiu had ceased operation when we executed the lease agreement, we will consolidate the leased assets and the lease payment obligation, including the $362,450 (RMB 3,000,000) paid directly to the local government and the payments that were to be made directly to the local China Social Security Administration to satisfy all of the pension and unemployment insurance payments that were required in connection with the original Sanjiu employees in our consolidated financial statements.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Pension and Employee Benefits

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits.  The total provisions for such employee benefits was $3,272 and $15,372 for the nine months ended September 30, 2010 and 2009, respectively.

Government Subsidies

The Company records government grants as current liabilities upon reception.   A government subsidy revenue is recognized only when there is reasonable assurance that the Company has complied with all conditions attached to the grant.  The Company recognized government subsidy of $0 and $0 for the nine months ended September 30, 2010 and 2009, respectively.

Income Taxes

The Company accounts for income tax in accordance with FASB ASC 740-10-25, which requires the asset and liability approach for financial accounting and reporting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company has accumulated deficit in its operation.  Because there is no certainty that we will realize taxable income in the future, we did no record any deferred tax benefit as a result of these losses.

Effective January 1, 2007, the Company adopted a new FASB guidance, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The new FASB guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The new FASB guidance also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition.  In accordance with the new FASB guidance, the Company performed a self-assessment and concluded that there were no significant uncertain tax positions requiring recognition in its consolidated financial statements.

The Company accounts for income taxes in interim periods in accordance with FASB ASC 740-270, "Interim Reporting".  The Company has determined an estimated annual effect tax rate.  The rate will be revised, if necessary, as of the end of each successive interim period during the Company's fiscal year to its best current estimate. The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Statutory Reserves

Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years’ losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital.  Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings.  The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.  Beginning from January 1, 2006, enterprise is no more required to make appropriation to the statutory public welfare fund.  The Company does not make appropriations to the discretionary surplus reserve fund.

Since the Company has been accumulating deficiency, no contribution has been made to statutory surplus reserve fund and statutory public welfare reserve fund to date. The company will be required to make contribution to the statutory surplus reserve fund and statutory public welfare reserve fund upon the achievement of positive retained earnings, which means elimination of accumulated deficit and making further positive net income.

Comprehensive Income

FASB ASC 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation.  This comprehensive income is not included in the computation of income tax expense or benefit.

Segment Reporting

FASB ASC 820, “Segments Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in two principal business segments.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (Loss) Per Share

The Company reports earnings per share in accordance with FASB ASC 260, “Earnings Per Share” , which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share.  Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period.  Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There are no potentially dilutive securities outstanding (options and warrants) for the nine months ended September 30, 2010 and 2009, respectively.

Fair Value of Measurements

Accounting principles generally accepted in the United States define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

	Level 1:	Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:
Input other than quoted market prices that are observable, either directly or indirectly, and reasonably available.  Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

	Level 3:	Unobservable inputs. Unobservable inputs reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.  Availability of observable inputs can vary and is affected by a variety of factors.  The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In July 2010, the Financial Accounting Standards Board ("FASB") issued amendments to the disclosure requirements about the credit quality of financing receivables and the allowance for credit losses. The purpose of the additional disclosures is to enable users of financial statements to better understand the nature of credit risk inherent in an entity’s portfolio of financing receivables and how that risk is analyzed. For end of period balances, the new disclosures are required to be made in all interim and annual periods ending on or after December 15, 2010. For activity during a reporting period, the disclosures are required to be made in all interim and annual periods after January 1, 2011. The Management does not expect these changes will have a material impact on  the Company’s financial position and results of operations as this guidance only relates to additional disclosures.

In January 2010, the FASB issued additional disclosure requirements for fair value measurements. The guidance requires previous fair value hierarchy disclosures to be further disaggregated by class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. In addition, significant transfers between Levels 1 and 2 of the fair value hierarchy are required to be disclosed. These additional requirements became effective January 1, 2010 for quarterly and annual reporting.  The  adoption of this new guidance did not have a material effect on the Company’s financial position and results of operations. In addition, the fair value disclosure amendments also require more detailed disclosures of the changes in Level 3 instruments. These changes will be effective January 1, 2011 and the Management does not expect the  adoption of this new guidance will have a material effect on the Company’s financial position and results of operations.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions.  The ASU is effective beginning January 1, 2011. The Management does not expect the  adoption of this new guidance will have a material effect on the Company’s financial position and results of operations.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In October 2009, the FASB issued ASU No. 2009-14, Certain Revenue Arrangements That Include Software Elements—a consensus of the FASB Emerging Issues Task Force, that reduces the types of transactions that fall within the current scope of software revenue recognition guidance. Existing software revenue recognition guidance requires that its provisions be applied to an entire arrangement when the sale of any products or services containing or utilizing software when the software is considered more than incidental to the product or service. As a result of the amendments included in ASU No. 2009-14, many tangible products and services that rely on software will be accounted for under the multiple-element arrangements revenue recognition guidance rather than under the software revenue recognition guidance. Under the ASU, the following components would be excluded from the scope of software revenue recognition guidance:  the tangible element of the product, software products bundled with tangible products where the software components and non-software components function together to deliver the product’s essential functionality, and undelivered components that relate to software that is essential to the tangible product’s functionality. The ASU also provides guidance on how to allocate transaction consideration when an arrangement contains both deliverables within the scope of software revenue guidance (software deliverables) and deliverables not within the scope of that guidance (non-software deliverables). The ASU is effective beginning January 1, 2011. The Management does not expect the  adoption of this new guidance will have a material effect on the Company’s financial position and results of operations.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, a entity may use, the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value. This ASU is effective October 1, 2009. The  adoption of this new guidance did not have a material effect on the Company’s financial position and results of operations.

In June 2009, the FASB amended its guidance on accounting for variable interest entities ("VIE").  Among other things, the new guidance requires a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE; requires continuous assessments of whether an enterprise is the primary beneficiary of a VIE; enhances disclosures about an enterprise's involvement with a VIE; and amends certain guidance for determining whether an entity is a VIE. Under the new guidance, a VIE must be consolidated if the enterprise has both (a) the power to direct the activities of the VIE that most significantly impact the entity's economic performance, and (b) the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE.   This new guidance will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, and for interim periods within that first annual reporting period.  Earlier application is prohibited. The  adoption of this new guidance did not have a material effect on the Company’s financial position and results of operations.

In May 2009, the FASB issued new accounting and disclosure guidance for recognized and non-recognized subsequent events that occur after the balance sheet date but before financial statements are issued. The new guidance also requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The new accounting guidance was effective for our Company beginning with our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2009, and is being applied prospectively. This change in accounting policy had no material impact on our financial statements.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6-	PREPAID EXPENSES

	Prepaid expenses consist of the following:
		September 30,	December 31,
		2010	2009
		(unaudited)

	Machinery and parts	$5,136	$-
	Raw materials and supplies	30,818	285,106
	Packing and supply materials	370,424	221,842
	Office expenses	3,158	44
	Total	$409,536	$506,992

Note 7-	INVENTORIES

	Inventory-short-term consist of following:
		September 30,	December 31,
		2010	2009
		(unaudited)

	Finished goods	$841,694	$769,619
	Work-in-progress	2,080,912	1,789,276
	Raw materials	49,851	51,910
	Supplies and packing materials	201,286	83,791
		$3,173,743	$2,694,596

Note 8-	PROPERTY, PLANT AND EQUIPMENT

	The following is a summary of property, plant and equipment:
		September 30,	December 31,
		2010	2009
		(unaudited)

	Building and warehouses	$3,130,197	$2,963,873
	Machinery and equipment	1,955,131	1,857,877
	Office equipment and furniture	181,662	194,394
	Motor vehicles	336,665	329,815
	Leased assets	2,224,917	2,159,053
		7,828,572	7,505,012

	Less: Accumulated depreciation	(3,304,181)	(2,914,467)
		4,524,391	4,590,545

	Add: Construction in progress	52,565	41,153

	Total	$4,576,956	$4,631,698

	Depreciation expense charged to operations was $249,801 and $259,220 for the nine months ended September 30, 2010 and 2009, respectively.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9-	INTANGIBLE ASSETS

	The following is a summary of intangible assets, less amortization:

			September 30,	December 31,
			2010	2009
			(unaudited)
	746480
	Land use right		$-	$58,616
	Trade Mark of "Xidenghui"		91,817	65,816
	Trade Mark of "Baishui Du Kang"		59,834	24,133
	Total intangible assets		151,651	148,565

	Less: Accumulated amortization		(91,328)	(82,109)

	Total intangible assets, net		$60,323	$66,456

	Amortization expense charged to operations was $7,384 and $7,355 for the nine months ended September 30, 2010 and 2009, respectively.

Note 10-	DUE FROM RELATED PARTIES

	Due from related parties consists of the following:

			September 30,	December 31,
	Name of Related Party	Description	2010	2009
			(unaudited)

		Non-consolidated
	Shaanxi Yellow-river Wetlands Park Co., Ltd.	subsidiary	$1,168,989	$738,606
	Shaanxi Gurong Agriculture Development Co., Ltd.	Affiliate	380,705	372,960
	Total		$1,549,694	$1,111,566

Note 11-	ACCRUED EXPENSES

	Accrued expenses consist of the following:

			September 30,	December 31,
			2010	2009
			(unaudited)

	Accrued payroll		$20,904	$27,357
	Accrued employee benefits		58,990	60,490
	Accrued rental expense		107,493	-
	Accrued office expenses		4,203	4,699
	Total		$191,590	$92,546

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12-	DUE TO RELATED PARTIES

	Due to related parties consists of the following:
			September 30,	December 31,
	Name of Related Party	Description	2010	2009
			(unaudited)

	Shaanxi Dukang Group Co., Ltd.	Affiliate	$670,330	$588,857
	Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd.	Affiliate	19,310	33,543
	Shaanxi Baishui Dukang Marketing Management Co., Ltd.	Affiliate	13,134	12,867
	Shaanxi Baishui Dukang Commercial and Trade Co., Ltd.	Affiliate	73,706	72,206
	Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd.	Affiliate	854,154	1,268,456
	Shaanxi Baishui Dukang Trade Co., Ltd.	Affiliate	298,184	162,074
	Shanxi Lantian Fuping Investment Co., Ltd.	Affiliate	298,592	292,517
	Shanxi Baishui Shiye Co., Ltd.	Affiliate	77,424
	Mr. Hongjun Zhang	Shareholder	2,791,260	3,189,801
	Mr. Guoqi Diao	Prior director of Xidenghui	401,245	393,082
	Ms. Ping Li	Secretary of the Board	594,989	582,884
	Mr. Pingjun Nie	Shareholder	4,467,720	4,391,159
	Ms. Hong Ge	Prior director of Xidenghui	270,144	264,648
	Mr.Hailong Tian	Prior director of Xidenghui	2,825,018	2,767,544
	Ms. Ming Chen	Shareholder	180,037	296,307
	Mr. Shengli Wang	Prior director of Xidenghui	796,161	779,963
	Total		$14,631,408	$15,095,908

Note 13-	SALES OF LIQUOR TO RELATED PARTY

The Company generally sells liquor to liquor distributors. Some of these liquor distributors are our affiliates, which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors and principal shareholders of the Company.  The amount sold to these affiliates follows:

		For the Nine Months Ended	For the Nine Months Ended
		September 30,	September 30,
	Name of Related Party	2010	2010	2009
		(unaudited)	(unaudited)	(unaudited)

	Shaanxi Dukang Group Co., Ltd.	$210,193 $	$628,735	$402,485
	Shaanxi Baishui Dukang Marketing Management Co., Ltd.	-	-	71,072
	Shaanxi Baishui Dukang Commercial and Trade Co., Ltd.	-	-	1,445
	Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd.	-	-	117,848
	Shanxi Baishui Shiye Co., Ltd. a/k/a Shaanxi Baishui Dukang Trade Co., Ltd.	47,126	127,930	63,070
		$210,193 $	$756,665	$655,921

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14-	BANK LOANS

	Bank loan consists of the following as of September 30, 2010:
		Loan		Annual	Guaranteed
	Financial Institutions	Amount	Duration	Interest Rate	By
	Baishui Branch of Agriculture Bank of China	$746,480	08/02/2010-08/01/2011	6.372%	Buildings
	Total	$746,480

Interest expense charged to operations for this bank loan was $7,898 for the nine months ended September 30, 2009. The weighted-average outstanding bank loan balance is $165,885; and the weighted-average monthly interest rate is 5.31‰.

	Bank loan consists of the following as of September 30, 2009:
		Loan		Monthly	Guaranteed
	Financial Institutions	Amount	Duration	Interest Rate	By
	Baishui Branch of Agriculture Bank of China	$292,360	01/20/2009-01/19/2010	5.753‰	Liquor Base
	Total	$292,360

Interest expense charged to operations for this bank loan was $13,674 for the nine months ended September 31, 2009. The weighted-average outstanding bank loan balance is $292,360; and the weighted-average monthly interest rate is 5.753‰. The Company paid off this loan in January 2010.

Note 15-	SEGMENT REPORTING

The Company operates in two reportable business segments that are determined based upon differences in products and services. Summarized information by business segment for the nine months ended September 30, 2010 and 2009 is as follows:

		For the Three Months Ended		For the Nine Months Ended
		September 30,		September 30,
		2010	2009	2010	2009
		(unaudited)	(unaudited)	(unaudited)	(unaudited)
	REVENUE
	Sales of Liquor	$296,107	$306,101	$835,039	$805,843
	License Fees	289,347	485,546	681,632	681,056

	COST OF SALES
	Sales of Liquor	$249,723	$341,034	$795,625	$883,472
	License Fees	-	-	-	-

	GROSS PROFITS
	Sales of Liquor	$46,384	$(34,933)	$39,414	$(77,629)
	License Fees	289,347	485,546	681,632	681,056

				September 30,	December 31,
				2010	2009
				(unaudited)

	TOTAL ASSETS OF LIQUOR PRODUCTION AND DISTRIBUTION			$8,730,920	$7,582,672

	TOTAL ASSETS OF BRAND NAME FRANCHISE			$2,829,743	$1,513,335

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15-	SEGMENT REPORTING (continued)

	Major Customers

	There were five major customers who made sales approximately 5% or more of the Company’s total sales as summarized in the following:

		For the Nine Months Ended September 30,
	#	2010		2009
		(unaudited)		(unaudited)
	Major		Percentage of		Percentage of
	Customer	Revenue	Total Revenue	Revenue	Total Revenue
	Shaanxi Dukang Group Co., Ltd.	$628,735	41.45%	$402,485	27.07%
	Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd.	-	-	117,848	7.93%
	Shaanxi HuangMaJia Wuliu Co., LTD	-	-	116,298	7.82%
	Shaanxi Baishui Dukang Marketing Management Co., Ltd.	-	-	71,072	4.78%
	Shanxi Baishui Shiye Co., Ltd. a/k/a Shaanxi Baishui Dukang Trade Co., Ltd.	127,930	6.44%	63,070	4.24%
	Total	$756,665	47.89%	$770,773	51.84%

	Major Suppliers

	There were thirteen major customers who made sales approximately 5% or more of the Company’s total sales as summarized in the following:

		For the Nine Months Ended September 30,
		2010		2009
		(unaudited)		(unaudited)
	Major		Percentage of		Percentage of
	Suppliers	Purchase	Total Purchase	Purchase	Total Purchase
	Wenxi Hengye Glass Co., Ltd.	$-	-	$45,147	12.64%
	Sichuan Yibingong Mould Factory Co., Ltd.	-	-	24,568	6.88%
	Shanxi Lantian Packing Co., Ltd.	-	-	23,136	6.48%
	Weinan Haixin Packing Co., Ltd.	-	-	21,419	6.00%
	Weinan Environmental Protection Technology Industrial Company	-	-	20,901	5.85%
	Shandong Yuncheng Zhenghua Glass Co., Ltd.	-	-	16,796	5.00%
	Hunan Xinshiji Taochi Co., Ltd.	99,740	18.95%	-	-
	Wuhan Huaruiyang Stainless Co., Ltd.	59,984	11.39%	-	-
	Hunan Fengling Liangyou China Co., Ltd.	47,533	9.03%	-	-
	Shanxi Wenxiyingfa Glass Co., Ltd.	46,760	8.88%	58,449	16.37%
	Mr. Liu, Zhiming	44,789	8.51%	-	-
	Weinan Economic Development Construction and Installation Company	41,094	7.81%
	Yuncheng Aofeng Glass Co., Ltd.	28,683	5.45%	44,149	12.37%
	Total	$368,583	70.02%	$254,565	71.59%

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16-	STATEMENT OF CONSOLIDATED COMPRESENTATIVE INCOME

		For the Three Months Ended		For the Nine Months Ended
		September 30,		September 30,
		2010	2009	2010	2009
		(unaudited)	(unaudited)	(unaudited)	(unaudited)

	Net income	$430	$181,512	$(170,322)	$(109,652)
	Other comprehensive income, net of tax:
	Effects of foreign currency conversion	(113,363)	(55)	(142,158)	(8,460)
	Total other comprehensive, not of tax	(113,363)	(55)	(142,158)	(8,460)
	Comprehensive income	(112,933)	181,457	(312,480)	(118,112)
	Comprehensive income attributable to
	the noncontrolling interest	(10,607)	314	(22,963)	(21,705)
	Comprehensive income attributable to
	China Du Kang Co., Ltd.	$(102,326)	$181,143	$(289,517)	$(96,407)

Note 19-	COMMITMENTS AND CONTINGENCIES

	Contingent Liability from Prior Operation

Prior to the merger with Hong Kong Merit Enterprise Limited on February 11, 2008, the Company has not been active since discontinuing its financial service operations by December 31,2007.  Management believes that there are no valid outstanding liabilities from prior operations. If a creditor were to come forward and claim a liability, the Company has committed to contest such claim to the fullest extent of the law.  No amount has been accrued in the financial statements for this contingent liability.

	The Company’s assets are located in PRC and revenues are derived from operations in PRC.

In terms of industry regulations and policies, the economy of PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of Land Use Rights. The Chinese government also exercises significant control over PRC’s economic growth through the allocation of resources and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.

The Company faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state.  Its political and economic systems are very different from the more developed countries and are in a state of change.  The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States.  Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

FINANCIAL REPORT

At December 31, 2009 and 2008 and
For the Years Ended December 31, 2009 and 2008

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

INDEX

PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2

CONSOLIDATED BALANCE SHEETS	3

CONSOLIDATED STATEMENTS OF OPERATIONS	4

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)	5

CONSOLIDATED STATEMENTS OF CASH FLOWS	6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	7-40

KEITH K. ZHEN, CPA
CERTIFIED PUBLIC ACCOUNTANT
2070 WEST 6TH STREET - BROOKLYN, NY 11223 - TEL (347) 408-0693 - FAX (347) 602-4868 - EMAIL :KEITHZHEN@GMAIL.COM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
China Du Kang Co., Ltd.
(f/k/a Amstar Financial Holdings, Inc.)

We have audited the accompanying consolidated balance sheets of China Du Kang Co., Ltd. and subsidiaries as of  December 31, 2009 and 2008, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended  December 31, 2009.  China Du Kang Co., Ltd.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, the accompanying consolidated balance sheets as of December 31, 2009 and 2008, and the related consolidated statements of operations, the consolidated statements of changes in shareholders' equity (deficit) , and the consolidated statements of cash flows for the years ended December 31, 2009 and 2008 have been restated.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Du Kang Co., Ltd. and subsidiaries as of  December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two-year period ended  December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has incurred an operating loss for each of the years in the two-year period ended  December 31, 2009, and as of December 31, 2009, has a working capital deficiency and a shareholders' deficiency.  These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Keith K. Zhen, CPA
Keith K. Zhen, CPA
Brooklyn, New York
April 14, 2010 (Except for Note 1, December 27, 2010)

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS
(restated)
	December 31,	December 31,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$619,472	$698,050
Others receivable	67,134	3,494
Prepaid expenses (Note 6)	506,992	138,398
Inventories (Note 7)	2,694,596	2,959,595
Due from related parties (Note 10)	1,111,566	228,513
Total current assets	4,999,760	4,028,050

Property, Plant and Equipment, net (Note 8)	4,631,698	5,047,159
Intangible assets, net (Note 9)	66,456	76,083
Long-term investment	1,755,104	1,750,751

Total Assets	$11,453,018	$10,902,043

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Bank loans (Note 14)	$292,517	$-
Accounts payable	856,270	844,240
Accrued expenses (Note 11)	92,546	96,627
Others payable	56,711	28,200
Taxes payable	198,965	49,243
Deferred revenue	329,092	395,426
Due to related parties (Note 12)	15,095,908	14,318,396
Employee security deposit	77,225	78,786
Lease liability-current	129,722	107,469
Total Current Liabilities	17,128,956	15,918,387

Long-term Liabilities:
Lease liability-long-term	1,025,588	1,152,445
Total Long-term Liabilities	1,025,588	1,152,445
Total Liabilities	18,154,544	17,070,832

Commitments and Contingencies (Note 19)	-	-

Shareholders' Equity:
China Du Kang Co., Ltd. Shareholders' Equity
Preferred stock, par value $0.001, 5,000,000 shares authorized;
no shares issued and outstanding as of
December 31, 2009 and 2008	-	-
Common stock, par value $0.001, 250,000,000 shares authorized;
100,113,791 shares issued and outstanding as of
December 31, 2009 and 2008	100,114	100,114
Additional paid-in capital	10,671,262	10,671,262
Accumulated deficit	(17,078,877)	(16,618,614)
Accumulated other comprehensive income	(421,776)	(405,969)
Total China Du Kang Co., Ltd. Shareholders' equity (deficit)	(6,729,277)	(6,253,207)
Noncontrolling Interest	27,751	84,418
Total Shareholders' Equity (Deficit)	(6,701,526)	(6,168,789)
Total Liabilities and Shareholders' Equity (Deficit)	$11,453,018	$10,902,043

See Notes to Consolidated Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(restated)
	For the Year Ended December 31,
	2009	2008
Revenues
Sales of Liquor	$1,059,694	$953,751
License Fees	927,965	189,444
Gross Profit	1,987,659	1,143,195

Costs of Revenues
Costs of Liquor Sold	1,091,224	860,959
Costs of Franchise Fees	-	-
Total Costs of Sales	1,091,224	860,959

Gross Profit	896,435	282,236

Operating Expenses

Selling Expenses
Adverting expenses	135,966	136,006
Package design	17,039	73,252
Promotion expenses	256,417	120,592
Travel and entertainment	56,327	41,547
Total Selling Expenses	465,749	371,397

General and administrative expenses
Payroll	266,278	248,828
Employee benefit and pension	19,846	15,510
Depreciation and amortization expenses	151,244	152,953
Professional fees and consultancy fees	60,565	388,645
Office expenses	83,332	222,774
Vehicle expenses	30,168	42,034
Loss on physical inventory count	121,595	67,673
Rental	5,555	8,672
Travel and entertainment	140,353	215,369
Other general and administrative expenses	12,391	15,828
Total General and Administrative Expenses	891,327	1,378,286

Total Operating Expenses	1,357,076	1,749,683

Income (Loss) from Operation	(460,641)	(1,467,447)

Other Income (Expenses)
Interest income	1,485	3,000
Interest expenses	(18,780)	-
Charity donation	(1,535)	(15,296)
Governmental subsidy	73,090	-
Other income (expense)	1,433	(1,284)
Total other income (expenses)	55,693	(13,580)

Income (Loss) before Provision for Income Tax	(404,948)	(1,481,027)

Provision for Income Tax	(112,161)	-

Net Income (Loss)	(517,109)	(1,481,027)

Less: Net income attributable to noncontrolling interest	56,846	79,212

Net Income (Loss) attributable to
China Du Kang Co., Ltd.	$(460,263)	$(1,401,815)

Basic and Fully Diluted Earnings per Share	$(0.00)	$(0.01)

Weighted average shares outstanding	100,113,791	98,730,800

See Notes to Consolidated Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)

FOR THE YEAR ENDED DECEMBER 31, 2009 AND 2008
(restated)

					Accumulated
	Common Stock		Additional		Other		Total
	$0.001 Par Value		Paid-in	Accumulated	Comprehensive	Noncontrolling	Shareholders'	Comprehensive
	Shares	Amount	Capital	Deficit	Income	Interest	Equity	Income
Balances at
December 31, 2007	88,000,000	$88,000	$10,683,376	$(15,216,799)	$(80,214)	$154,512	$(4,371,125)

Reverse merger adjustment*	12,113,791	12,114	(12,114)	-	-	-	-

Proceeds from additional paid-in capital
contribution-Merit	-	-	136,722	-	-	-	136,722

Cash used for Merit to
acquire Huitong	-	-	(136,722)	-	-	-	(136,722)

Comprehensive income
Net income	-	-	-	(1,401,815)	-	(79,212)	(1,481,027)	$(1,481,027)
Other comprehensive income, net of tax:
Effects of foreign currency conversion	-	-	-	-	(325,755)	9,118	(316,637)	(316,637)
Total other comprehensive income								(316,637)
Total comprehensive income								$(1,797,664)
	-	-
Balances at
December 31, 2008	100,113,791	$100,114	$10,671,262	$(16,618,614)	$(405,969)	$84,418	$(6,168,789)

Comprehensive income
Net income	-	-	-	(460,263)	-	(56,846)	(517,109)	$(517,109)
Other comprehensive income, net of tax:
Effects of foreign currency conversion	-	-	-	-	(15,807)	179	(15,628)	(15,628)
Total other comprehensive income								(15,628)
Total comprehensive income								$(532,737)
	-	-
Balances at
December 31, 2009	100,113,791	$100,114	$10,671,262	$(17,078,877)	$(421,776)	$27,751	$(6,701,526)

* The reverse merger adjustment represents the recording of the minority shareholders’ shares outstanding at the time of the reverse merger.

See Notes to Consolidated Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(restated)

	For the Year Ended
	December 31,
	2009	2008

Operating Activities

Net income (loss)	$(460,263)	$(1,401,815)
Adjustments to reconcile net income (loss) to
net cash provided (used) by operating activities:
Minority interest	(56,846)	(79,212)
Depreciation	339,782	330,057
Amortization	9,810	9,639
Changes in operating assets and liabilities:
(Increase)/Decrease in others payable	(63,597)	5,225
(Increase)/Decrease in prepaid expenses	(368,052)	516,860
(Increase)/Decrease in inventories	272,211	(531,695)
Increase/(Decrease) in accounts payable	9,926	(221,103)
Increase/(Decrease) in accrued expenses	(4,319)	12,254
Increase/(Decrease) in other payable	28,426	1,244
Increase/(Decrease) in taxes payable	149,519	4,143
Increase/(Decrease) in deferred revenue	(67,281)	389,289
Increase/(Decrease) in employee security deposit	(1,756)	77,563
Increase/(Decrease) in lease liability	(107,679)	(137,209)
Net cash provided (used) by operating activities	(320,119)	(1,024,760)

Investing Activities

Cash used to acquire Huitong	-	(136,722)
Purchase of fixed assets	(107,641)	(200,195)
Loans to related parties	(668,432)	(217,388)
Net cash (used) by investing activities	(776,073)	(554,305)

Financing Activities

Bank loans	292,360	-
Proceeds from capital contribution	-	136,722
Loans from related parties	741,512	1,272,795
Net cash provided (used) by financing activities	1,033,872	1,409,517

Increase (decrease) in cash	(62,320)	(169,548)
Effects of exchange rates on cash	(16,258)	129,780
Cash at beginning of period	698,050	737,818
Cash at end of period	$619,472	$698,050

Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during year for:
Interest	$18,780	$-
Income taxes	$-	$-

See Notes to Consolidated Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (restated)

The United States Securities and Exchange Commission (the "Commission") issued comment letters on the Company’s previously issued financial statements. We provided responses and amended our financial statements per such comments.  Management also believes such restatements reflect corrections of errors and omissions of material disclosures in the historical financial statements, in accordance with US GAAP.

Restatement to a lease

On March 4, 2002, Baishui Dukang signed a lease agreement with Shaanxi Sanjiu Dukang Liquor Production Co., Ltd ("Sanjiu"), pursuant to which Baishui Dukang agreed to lease the liquor production facility of Sanjiu, including all the fixed assets and the piece of land that the fixed assets attached, for a period of 20 years, which was latterly extended to 30 year. On February 3, 2005, Sanjiu was acquired by Shannxi Baishui Dukang Liquor Development Co., Ltd, an affiliate of the Company. On April 30, 2005, Baishui Dukang signed a complementary lease agreement with Shannxi Baishui Dukang Liquor Development Co., Ltd, pursuant to which Baishui Dukang agreed to continue to lease the liquor production facility for the rest of the original 30-year period. Baishui Dukang also agreed to pay $362,450 (RMB 3,000,000) to the local government to continue the lease and to absorb the pension and unemployment insurance expenses of Sanjiu's original employees. All the pension and unemployment insurance payments were to be made directly to the local China Social Security Administration to satisfy all of the pension and unemployment insurance expenses that were required in connection with the original Sanjui employees.

In the previously issued report, we presented the lease as an operating lease.  We now have concluded that we should consolidate Sanjiu into our consolidated financial statement based on FASB ASC 810-10-25 (FIN 46R). Since Sanjiu had ceased operation when we executed the lease agreement, we consolidate the leased assets and the lease payment obligation, including the $362,450 (RMB 3,000,000) paid directly to the local government and the payments that were to be made directly to the local China Social Security Administration to satisfy all of the pension and unemployment insurance payments that were required in connection with the original Sanjui employees in our consolidated financial statements.

Restatement to inventories

Baishui Dukang, one of our subsidiaries, is engaged in the distillery business.  Pursuant to the production requirement, all spirits that are newly distilled from sorghum, so call “liquor base”, must be barrel-aged for several years, so we bottle and sell only a portion of our liquor base inventory each year.  We classify barreled liquor base as work-in-progress.  We presented these barreled liquor base as non-current asset in our previously issued reports, as they are stored beyond one year.  We now have concluded that we should classify all barreled liquor base as a current asset by following industry practice.

These adjustments had effects in the consolidated balance sheets as of December 31, 2009 and 2008, and the consolidated statements of operations, the consolidated statements of changes in shareholders' equity (deficit), and the consolidated statements of cash flows in the year ended December 31, 2009 and 2008, as more fully disclosed in the following.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

	The following tables present the impact of the adjustments and restatements on a condensed basis:

		Amount Previously
		Reported	As Adjusted

	Consolidated balance sheet as of December 31, 2009

	Other current assets	2,305,164	2,305,164
	Inventories - current	1,262,522	2,694,596
	Property, Plant and Equipment, net	2,688,550	4,631,698
	Intangible assets, net	66,456	66,456
	Prepaid rental expense	357,521	-
	Inventory-long-term	1,432,074	-
	Long-term investment	1,755,104	1,755,104
	Other current liabilities	16,999,234	16,999,234
	Lease liability-current	-	129,722
	Lease liability-long-term	-	1,025,588
	Common stock	100,114	100,114
	Additional paid-in capital	10,671,262	10,671,262
	Accumulated deficit	(17,436,438)	(17,078,877)
	Accumulated other comprehensive income	(452,408)	(421,776)
	Noncontrolling Interest	(14,373)	27,751

	Consolidated balance Sheet as of December 31, 2008

	Other current assets	1,068,455	1,068,455
	Inventories - current	2,006,414	2,959,595
	Property, Plant and Equipment, net	3,065,757	5,047,159
	Intangible assets, net	76,083	76,083
	Prepaid rental expense	372,845	-
	Inventory-long-term	953,181	-
	Long-term investment	1,750,751	1,750,751
	Other current liabilities	15,810,918	15,810,918
	Lease liability-current	-	107,469
	Lease liability-long-term	-	1,152,445
	Common stock	100,114	100,114
	Additional paid-in capital	10,671,262	10,671,262
	Accumulated deficit	(16,904,363)	(16,618,614)
	Accumulated other comprehensive income	(435,777)	(405,969)
	Noncontrolling Interest	51,332	84,418

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

		Amount Previously
		Reported	As Adjusted

	Consolidated statement of operations for the fiscal year ended December 31, 2009

	Revenue	1,987,659	1,987,659
	Costs of revenue	1,048,066	1,091,224
	Gross Profit	939,593	896,435
	Operating Expenses
	Selling expenses	465,749	465,749
	Other general and administrative expenses	885,772	885,772
	Rental	129,476	5,555
	Total Operating Expenses	1,480,997	1,357,076
	Income (Loss) from Operation	(541,404)	(460,641)
	Other Income (Expenses)	55,693	55,693
	Income (Loss) before Provision for Income Tax	(485,711)	(404,948)
	Provision for Income Tax	(112,161)	(112,161)
	Net Income (Loss)	(597,872)	(517,109)
	Less: Net income attributable to noncontrolling interest	65,797	56,846
	Net Income (Loss) attributable to
	China Du Kang Co., Ltd.	(532,075)	(460,263)

	Consolidated statement of operations for the fiscal year ended December 31, 2008

	Revenue	1,143,195	1,143,195
	Costs of revenue	818,554	860,959
	Gross Profit	324,641	282,236
	Operating Expenses
	Selling expenses	371,397	371,397
	Other general and administrative expenses	1,369,614	1,369,614
	Rental	161,841	8,672
	Total Operating Expenses	1,902,852	1,749,683
	Income (Loss) from Operation	(1,578,211)	(1,467,447)
	Other Income (Expenses)	(13,580)	(13,580)
	Income (Loss) before Provision for Income Tax	(1,591,791)	(1,481,027)
	Provision for Income Tax	-	-
	Net Income (Loss)	(1,591,791)	(1,481,027)
	Less: Net income attributable to noncontrolling interest	89,724	79,212
	Net Income (Loss) attributable to
	China Du Kang Co., Ltd.	(1,502,067)	(1,401,815)

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

Consolidated statement of changes in shareholders' equity (deficiency) for the fiscal year ended December 31, 2009 and 2008--as adjusted

					Accumulated
	Common Stock		Additional		Other		Total
	$0.001 Par Value		Paid-in	Accumulated	Comprehensive	Noncontrolling	Shareholders'	Comprehensive
	Shares	Amount	Capital	Deficit	Income	Interest	Equity	Income
Balances at
December 31, 2007	88,000,000	$88,000	$10,683,376	$(15,216,799)	$(80,214)	$154,512	$(4,371,125)

Reverse merger adjustment*	12,113,791	12,114	(12,114)	-	-	-	-

Proceeds from additional paid-in capital
contribution-Merit	-	-	136,722	-	-	-	136,722

Cash used for Merit to
acquire Huitong	-	-	(136,722)	-	-	-	(136,722)

Comprehensive income
Net income	-	-	-	(1,401,815)	-	(79,212)	(1,481,027)	$(1,481,027)
Other comprehensive income, net of tax:
Effects of foreign currency conversion	-	-	-	-	(325,755)	9,118	(316,637)	(316,637)
Total other comprehensive income								(316,637)
Total comprehensive income								$(1,797,664)
	-	-
Balances at
December 31, 2008	100,113,791	$100,114	$10,671,262	$(16,618,614)	$(405,969)	$84,418	$(6,168,789)

Comprehensive income
Net income	-	-	-	(460,263)	-	(56,846)	(517,109)	$(517,109)
Other comprehensive income, net of tax:
Effects of foreign currency conversion	-	-	-	-	(15,807)	179	(15,628)	(15,628)
Total other comprehensive income								(15,628)
Total comprehensive income								$(532,737)
	-	-
Balances at
December 31, 2009	100,113,791	$100,114	$10,671,262	$(17,078,877)	$(421,776)	$27,751	$(6,701,526)

Consolidated statement of changes in shareholders' equity (deficiency) for the fiscal year ended December 31, 2009 and 2008--previously reported

					Accumulated
	Common Stock		Additional		Other		Total
	$0.001 Par Value		Paid-in	Accumulated	Comprehensive	Noncontrolling	Shareholders'	Comprehensive
	Shares	Amount	Capital	Deficit	Income	Interest	Equity	Income
Balances at
December 31, 2007	88,000,000	$88,000	$10,683,376	$(15,402,296)	$(95,003)	$133,512	$(4,592,411)

Reverse merger adjustment*	12,113,791	12,114	(12,114)	-	-	-	-

Proceeds from additional paid-in capital
contribution-Merit	-	-	136,722	-	-	-	136,722

Cash used for Merit to
acquire Huitong	-	-	(136,722)	-	-	-	(136,722)

Comprehensive income
Net income	-	-	-	(1,502,067)	-	(89,724)	(1,591,791)	$(1,591,791)
Other comprehensive income, net of tax:
Effects of foreign currency conversion	-	-	-	-	(340,774)	7,544	(333,230)	(333,230)
Total other comprehensive income								(333,230)
Total comprehensive income								$(1,925,021)
	-	-
Balances at
December 31, 2008	100,113,791	$100,114	$10,671,262	$(16,904,363)	$(435,777)	$51,332	$(6,517,432)

Comprehensive income
Net income	-	-	-	(532,075)	-	(65,797)	(597,872)	$(597,872)
Other comprehensive income, net of tax:
Effects of foreign currency conversion	-	-	-	-	(16,631)	92	(16,539)	(16,539)
Total other comprehensive income								(16,539)
Total comprehensive income								$(614,411)
	-	-
Balances at
December 31, 2009	100,113,791	$100,114	$10,671,262	$(17,436,438)	$(452,408)	$(14,373)	$(7,131,843)

* The reverse merger adjustment represents the recording of the minority shareholders’ shares outstanding at the time of the reverse merger.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

		Amount Previously
		Reported	As Adjusted

	Consolidated statement of cash flows for the fiscal year ended December 31, 2009

	Operating Activities

	Net income (loss)	(532,075)	$(460,263)
	Adjustments to reconcile net income (loss) to
	net cash provided (used) by operating activities:
	Minority interest	(65,797)	(56,846)
	Depreciation	141,434	339,782
	Amortization	26,052	9,810
	Changes in operating assets and liabilities:
	(Increase)/Decrease in assets	(159,438)	(159,438)
	Increase/(Decrease) in other liabilities	114,515	114,515
	Increase/(Decrease) in lease liability	-	(107,679)
	Net cash provided (used) by operating activities	(475,309)	(320,119)

	Investing Activities

	Net cash (used) by investing activities	(776,073)	(776,073)

	Financing Activities

	Net cash provided (used) by financing activities	1,033,872	1,033,872

	Increase (decrease) in cash	(217,510)	(62,320)
	Effects of exchange rates on cash	138,932	(16,258)
	Cash at beginning of period	698,050	698,050
	Cash at end of period	619,472	$619,472

	Supplemental Disclosures of Cash Flow Information:
	Cash paid (received) during year for:
	Interest	18,780	$18,780
	Income taxes	-	$-

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

		Amount Previously
		Reported	As Adjusted

	Consolidated statement of cash flows for the fiscal year ended December 31, 2008

	Operating Activities

	Net income (loss)	$(1,502,067)	$(1,401,815)
	Adjustments to reconcile net income (loss) to
	net cash provided (used) by operating activities:
	Minority interest	(89,724)	(79,212)
	Depreciation	143,314	330,057
	Amortization	9,639	9,639
	Changes in operating assets and liabilities:
	(Increase)/Decrease in assets	6,350	(9,610)
	Increase/(Decrease) in other liabilities	263,390	263,390
	Increase/(Decrease) in lease liability	-	(137,209)
	Net cash provided (used) by operating activities	(1,169,098)	(1,024,760)

	Investing Activities

	Net cash (used) by investing activities	(554,304)	(554,305)

	Financing Activities

	Net cash provided (used) by financing activities	1,409,517	1,409,517

	Increase (decrease) in cash	(313,885)	(169,548)
	Effects of exchange rates on cash	274,117	129,780
	Cash at beginning of period	737,818	737,818
	Cash at end of period	$698,050	$698,050

	Supplemental Disclosures of Cash Flow Information:
	Cash paid (received) during year for:
	Interest	$-	$-
	Income taxes	$-	$-

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	ORGANIZATION AND BUSINESS BACKGROUND

China Du Kang Co., Ltd (“China Du Kang” or the “Company”) was incorporated as U. S. Power Systems, Inc., in the State of Nevada on January 16, 1987.  On or about June 8, 2006 the Company’s name was changed to Premier Organic Farms Group, Inc. On or about November 30, 2006 the name was changed to Amstar Financial Holdings, Inc. (“AFLH”). On or about March 18, 2008 the name was changed to its current name of China Du Kang Co., Ltd. with its corporate charter still residing in Nevada.  The Company changed its fiscal year ending from September 30 to December 31 in February 2008.

The Company had been engaged in the business to provide various financial services since it's incorporated.  The Company was not successful and discontinued the majority of its operation by December 31, 2007.

On January 10, 2008, the Company entered into a Plan of Exchange Agreement (the “Exchange Agreement”) with Hong Kong Merit Enterprise Limited (“Merit”), a holding company incorporated in Hong Kong.  Pursuant to the terms of the Exchange Agreement, the Company agreed to issue post split 88,000,000 shares of its common stock to the shareholders of Merit in exchange for Merit to transfer all of its issued and outstanding shares of common stock to the Company, thereby causing Merit to become a wholly-owned subsidiary of the Company.  The parties closed the transaction contemplated by the Agreement on February 11, 2008.

This transaction is being accounted for as a reverse merger, since the shareholders of Merit owns a majority of the outstanding shares of the Company’s common stock immediately following the share exchange.  Merit is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will reflected in the consolidated financial statements for periods prior to the share exchange will be those of Merit and its subsidiaries and will be recorded at the historical cost basis.  After completion of the share exchange, the Company‘s consolidated financial statements will include the assets and liabilities of both Du Kang and Merit, the historical operations of Merit and the operations of the Company and its subsidiaries from the closing date of the share exchange.

Merit was incorporated on September 8, 2006 in Hong Kong under the Companies Ordinances as a Limited Liability company.  Merit was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	ORGANIZATION AND BUSINESS BACKGROUND (continued)

On January 22, 2008, Merit entered into a Share Purchase Agreement (the “Purchase Agreement”) with the owners of Shaanxi Huitong Food Co., Inc. ("Huitong"), a limited liability company incorporated in the People's Republic of China ("PRC") on August 9, 2007 with a registered capital of $128,200 (RMB1,000,000).  Pursuant to the Purchase Agreement,  Merit agreed to purchase 100% of the equity ownership in  Huitong for a cash consideration of $136,722 (RMB 1,000,000).  The local government approved the transaction on February 1, 2008.  Subsequent to the completion of the acquisition, Huitong became a wholly-owned subsidiary of Merit.

Huitong was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship.  On December  26, 2007, Huitong executed an acquisition agreement with shareholders of Shaanxi Xidenghui Technology Stock Co., Ltd. ("Xidenghui"), whereby Huitong agreed to acquire 98.24% of the equity ownership of Xidenghui from the shareholders.  Subsequent to completion of the acquisition agreement,  Xidenghui became a majority-owned subsidiary of Huitong.

Xidenghui was incorporated  in Weinan City, Shaanxi Province, PRC on March 29, 2001 under the Company Law of PRC.  Xidenghui was engaged in the business of production and distribution of distilled spirit with a brand name of “Xidenghui”.  Currently, its principal business is to hold an equity ownership interest in Shannxi Baishui Dukang Liquor Co., Ltd. (“Baishui Dukang”) and Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. (“Brand Management”).

Baishui Dukang was incorporated in Baishui County, Shanxi Province, PRC on March 1, 2002 under the Company Law of PRC.  Baishui Dukang was principally engaged in the business of production and distribution of distilled spirit (liquor) with a brand name of “Baishui Du Kang”. On May 15, 2002, Xidenghui invested inventory and fixed assets with a total fair value of $ 4,470,219 (RMB 37,000,000) to Baishui Dukang and owns 90.51% of Baishui Dukang’s equity interest ownership, thereby causing Baishui Dukang to become a majority-owned subsidiary of Xidenghui.

On October 30, 2007, Xidenghui executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management").  Pursuant to the agreement, Xidenghui contributed cash of $95,704 (RMB 700,000), and owns 70% equity interest ownership therein.  Brand Management was subsequently incorporated on November 12, 2007.  Upon the completion of incorporation, Brand Management became a majority-owned subsidiary of the Xidenghui.  Brand Management is principally engaged in the business of distribution of Baishui Dukang’s liquor and manage the franchise of the “Baishui Du Kang” brand name.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	ORGANIZATION AND OPERATIONS (continued)

Baishui Dukang and Brand Management are the two of these affiliated companies that are engaged in business operations.  Du Kang, Merit, Huitong, and Xidenghui are holding companies, whose business is to hold an equity ownership interest in Baishui Dukang and Brand Management.   All these affiliated companies are hereafter referred to as the "Company".  Currently, the Company is principally engaged in the business of production and distribution of distilled spirit with the brand name of “Baishui Dukang”. The Company also franchises the brand name to other liquor manufactures.  The Company's structure is summarized in the following chart.

China Du Kang Co., Ltd. ("China Du Kang") F/K/A Amstar Financial Holdings, Inc. ("AFLH") Incorporated in the State of Nevada on January 16, 1987

Acquiring 100% equity interest on 2/11/2008

Hong Kong Merit Enterprise Limited “Merit" Incorporated in Hong Kong on September 8, 2006

Acquiring 100% equity interest on 1/22/2008

Shaanxi Huitong Food Development Co., Inc. “Huitong” Incorporated in Shaanxi Province, PRC on August 9, 2007

Acquiring 98.24% equity interest on 12/26/2007

Shaanxi Xidenghui Technology Stock Co., Ltd. “Xidenghui” Incorporated in Shaanxi Province, PRC on March 29, 2001

	Acquiring 90.51% equity interest on 5/15/2002	Acquiring 70% equity interest on 11/12/2007

	Shaanxi Baishui Dukang Liquor Co., Ltd. “Baishui Dukang” Incorporated in Shaanxi Province, PRC on March 1, 2002	Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. “Brand Management” Incorporated in Shaanxi Province, PRC on November 12, 2007

Under the PRC regulations on acquisition of businesses, commonly referred to as "SAFE" regulations (State Administration of Foreign Exchange), which were jointly  adopted on August 8,   2006   by six PRC regulatory agencies with jurisdictional Authority, a Chinese entity may not be owned or controlled directly by foreign investors or shareholders but may be acquired in a two-step transaction with a wholly owned foreign enterprise (“WOFE”).

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	ORGANIZATION AND OPERATIONS (continued)

China Du Kang is the US holding company for Merit, a Hong Kong entity organized under the Companies Ordinance as a limited liability company. Merit was established as a WOFE corporation for the purpose of effecting an acquisition transaction with Huitong, a WOFE corporation incorporated in PRC. Huitong in turn contracted with Xidenghui, which was a Chinese holding company. Xidenghui had two subsidiaries, Baishui Dukang and Brand Management.

This arrangement provides separate holding companies for the United States, Hong Kong, and PRC. This allows the Company to lawfully conduct operations in China while ownership is represented in shares of the U. S. holding company.

Note 3-	CONTROL BY PRINCIPAL OWNERS

The directors, executive officers, their affiliates, and related parties own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger or sale of the Company's assets.

Note 4-	GOING CONCERN (restated)

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $17,078,877 at December 31, 2009 that includes losses of $460,263 and $1,401,815 for the year ended December 31, 2009 and 2008, respectively.   In addition, The Company had a working capital deficiency of $12,129,196 and a shareholders' deficiency of $6,701,526 at December 31, 2009.  These factors raise substantial doubt about its ability to continue as a going concern.

Management has taken steps to revise the Company's operating and financial requirements.  The Company is actively pursuing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance owners' investment.  However, there can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The Company relied heavily for its financing needs on its affiliates, shareholders/directors as more fully disclosed in Note 12.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").  This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP").  Certain accounting principles, which are stipulated by US GAAP, are not applicable in the PRC GAAP.  The difference between PRC GAAP accounts of the Company and its US GAAP consolidated financial statements is immaterial.

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation.  Inter-company transactions have been eliminated in consolidation.

Certain amounts in the prior year's consolidated financial statements and notes have been revised to conform to the current year presentation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results when ultimately realized could differ from those estimates.

Subsequent Events

The Company evaluated subsequent events through the date of issuance of these financial statements. We are not aware of any significant events that occurred subsequent to the balance sheet date but prior to the filing of this report that would have a material impact on our consolidated financial statements.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currencies Translation (restated)

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency.  Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People’s Bank of China (“PBOC”) prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in owners' equity.  Gain and losses resulting from foreign currency transactions are included in operations.

The Company’s financial statements are translated into the reporting currency, the United States Dollar (“US$”).  Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period.  Translation adjustments resulting from translation of these consolidated financial statements are reflected as accumulated other comprehensive income (loss) in the consolidated statement of shareholders’ equity.

Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the statement of changes in owners’ equity and amounted to $(421,776) and $(405,969) as of December 31, 2009 and 2008, respectively.  The balance sheet amounts with the exception of equity at December 31, 2009 were translated at 6.837 RMB to $1.00 USD as compared to 6.854 RMB at December 31, 2008. The equity accounts were stated at their historical rate.  The average translation rates applied to income statement accounts for the years ended December 31, 2009 and 2008 were 6.841 RMB and 6.962 RMB, respectively.

Statement of Cash Flows

In accordance with FASB guidance, cash flows from the Company’s operations is calculated based upon the functional currency.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue when the earnings process is complete, both title and the risks and rewards of ownership are transferred or services have been rendered and accepted, the selling price is fixed or determinable, and collectability is reasonably assured.

(1) Sales of Liquor

The Company generally sells liquor to liquor distributors with which the Company executed an exclusive distributor contract, pursuant to which the distributor cannot act as a distributor for any other products of the third party.  The Company recognizes liquor sales revenue when the significant risks and rewards of ownership have been transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured. The Company generally recognizes revenue from sales of liquor when its products are shipped.

The Company does not provide an unconditional right of return, price protection or any other concessions to our customers. Sales returns and other allowances have been immaterial in our operation.

(2) License Fees

(a) License fees from liquor manufactures

We authorize liquor manufacturers who comply with our requirements to use certain sub brand names of “Baishui Dukang” to process the production of liquor and to sell to customers within the designated area in a certain period of time. The amount of license fee varies based on the sales territory and the number of sub brand names. We generally collect the entire license fee when the license agreement is executed, and then recognize license fee revenue over the beneficial period described by the agreement, as the revenue is realized or realizable and earned.

(b) License fees from liquor stores

We also authorize liquor stores who comply with our requirements to exclusively sell certain sub brand names of “Baishui Dukang” products within the designated area in a certain period of time. The amount of license fee varies based on the sales territory and the number of sub brand names. We generally collect the entire license fee when the agency agreement is executed, and then recognize license fee revenue over the beneficial period described by the agreement, as the revenue is realized or realizable and earned.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred Revenue (restated)

Deferred revenue consists of prepayments to the Company for products that have not yet been delivered to the customers and franchise fees received upfront for services have not yet been rendered and accepted.  Payments received prior to satisfying the Company’s revenue recognition criteria are recorded as deferred revenue.

Cost of License Fees

Costs of franchise fees principally include the costs to prepare the franchise contracts and the payroll to employees who are responsible for inspection and monitoring the franchisees. These expenses are immaterial and therefore included in the general and administrative expenses.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Others Receivable

Others receivable principally includes advance to employees who are working on projects on behalf of the Company.  After the work is finished, they will submit expense reports with supporting documents to the accounting department. Upon being properly approved, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified as cash flows from operating activities.

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions.  Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits.  Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable, and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories (restated)

Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work-in-progress are valued on the weighted-average-cost method. Elements of costs in finished good and work-in-progress include raw materials, direct labor, and manufacturing overhead.

Baishui Dukang, one of our subsidiaries, is engaged in the distillery business.  Pursuant to the production requirement, all spirits that are newly distilled from sorghum, so call “liquor base”, must be barrel-aged for several years, so we bottle and sell only a portion of our liquor base inventory each year.  We classify barreled liquor base as work-in-progress. Following industry practice, we classify all barreled liquor base as a current asset.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value. The percentages or depreciable life applied are:

		Building and warehouses	20 years
		Machinery and equipment	7-10 years
		Office equipment and furniture	5 years
		Motor vehicles	5 years
		Leased assets	Lease duration

Intangible Assets

Intangible assets are carried at cost.  Amortization is calculated on a straight-line basis over the estimated useful life of the assets without residual value.  The percentages or amortizable life applied are:

		Land use right	50 years
		Trade Mark	10 years

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Land Use Right

All land belongs to the State in PRC.  Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively.  The land use right can be sold, purchased, and exchanged in the market.  The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

The Company owns the right to use a piece of land, approximately 657 acre, located in Weinan City, Shaanxi Province for a fifty-year period ended February 9, 2051.   The costs of these land use rights are amortized over their prospective beneficial period, using the straight-line method with no residual value.

Valuation of Long-Lived assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Long-term Investment

On March 1, 2006, Xidenghui executed an investment agreement with Shaanxi Yichuan Nature Park Co., Inc., pursuant to which, Xidenghui agreed to invest cash of $1,596,254 (RMB 12,000,000) to establish a joint-venture named Shaanxi Yellow-river Wetlands Park Co., Ltd., and owns 7.9% equity ownership interest therein. Shaanxi Yellow-river Wetlands Park Co., Ltd. is engaged in the business of recreation and entertainment.

Xidenghui finished the investment contribution in September 2007.  As the project is currently ongoing, the Management believes the amount invested approximates the fair value and uses the cost method to record the investment.

Advertising Costs

Advertising costs are expensed as incurred. The advertising costs were $135,966, and $136,006 for the years ended December 31, 2009 and 2008, respectively.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development Costs

Research and development costs will be charged to expense as incurred. Research and development costs were immaterial for the year ended December 31, 2009 and 2008, respectively.

Value-added Tax ("VAT")

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT).  All of the Company’s products that are sold in PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government.  This VAT may be offset by VAT paid on purchase of raw materials included in the cost of producing the finished goods. The Company presents VAT on a net basis.

Sales Tax

Baishui Dukang produces and distributes distilled liquor, which is subject to sales tax in PRC. Sales tax rate is $0.14 (RMB1.00) per kilogram and 10%-20% of gross sales revenue. The Company presents sales tax on a net basis.

Related Parties

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

Due from/to Affiliates

Due from/to affiliates represent temporally short-term loans to/from affiliates, which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors and principal shareholders of the Company.  These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand.  Cash flows from due from related parties are classified as cash flows from investing activities.  Cash flows from due to related parties are classified as cash flows from financing activities.

Loans from Directors and Officers

Loans from directors and officers are temporally short-term loans from our directors and officers to finance the Company’s operation due to lack of cash resources.  These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand.  Cash flows from these activities are classified as cash flows from financing activates.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Lease (restated)

On March 4, 2002, Baishui Dukang signed a lease agreement with Shaanxi Sanjiu Dukang Liquor Production Co., Ltd ("Sanjiu"), pursuant to which Baishui Dukang agreed to lease the liquor production facility of Sanjiu, including all the fixed assets and the piece of land that the fixed assets attached, for a period of 20 years, which was latterly extended to 30 year. On February 3, 2005, Sanjiu was acquired by Shannxi Baishui Dukang Liquor Development Co., Ltd, an affiliate of the Company. On April 30, 2005, Baishui Dukang signed a complementary lease agreement with Shannxi Baishui Dukang Liquor Development Co., Ltd, pursuant to which Baishui Dukang agreed to continue to lease the liquor production facility for the rest of the original 30-year period. Baishui Dukang also agreed to pay $362,450 (RMB 3,000,000) to the local government to continue the lease and to absorb the pension and unemployment insurance expenses of Sanjiu's original employees. All the pension and unemployment insurance payments were to be made directly to the local China Social Security Administration to satisfy all of the pension and unemployment insurance expenses that were required in connection with the original Sanjiu employees.

Pursuant to the lease agreement, Baishui Dukang is required to absorb the pension and unemployment insurance expenses of Sanjiu's original employees until they all reach their retirement age.  Pursuant to the applicable laws in PRC, male employees retire when they reach 60 years old, while female employees retire when they reach 55 years old. Accordingly, Sanjiu’s original employees will gradually retire until Year 2032.  The pension and unemployment insurance expenses are based on a certain percentage of the employees’ gross payroll. The percentage may be changed as the applicable law is amended.  In practice, the expenses can be based on the local average salary published by the local government.  Over the life of the lease, the Management anticipates the percentage will remain the same while the local average salary will increase 4% annually.  The number of employees that we need to absorb their pension and unemployment insurance expenses will gradually decrease as Sanjiu’s original employees reach their retirement ages.  To the best of our estimation, we anticipate the future payment for pension and unemployment insurance expenses for Sanjiu’s original employees as rental payment follows:

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

	Lease (restated) (continued)

Estimated Pension and Unemployment Insurance Expenses

Year	Pension Insurance Expense					Unemployment Insurance Expense					Total		Present Value as of December 31, 2009 (the incremental interest rate is 8%)
	Province average salary (RMB)	Annual increase rate	Percentage	No. of employees	Estimated pension insurance expense (RMB)	City average salary (RMB)	Annual increase rate	Percentage	No. of employees	Estimated pension insurance expense	USD$1.00=RMB¥6.83720 @12/31/2009
											(RMB)	(USD)	(RMB)	(USD)
2009	13,254	4%	20%	325	861,494	10,558	4%	2.50%	325	85,784	947,279	138,548
2010	13,784	4%	20%	316	871,143	10,980	4%	2.50%	316	86,745	957,888	140,100	886,934	129,722
2011	14,335	4%	20%	309	885,919	11,420	4%	2.50%	309	88,217	974,136	142,476	835,165	122,150
2012	14,909	4%	20%	301	897,502	11,876	4%	2.50%	301	89,370	986,872	144,339	783,411	114,581
2013	15,505	4%	20%	282	874,483	12,351	4%	2.50%	282	87,078	961,561	140,637	706,776	103,372
2014	16,125	4%	20%	268	864,312	12,846	4%	2.50%	268	86,065	950,377	139,001	646,811	94,602
2015	16,770	4%	20%	258	865,344	13,359	4%	2.50%	258	86,168	951,512	139,167	599,614	87,699
2016	17,441	4%	20%	244	851,123	13,894	4%	2.50%	244	84,752	935,875	136,880	546,074	79,868
2017	18,139	4%	20%	228	827,124	14,449	4%	2.50%	228	82,362	909,486	133,020	491,367	71,867
2018	18,864	4%	20%	215	811,162	15,027	4%	2.50%	215	80,772	891,935	130,453	446,189	65,259
2019	19,619	4%	20%	199	780,828	15,629	4%	2.50%	199	77,752	858,580	125,575	397,689	58,165
2020	20,404	4%	20%	173	705,963	16,254	4%	2.50%	173	70,297	776,260	113,535	332,925	48,693
2021	21,220	4%	20%	148	628,103	16,904	4%	2.50%	148	62,544	690,647	101,013	274,265	40,114
2022	22,068	4%	20%	135	595,849	17,580	4%	2.50%	135	59,332	655,182	95,826	240,909	35,235
2023	22,951	4%	20%	113	518,698	18,283	4%	2.50%	113	51,650	570,348	83,418	194,181	28,401
2024	23,869	4%	20%	102	486,933	19,015	4%	2.50%	102	48,487	535,420	78,310	168,787	24,687
2025	24,824	4%	20%	77	382,290	19,775	4%	2.50%	77	38,067	420,357	61,481	122,698	17,946
2026	25,817	4%	20%	52	268,497	20,566	4%	2.50%	52	26,736	295,233	43,180	79,792	11,670
2027	26,850	4%	20%	41	220,167	21,389	4%	2.50%	41	21,923	242,091	35,408	60,583	8,861
2028	27,924	4%	20%	25	139,618	22,244	4%	2.50%	25	13,903	153,521	22,454	35,573	5,203
2029	29,041	4%	20%	18	104,546	23,134	4%	2.50%	18	10,410	114,957	16,813	24,664	3,607
2030	30,202	4%	20%	12	72,485	24,059	4%	2.50%	12	7,218	79,703	11,657	15,834	2,316
2031	31,410	4%	20%	6	37,692	25,022	4%	2.50%	6	3,753	41,446	6,062	7,624	1,115
2032	32,667	4%	20%	1	6,533	26,023	4%	2.50%	1	651	7,184	1,051	1,224	179
Total					12,696,318					1,264,252	13,960,570	2,180,403	7,899,087	1,155,310

We consolidate Sanjiu into our consolidated financial statement based on FASB ASC 810-10-25 (FIN 46R). Since Sanjiu had ceased operation when we executed the lease agreement, we will consolidate the leased assets and the lease payment obligation, including the $362,450 (RMB 3,000,000) paid directly to the local government and the payments that were to be made directly to the local China Social Security Administration to satisfy all of the pension and unemployment insurance payments that were required in connection with the original Sanjiu employees in our consolidated financial statements.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Pension and Employee Benefits

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits.  The total provisions for such employee benefits was $19,846 and $15,510 for the year ended December 31, 2009 and 2008, respectively.

Government Subsidies

The Company records government grants as current liabilities upon reception.   A government subsidy revenue is recognized only when there is reasonable assurance that the Company has complied with all conditions attached to the grant.  The Company recognized government subsidy of $73,090 and $0 for the year ended December 31, 2009 and 2008, respectively.

Income Taxes

The Company accounts for income tax in accordance with FASB ASC 740-10-25, which requires the asset and liability approach for financial accounting and reporting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company has accumulated deficit in its operation.  Because there is no certainty that we will realize taxable income in the future, we did no record any deferred tax benefit as a result of these losses.

Effective January 1, 2007, the Company adopted a new FASB guidance, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The new FASB guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The new FASB guidance also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition.  In accordance with the new FASB guidance, the Company performed a self-assessment and concluded that there were no significant uncertain tax positions requiring recognition in its consolidated financial statements.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Statutory Reserves

Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years’ losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital.  Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings.  The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.  Beginning from January 1, 2006, enterprise is no more required to make appropriation to the statutory public welfare fund.  The Company does not make appropriations to the discretionary surplus reserve fund.

Since the Company has been accumulating deficiency, no contribution has been made to statutory surplus reserve fund and statutory public welfare reserve fund to date. The company will be required to make contribution to the statutory surplus reserve fund and statutory public welfare reserve fund upon the achievement of positive retained earnings, which means elimination of accumulated deficit and making further positive net income.

Comprehensive Income

FASB guidance establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation.  This comprehensive income is not included in the computation of income tax expense or benefit.

Segment Reporting

FASB guidance establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in two principal business segments.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (Loss) Per Share

The Company reports earnings per share in accordance with FASB guidance, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share.  Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period.  Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There are no potentially dilutive securities outstanding (options and warrants) for the years ended December 31, 2009 and 2008, respectively.

Fair Value of Measurements

Accounting principles generally accepted in the United States define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

	Level 1:	Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:
Input other than quoted market prices that are observable, either directly or indirectly, and reasonably available.  Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

	Level 3:	Unobservable inputs. Unobservable inputs reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.  Availability of observable inputs can vary and is affected by a variety of factors.  The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions.  The ASU is effective beginning January 1, 2011. We are currently evaluating the impact of this standard on our financial position and results of operations.

In October 2009, the FASB issued ASU No. 2009-14, Certain Revenue Arrangements That Include Software Elements—a consensus of the FASB Emerging Issues Task Force, that reduces the types of transactions that fall within the current scope of software revenue recognition guidance. Existing software revenue recognition guidance requires that its provisions be applied to an entire arrangement when the sale of any products or services containing or utilizing software when the software is considered more than incidental to the product or service. As a result of the amendments included in ASU No. 2009-14, many tangible products and services that rely on software will be accounted for under the multiple-element arrangements revenue recognition guidance rather than under the software revenue recognition guidance. Under the ASU, the following components would be excluded from the scope of software revenue recognition guidance:  the tangible element of the product, software products bundled with tangible products where the software components and non-software components function together to deliver the product’s essential functionality, and undelivered components that relate to software that is essential to the tangible product’s functionality. The ASU also provides guidance on how to allocate transaction consideration when an arrangement contains both deliverables within the scope of software revenue guidance (software deliverables) and deliverables not within the scope of that guidance (non-software deliverables). The ASU is effective beginning January 1, 2011. We are currently evaluating the impact of this standard on our financial position and results of operations.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In December 2007, the FASB amended its guidance on accounting for business combinations. The new accounting guidance resulted in a change in our accounting policy effective January 1, 2009, and is being applied prospectively to all business combinations subsequent to the effective date. Among other things, the new guidance amends the principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. It also establishes new disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. The adoption of this new accounting policy did not have a significant impact on our consolidated financial statements.

In December 2007, the FASB issued new accounting and disclosure guidance related to noncontrolling interests in subsidiaries (previously referred to as "minority interests"), which resulted in a change in our accounting policy effective January 1, 2009. Among other things, the new guidance requires that a noncontrolling interest in a subsidiary be accounted for as a component of equity separate from the parent's equity, rather than as a liability. The new guidance is being applied prospectively, except for the presentation and disclosure requirements, which have been applied retrospectively. The adoption of this new accounting policy did not have a significant impact on our consolidated financial statements

In December 2007, the FASB issued new accounting guidance that defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. It also establishes the appropriate income statement presentation and classification for joint operating activities and payments between participants, as well as the sufficiency of the disclosures related to those arrangements. This new accounting guidance was effective for our Company on January 1, 2009, and its adoption did not have a significant impact on our consolidated financial statements.

In February 2007, the FASB issued new accounting guidance that permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. This new accounting guidance was effective for our Company on January 1, 2008. The Company did not elect the fair value option for any financial instruments or other items permitted under this guidance; therefore, its adoption had no impact on our consolidated financial statements.

In September 2006, the FASB issued new accounting guidance that defines fair value, establishes a framework for measuring fair value, and expands disclosure requirements about fair value measurements. However, in February 2008, the FASB delayed the effective date of the new accounting guidance for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until January 1, 2009. The accounting guidance related to recurring fair value measurements was effective for our Company on January 1, 2008. The adoption of this accounting guidance did not have a significant impact on our consolidated financial statements.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6-	PREPAID EXPENSES

	Prepaid expenses consist of the following:
		December 31,	December 31,
		2009	2008

	Machinery and parts	$-	$10,664
	Raw materials and supplies	285,106	16,129
	Packing and supply materials	221,842	103,727
	Project advance	-	7,878
	Prepaid office expenses	44	-
	Total	$506,992	$138,398

Note 7-	INVENTORIES

	Inventory-short-term consist of following:
		December 31,	December 31,
		2009	2008

	Finished goods	$769,619	$1,131,381
	Work-in-progress	1,789,276	1,564,281
	Raw materials	51,910	95,218
	Supplies and packing materials	83,791	168,715
		$2,694,596	$2,959,595

Note 8-	PROPERTY, PLANT AND EQUIPMENT (restated)

	The following is a summary of property, plant and equipment:
		December 31,	December 31,
		2009	2008

	Building and warehouses	$2,963,873	$2,913,855
	Machinery and equipment	1,857,877	1,820,095
	Office equipment and furniture	194,394	191,029
	Motor vehicles	329,815	491,005
	Leased Assets	2,159,053	2,153,698
		7,505,012	7,569,682

	Less: Accumulated depreciation	(2,914,467)	(2,534,754)
		4,590,545	5,034,928

	Add: Construction in progress	41,153	12,231

	Total	$4,631,698	$5,047,159

	Depreciation expense charged to operations was $339,782 and $330,057 for the years ended December 31, 2009 and 2008, respectively.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9-	INTANGIBLE ASSETS

	The following is a summary of intangible assets, less amortization:

			December 31,	December 31,
			2009	2008

	Land use right		$58,616	$58,471
	Trade Mark of "Xidenghui"		65,816	65,653
	Trade Mark of "Baishui Du Kang"		24,133	24,073
	Total intangible assets		148,565	148,197

	Less: Accumulated amortization		(82,109)	(72,114)

	Total intangible assets, net		$66,456	$76,083

	Amortization expense charged to operations was $9,810 and $9,639 for the years ended December 31, 2009 and 2008, respectively.

Note 10-	DUE FROM RELATED PARTIES

	Due from related parties consists of the following:

			December 31,	December 31,
	Name of Related Party	Description	2009	2008

		Non-consolidated
	Shaanxi Yellow-river Wetlands Park Co., Ltd.	subsidiary	$738,606	$116,717
	Shaanxi Baishui Dukang Trade Co., Ltd.	Affiliate	-	48,332
	Shaanxi Gurong Agriculture Development Co., Ltd.	Affiliate	372,960	-
	Ms. Fenying Nie	Director	-	41,580
	Mr. Yongsheng Wang	CEO	-	21,884
	Total		$1,111,566	$228,513

Note 11-	ACCRUED EXPENSES

	Accrued expenses consist of the following:

			December 31,	December 31,
			2009	2008

	Accrued payroll		$27,357	$29,374
	Accrued employee benefits		60,490	63,331
	Accrued office expenses		4,699	3,922
	Total		$92,546	$96,627

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12-	DUE TO RELATED PARTIES

	Due to related parties consists of the following:
			December 31,	December 31,
	Name of Related Party	Description	2009	2008

	Shaanxi Dukang Group Co., Ltd.	Affiliate	$588,857	$471,244
	Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd.	Affiliate	33,543	33,512
	Shaanxi Baishui Dukang Marketing Management Co., Ltd.	Affiliate	12,867	1,179
	Shaanxi Baishui Dukang Commercial and Trade Co., Ltd.	Affiliate	72,206	72,853
	Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd.	Affiliate	1,268,456	876,721
	Shaanxi Changjiang electric power and Energy sources Co., Ltd.	Affiliate	-	291,792
	Shaanxi Baishui Dukang Trade Co., Ltd.	Affiliate	162,074	-
	Shanxi Lantian Fuping Investment Co., Ltd.	Affiliate	292,517	-
	Mr. Hongjun Zhang	Shareholder	3,189,801	3,058,821
	Mr. Guoqi Diao	Prior director of Xidenghui	393,082	392,107
	Ms. Ping Li	Secretary of the Board	582,884	581,438
	Mr. Pingjun Nie	Shareholder	4,391,159	4,380,268
	Ms. Hong Ge	Prior director of Xidenghui	264,648	263,991
	Mr.Hailong Tian	Prior director of Xidenghui	2,767,544	2,760,680
	Ms. Ming Chen	Shareholder	296,307	355,761
	Mr. Shengli Wang	Prior director of Xidenghui	779,963	778,029
	Total		$15,095,908	$14,318,396

Note 13-	SALES OF LIQUOR TO RELATED PARTY (restated)

The Company generally sells liquor to liquor distributors. Some of these liquor distributors are our affiliates, which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors and principal shareholders of the Company.  The amount sold to these affiliates follows:

			For the Year Ended
			December 31,
	Name of Related Party	Description	2009	2008

	Shaanxi Dukang Group Co., Ltd.	Affiliate	$594,731	$252,813
	Shaanxi Baishui Dukang Marketing Management Co., Ltd.	Affiliate	72,149	117,370
	Shaanxi Baishui Dukang Commercial and Trade Co., Ltd.	Affiliate	1,538	44,608
	Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd.	Affiliate	129,866	321,127
	Shaanxi Baishui Dukang Trade Co., Ltd. a/k/a Shanxi Baishui Shiye Co., Ltd.	Affiliate	98,772	118,797
			$897,056	$854,715

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14-	BANK LOANS

	Bank loan consists of the following as of December 31, 2009:

		Loan		Monthly	Guaranteed
	Financial Institutions	Amount	Duration	Interest Rate	By

	Baishui Branch of Agriculture Bank of China	$292,360	01/20/2009-01/19/2010	5.753‰	Liquor Base

	Total	$292,360

Interest expense charged to operations for this bank loan was $18,780 for the year ended December 31, 2009. The weighted-average outstanding bank loan balance is $292,360; and the weighted-average monthly interest rate is 5.753‰. The Company subsequently paid off this loan in January 2010.

Note 15-	SEGMENT REPORTING (restated)

The Company operates in two reportable business segments that are determined based upon differences in products and services. Summarized information by business segment for the year ended December 31, 2009 and 2008 is as follows:

		For the Year Ended
		December 31,
		2009	2008
	REVENUE
	Sales of Liquor	$1,059,694	$953,751
	License Fees	927,965	189,444

	COST OF SALES
	Sales of Liquor	$1,091,224	$860,959
	License Fees	-	-

	GROSS PROFITS
	Sales of Liquor	$(31,530)	$92,792
	License Fees	927,965	189,444

		December 31,	December 31,
		2009	2008

	TOTAL ASSETS OF LIQUOR PRODUCTION AND DISTRIBUTION	$7,582,672	$7,666,209

	TOTAL ASSETS OF BRAND NAME FRANCHISE	$1,513,335	$253,988

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15-	SEGMENT REPORTING (restated) (continued)

	Major Customers (restated)

	There were five major customers who made sales approximately 5% or more of the Company’s total sales as summarized in the following:

		For the Year Ended December 31,
		2009		2008
	Major		Percentage of		Percentage of
	Customer	Revenue	Total Revenue	Revenue	Total Revenue
	Shaanxi Dukang Group Co., Ltd.	$594,731	29.92%	$252,813	22.11%
	Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd.	129,866	6.53%	321,127	28.09%
	Shaanxi HuangMaJia Wuliu Co., LTD	122,026	6.14%	-	-
	Shaanxi Baishui Dukang Marketing Management Co., Ltd.	72,149	3.63%	117,370	10.27%
	Shaanxi Baishui Dukang Trade Co., Ltd. a/k/a Shanxi Baishui Shiye Co., Ltd.	98,772	4.97%	118,797	10.39%
	Total	$1,017,544	51.19%	$810,107	70.86%

	Major Suppliers

	There were eight major customers who made sales approximately 5% or more of the Company’s total sales as summarized in the following:

		For the Year Ended December 31,
		2009		2008
	Major		Percentage of		Percentage of
	Suppliers	Purchase	Total Purchase	Purchase	Total Purchase
	Sichuan Yibingong Mould Factory Co., Ltd.	$-		$202,445	22.57%
	Sichuan Yibin Huanqiu Gelas Glass Manufacturing Co., Ltd.	82,499	14.25%	88,570	9.88%
	Wenxi County Hongye Glass Co., Ltd.	97,543	16.85%	71,431	7.96%
	Yuncheng Aofeng Glass Co., Ltd.	75,572	13.06%	-	-
	Hunan Xinshiji Taochi Co., Ltd.	53,303	9.21%	-	-
	Xi'an Global Co., Ltd.	33,569	5.80%	-	-
	Xi'an Huanqiu	-	-	62,194	6.93%
	Wuxi Jiasheng printing	7,044	1.22%	59,243	6.61%
	Total	$349,530	60.39%	$483,883	53.95%

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16-	INCOME TAX

The Company’s PRC subsidiaries, Huitong, Xidenghui, Dukang, and Brand Management, are governed by the Enterprise Income Tax Law of PRC concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws ("the Income Tax Laws").

	Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law has replaced the old laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”).

	The key changes are:

 a. The new standard EIT rate of 25% replaces the 33% rate applicable to both DES and FIEs, except for High Tech companies that pay a reduced rate of 15%;

 a. The new standard EIT rate of 25% replaces the 33% rate applicable to both DES and FIEs, except for High Tech companies that pay a reduced rate of 15%;

 b. Companies established before March 16, 2007 continue to enjoy tax holiday treatment approved by local government for a grace period of either for the next 5 years or until the tax holiday term is completed, whichever is sooner.

In addition, the new EIT also grants tax holidays to entities operating in certain beneficial industries, such as the agriculture, fishing, and environmental protection. Entities in beneficial industries enjoy a three-year period tax exempt and a three-year period with 50% reduction in the income tax rates.

	The Company’s PRC subsidiaries, Huitong Xidenghui, Dukang, and Brand Management are subject to effective income tax rate of 25% beginning from January 1, 2008.

	The provision for income taxes consisted of the following:
		For the Year Ended
		December 31,
		2009	2008
	Provision for US Income Tax	$-	$-
	Provision for PRC national income tax *	112,161	-
	Provision for PRC local income tax	-	-
	Total provision for income taxes	$112,161	$-

	* While the Company occurred a loss in both 2009 and 2008, one of our subsidiary, Brand Management, occurred a profit in 2009 and accordingly accrued a income tax of $112,161.

	The following table reconciles the PRC statutory rates to the Company’s effective tax rate:

		For the Year Ended
		December 31,
		2009	2008

	U.S. Statutory rate	34.00%	34.00%
	Foreign income not recognized in USA	-34.00%	-34.00%
	PRC income tax rate	25.00%	25.00%
	Effect of tax holiday	-25.00%	-25.00%
	Effective income tax rate	0.00%	0.00%

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16-	INCOME TAX (continued)

	The provision for income taxes consisted of the following:
		For the Year Ended
		December 31,
		2009	2008
	Current Income Tax *	$112,161	$-
	Deferred Income Tax	-	-
	Total provision for income taxes	$-	$-

	The components of deferred tax assets and deferred tax liabilities consisted of the following:

		For the Year Ended
		December 31,
		2009	2008
	Deferred Tax Assets
	Net operating loss carry-forward	$3,615,300	$3,779,805
	Less: valuation allowance	(3,615,300)	(3,779,805)
	Net deferred tax assets	$-	$-

		For the Year Ended
		December 31,
		2009	2008

	Deferred Tax Liabilities	$-	$-

As of December 31, 2009 and 2008, the Company had net operating losses of approximately $14,103,639 and $14,833,471 carried forward from prior years.  Although the PRC Income Tax Law allows the enterprises to offset their future taxable income with operating losses carried forward in a 5-year period, enterprises need approval from local tax authority before they can claim such tax benefit, and the outcome of the application is generally uncertain.  In addition, the Management believes that there is no certainty that the Company will realize taxable income in the future. Therefore, the Management established a 100% valuation allowance for the operation losses carried forward and no deferred tax assets have been recorded as a result of these losses.

Note 17-	STATEMENT OF CONSOLIDATED COMPRESENTATIVE INCOME (restated)

		For the Year Ended
		December 31,
		2009	2008

	Net income	$(517,109)	$(1,481,027)
	Other comprehensive income, net of tax:
	Effects of foreign currency conversion	(15,628)	(316,637)
	Total other comprehensive, not of tax	(15,628)	(316,637)
	Comprehensive income	(532,737)	(1,797,664)
	Comprehensive income attributable to
	the noncontrolling interest	(56,667)	(70,094)
	Comprehensive income attributable to
	China Du Kang Co., Ltd.	$(476,070)	$(1,727,570)

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18-	OWNERS' EQUITY

Amstar Financial Holdings, Inc. ("AFLH")

In February 2008, the Company effected a reverse stock split of its common stock in the ratio of 1:10.  The number of common stocks issued and outstanding immediately after the reverse stock split was 1,951,574. All share and per share information included in these consolidated financial statements have been adjusted to reflect this reverse stock split.

In February 2008, the Company issue post split 8,800,000 shares of common stock to a shareholder for $260,000. Since this issuance happened before the reverse merge, the transactions have no affect on the consolidated financial statements presented.

In February 2008, the Company issue post split 362,214 shares of common stock to a shareholder for it consultant services. Since this issuance happened before the reverse merge, the transactions have no affect on the financial statements presented.

In February 2008, the Company issue post split 1,000,000 shares of common stock to an consultant and the Company security legal counsel for their consultant services. Since this issuance happened before the reverse merge, the transactions have no affect on the financial statements presented.

In February 2008, the Company issued post split 88,000,000 shares of its common stock to acquire 100% of Merit's equity ownership interest, thereby causing Merit to become a wholly-owned subsidiary of the Company.

Hong Kong Merit Enterprise Limited ("Merit")

The Articles of Incorporation authorized Merit to issue 10,000 shares of common stock with a par value of $0.128 (HK$ 1.00).  Upon formation of the Company, one share of common stock was issued for $0.128 (HK$ 1.00) on September 8, 2006.

In January 2008, the shareholders contributed $136,722 (RMB 1,000,000) as additional paid-in capital for the acquisition of Huitong. The proceed was subsequently paid to the prior owners of Huitong.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18-	OWNERS' EQUITY (continued)

Shaanxi Huitong Food Development Co., Ltd. ("Huitong")

In accordance with the Articles of Incorporation of Huitong, the registered capital at the date of incorporation on August 9, 2007 was $136,722 (RMB1,000,000), which was fully paid in cash by two individual owners.

Shaanxi Xidenghui Technology Stock Co., Ltd. ("Xidenghui")

In accordance with the Articles of Incorporation of Xidenghui, the registered capital at the date of incorporation on March 29, 2001 was $5,557,569 (RMB46,000,000).  Upon formation of Xidenghui, owners  contributed cash of $1,915,549 (RMB 15,855,000) and properties of $3,642,020 (RMB 30,145,000) into Xidenghui toward registered capital.

On December 15, 2001, Xidenghui amended its Bylaws to increase its registered capital to $10,825,176 (RMB 89,600,000). New owners contributed cash of $ 5,076,717(RMB 42,020,000) and property of $190,890 (RMB 1,580,000) into Xidenghui toward registered capital.

On March 1, 2005, Xidenghui amended its Bylaws to increase its registered capital to $19,485,320 (RMB 161,280,000).

Shaanxi Baishui Dukang Liquor Co., Ltd. ("Baishui Dukang")

In accordance with the Articles of Incorporation of Baishui Dukang, the registered capital at the date of incorporation on March 1, 2002 was $362,450 (RMB3,000,000), , which was fully paid in cash by two individual owners.

On May 15, 2002, Baishui Dukang amended its Bylaws to increase its registered capital to $4,832,669 (RMB 40,000,000).  A new owner, Xidenghui, contributed properties of $4,470,219 (RMB 37,000,000) to Baishui Dukang toward registered capital, and owns 90.51% equity ownership interest in Baishui Dukang.

Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management")

In accordance with the Articles of Incorporation of Brand Management, the registered capital at the date of incorporation on November 12, 2007 was $136,722 (RMB1,000,000), which was fully paid in cash by two individual owners.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 19-	COMMITMENTS AND CONTINGENCIES

Contingent Liability from Prior Operation

Prior to the merger with Hong Kong Merit Enterprise Limited on February 11, 2008, the Company has not been active since discontinuing its financial service operations by December 31,2007.  Management believes that there are no valid outstanding liabilities from prior operations. If a creditor were to come forward and claim a liability, the Company has committed to contest such claim to the fullest extent of the law.  No amount has been accrued in the financial statements for this contingent liability.

The Company’s assets are located in PRC and revenues are derived from operations in PRC.

In terms of industry regulations and policies, the economy of PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of Land Use Rights. The Chinese government also exercises significant control over PRC’s economic growth through the allocation of resources and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.

The Company faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state.  Its political and economic systems are very different from the more developed countries and are in a state of change.  The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States.  Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

(b)	Exhibits

             The following exhibits are filed herewith unless otherwise indicated:

EXHIBIT TABLE

10-K
(1) Underwriting agreement	N/A
(2) Plan of acquisition, reorganization, arrangement, liquidation or succession*	*
(3) (i) Articles of incorporation	*
(ii) By-laws	*
(4) Instruments defining the rights of security holders, including indentures	*
(5) Opinion re legality	N/A
(6) [Reserved]	N/A
(7) Correspondence from an independent accountant regarding non-reliance on a previously issued audit report or completed interim review	---
(8) Opinion re tax matters	---
(9) Voting trust agreement	X
(10) Material contracts
(11) Statement re computation of per share earnings	X
(12) Statements re computation of ratios	X
(13) Annual report to security holders, Form 10-Q or quarterly report to security holders3	X
(14) Code of Ethics	X
(15) Letter re unaudited interim financial information	---
(16) Letter re change in certifying accountant4	N/A
(17) Correspondence on departure of director	---
(18) Letter re change in accounting principles	N/A

(19) Report furnished to security holders	---
(20) Other documents or statements to security holders	---
(21) Subsidiaries of the registrant	*
(22) Published report regarding matters submitted to vote of security holders	N/A
(23) Consents of experts and counsel
(24) Power of attorney	*
(25) Statement of eligibility of trustee	---
(26) Invitations for competitive bids	---
(27) through (30) [Reserved]
(31) (i) Rule 13a-14(a)/ 15d-14(a) Certifications (ii) Rule 13a-14(d)/ 15d-14(d) Certifications
(32) Section 1350 Certifications6
(33) Report on assessment of compliance with servicing criteria for asset-backed issuers
(34) Attestation report on assessment of compliance with servicing criteria for asset-backed securities
(35) Servicer compliance statement	X
(36) through (98) [Reserved]	N/A
(99) Additional exhibits	N/A
(100) XBRL-Related Documents	N/A

__________________________

SIGNATURES

In accordance with the requirements of the Section 12 of the Securities Act of 1934, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form 10 in the city of Xi’An, Shaanxi Province, Peoples Republic of China  April 19, 2010.

China Du Kang Co. LTD.

/s/ Wang Yong Sheng
By:Wang Yong Sheng
Title: President & CEO, Director

China Du Kang Co. LTD.

/s/ Liu Su Ying
By: Liu Su Ying
Title: Chief Financial Officer,

In accordance with the requirements of the Securities Exchange Act of 1934, this Form 10 was signed by the following persons in the capacities and on the date stated.

/s/ Wang Yong Sheng
By: Wang Yong Sheng
Title: President,CEO, and Director

/s/ Liu Su Ying
By: Liu Su Ying

Date: April 19, 2010

A Majority of the Board of Directors

/s/ Wang Yongsheng
By: Wang Yongsheng
Title: President,CEO, and Director

/s/ Liu Su Ying
By: Liu Su Ying
Title: CFO,

/s/ Nie Fen Ying
By: Nie Fen Ying
Title: Director

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA DU KANG CO. LTD.

Dated: April 19, 2010	By:	/s/ Wang Youngsheng
Name: Wang Youngsheng
Title: Chief Executive Officer